As filed with the Securities and Exchange Commission on June 8, 2010

Registration No. 333-164926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennedy-Wilson Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6531	20-4743916
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9701 Wilshire Blvd., Suite 700

Beverly Hills, CA 90212

(310) 887-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. McMorrow

Chief Executive Officer

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Blvd., Suite 700

Beverly Hills, CA 90212

(310) 887-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald Chizever, Esq.

Lawrence Venick, Esq.

Loeb & Loeb LLP

10100 Santa Monica Blvd., Suite 2200

Los Angeles, CA 90067

(310) 282-2000

(310) 282-2200 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share, underlying Warrants	4,993,471(2)(1)	$9.31(4)	$46,489,215.01(4)	(8)
Common Stock, $0.0001 par value per share	4,618,690(3)(1)	(7)	(7)	(8)
Warrants	4,993,471(5)	(6)	(6)	(6)

(1)	In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving Common Stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2)	Represents shares of Common Stock of the registrant underlying warrants being registered for resale that have been issued in connection with a private placement.
(3)	Represents shares of the Common Stock of the registrant being registered for resale that have been issued to the selling stockholders named in this registration statement.
(4)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low price of the common stock of the registrant as reported on NYSE Amex on February 10, 2010.
(5)	Represents warrants of the registrant being registered for resale that have been issued to the selling stockholders named in this registration statement.
(6)	Pursuant to Rule 457(g) of the Securities Act of 1933, as amended, no separate registration fee is required with respect to the Warrants.
(7)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price with respect to 4,070,028 shares is based on the average high and low price of the common stock of the registrant as reported on Amex NYSE on February 10, 2010, which was $9.31. The offering price with respect to 500,000 shares is based on the average high and low price of the common stock of the registrant as reported on the NYSE on April 16, 2010, which was $10.93. The offering price with respect to 48,662 shares is based on the average high and low price of the common stock of the registrant as reported on the NYSE on June 4, 2010, which was $10.95.
(8)	Previously paid.

Pursuant to Rule 429, this registration statement is a post-effective amendment of registration statement no. 333-145110 and contains a combined prospectus that covers 10,666,529 shares of common stock registered on the registrant’s registration statement no. 333-145110, as more specifically set forth below, in addition to 9,612,161 shares of common stock being registered hereunder with respect to the secondary offering made by the Selling Security Holders as set forth above, for a total of 20,278,690 shares of common stock, and 4,993,471 warrants being registered hereunder as set forth above.

Title of class of securities registered on Registration Statement No. 333-145110	Amount registered on Registration Statement No. 333-145110
Common Stock, $0.0001 par value per share underlying Warrants	10,666,529 shares (1)(2)

(1)	In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2)	Represents shares of common stock issuable upon the exercise of warrants which were issued in our initial public offering pursuant to a prospectus dated November 14, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 8, 2010

PROSPECTUS

20,278,690 Shares of Common Stock

4,993,471 Warrants

This prospectus also relates to an offering of 4,993,471 warrants to be offered by the Selling Security Holders. In addition, this prospectus relates to an offering of 20,278,690 shares of common stock to be offered by the Selling Security Holders consisting of:

•

4,993,471 shares of common stock that may be sold from time to time by the Selling Security Holders, which are issuable upon the exercise of outstanding warrants issued in a private placement to our founding stockholders;

•	10,666,529 shares of our common stock which are issuable upon the exercise of outstanding warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007; and

•	4,618,690 shares of common stock that may be sold from time to time by the Selling Security Holders.

Initially, we issued 5,250,000 warrants, or the sponsor warrants, in a private placement to our founding stockholders and 25,000,000 warrants, or the public warrants, in our initial public offering. In connection with our merger with Kennedy-Wilson, Inc., on November 13, 2009, we redeemed an aggregate of 12,500,000 warrants, of which 12,243,471 were public warrants. In April 2010, we repurchased an aggregate of 2,090,000 warrants. As of May 28, 2010, there are 4,993,471 sponsor warrants and 10,666,529 public warrants outstanding.

The prices at which the Selling Security Holders may sell their securities will be determined by the prevailing market price for the securities or pursuant to privately negotiated transactions. Information regarding the Selling Security Holders and the times and manner in which they may offer and sell the securities under this prospectus is provided under “Selling Security Holders” in this prospectus.

We will not receive any of the proceeds from the sale of the securities by the Selling Security Holders under this prospectus, although we could receive up to $62,418,387.50 upon the exercise of all of the warrants held by the Selling Security Holders and $133,331,612.50 upon the exercise of all of the outstanding warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007. Any amounts we receive from such exercises will be used for general working capital purposes.

Our common stock trades on the New York Stock Exchange, or the NYSE, under the symbol “KW.” On May 28, 2010, the closing sale price of our common stock was $11.03 per share.

Investing in the common stock involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise specified or the context otherwise requires, references in this prospectus to “we”, “us”, “our” or “Company” refer to Kennedy-Wilson Holdings, Inc. together with its subsidiaries and affiliated entities.

Our Company

Kennedy-Wilson Holdings, Inc. is a holding company whose primary business operations are conducted through its wholly owned subsidiary, Kennedy-Wilson, Inc.

Kennedy-Wilson Holdings, Inc. was incorporated in Delaware on July 9, 2007, under the name “Prospect Acquisition Corp.” as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the financial services industry.

On November 13, 2009, KW Merger Sub Corp., a wholly owned subsidiary of Prospect Acquisition Corp., merged with and into Kennedy-Wilson, Inc., resulting in Kennedy-Wilson, Inc. becoming a wholly owned subsidiary of Prospect Acquisition Corp. Promptly after the merger, we changed our name to “Kennedy-Wilson Holdings, Inc.”

Prior to the business combination with Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc. had no operating business.

Founded in 1977, Kennedy-Wilson, Inc. is a diversified, international real estate company that provides investment and real estate services. Kennedy-Wilson, Inc. has grown from an auction business in one office into a vertically-integrated operating company with over 300 professionals in 21 offices throughout the U.S. and Japan. Kennedy-Wilson, Inc. is an industry leader, currently owning real estate (through its closed-end funds and joint ventures) and managing over 40 million square feet of residential, multifamily and commercial real estate, including 10,000 apartment units, throughout the U.S. and Japan.

Our Industry

Our business covers various segments that compose the real estate investments and services industries. Our operations within the real estate investments and services industries are defined by two core business units:

•

KW Investments: We formalized our investing activities in 1999 by creating an investment arm, KW Investments. Through this investment arm, we co-invest through separate accounts and closed-end funds in the acquisition of real estate including office, multi-family, loans, retail, hotels, residential condominiums and land for development. We aim to create value with our hands-on approach and seek to harvest value through an exit strategy which is established at the time of acquisition. KW Investments consists of more than 20 investment professionals whose time is dedicated to sourcing, analyzing, executing and managing fund and joint venture investments. In June 2009, we formed KW Capital Markets with the primary function of raising private and institutional capital, assisting with investor relations, and managing other strategic initiatives.

•

KW Services: Through our services group, KW Services, we offer a comprehensive line of real estate services for the full life-cycle of real estate ownership and investment. KW Services provides property management, auction marketing, brokerage, construction and trust management services to financial institutions, other institutional clients and individual investors. Through our extensive network of property managers and brokers, KW Services provides access to real-time market knowledge and trends, along with proprietary deal flow to KW Investments.

Our Competitive Position

We compete with a range of both local and national real estate firms, individual investors and corporations. Because of our unique combination of businesses, we compete with brokerage and property management companies as well as companies that invest in real estate and distressed notes. The brokerage and property management businesses are both highly fragmented and competitive. We compete with real estate brokerage companies on the basis of our relationship with property owners, quality of service, and commissions charged. We compete with property management and leasing firms also on the basis of our relationship with clients, the range and quality of services provided, and fees and commissions charged. Our investment operations compete to varying degrees with real estate investment partnerships and other investment companies. We compete with these other investors on the basis of our relationship with the sellers and our ability to close an investment transaction in a short time period at competitive pricing.

Our Strengths

We believe we have a unique platform from which to execute our investment and services strategy due to the fact we have both an auction business and an investment platform. We believe that our platform provides significant competitive advantages over other real estate buyers operating stand-alone or investment-focused firms and may allow us to generate superior risk-adjusted returns. Our investment strategy focuses on investments that offer significant appreciation potential through intensive property management, leasing, repositioning, redevelopment and the opportunistic use of capital.

Our Strategy and Target Markets

Our investment style and philosophy has been consistent over the past decade and seeks to drive the ongoing strategy for future investments. The three core fundamentals include:

•	Significant proprietary deal flow from an established network of industry relationships;

•	Focus on a systematic research process with a disciplined approach to investing; and

•	Superior in-house operating execution.

Our initial target submarkets, which include southern California, the San Francisco Bay area, the Puget Sound area (Greater Seattle), Hawaii and the Greater Tokyo area, share certain similar characteristics that we believe can create investment opportunities. Among these commonalities are dense populations, high barriers to entry, scarcity of land and supply constraints.

We believe that real estate is a local business. With this in mind, we intend to continue to focus on the markets that we know well through both our investment experience and service businesses. We intend to continue to target markets that we have been successful in historically due to our in-depth knowledge and relationships.

Our Executive Offices

Our principal executive offices are located at 9701 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212 and our telephone number is (310) 887-6400. Our website is http://www.KennedyWilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING

Securities offered:	Up to 4,993,471 warrants. In addition, up to 20,278,690 shares of common stock, par value $0.0001, consisting of:

• 4,993,471 shares of common stock underlying warrants purchased by our founding stockholders in a private placement;

• 10,666,529 shares of common stock underlying warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007; and

•   4,618,690 shares of common stock purchased by our founding stockholders in a private placement and issued to certain of our officers and directors in connection with our merger with Kennedy-Wilson, Inc.

NYSE symbol:	KW

Use of Proceeds:	We will not receive any of the proceeds from the sale of the securities by the Selling Security Holders under this prospectus, although we could receive up to $62,418,387.50 upon exercise of all of the warrants held by the Selling Security Holders and $133,331,612.50 upon exercise of all of the outstanding warrants issued in our initial public offering pursuant to the prospectus dated November 14, 2007. Any amounts we receive from such exercised will be used for general working capital purposes.

Risk Factors:	An investment in our securities is subject to a number of risks. Before making an investment in our securities, you should carefully consider the risks referred to in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth our summary financial data for the periods indicated. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus. Historical financial information may not be indicative of our future performance and the results for the three months ended March 31, 2010, are not necessarily indicative of the results that may be expected for the full fiscal year.

	Year Ended December 31,			Three months ended March 31,
	2009	2008	2007	2010	2009
Statements of operations data:
Revenue	$86,235,000	$32,225,000	$33,393,000	$10,826,000	$12,483,000
Merger-related operating expenses	16,120,000	—	—	—	—
Other operating expenses	78,752,000	32,571,000	43,180,000	14,871,000	11,942,000
Equity in joint venture income (loss)	8,019,000	10,097,000	27,433,000	1,308,000	(192,000)
(Loss) income from continuing operations	(9,657,000)	667,000	9,037,000	(2,572,000)	(1,459,000)
(Loss) earnings per share from continuing operations	$(0.36)	$0.03	$0.47	$(0.08)	$(0.06)

As of March 31, 2010
Balance sheet data:
Cash and cash equivalents	$43,729,000
Investments in real estate and joint ventures	239,008,000
Total assets	333,354,000
Debt	127,083,000
Kennedy-Wilson equity	175,893,000
Total equity	176,406,000

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our common stock. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to Our Business

The success of our business is significantly related to general economic conditions and the real estate industry and, accordingly, our business has been and could continue to be harmed by the economic slowdown and downturn in real estate asset values, property sales and leasing activities.

Our business is closely tied to general economic conditions and the real estate industry. As a result, our economic performance, the value of our real estate and real estate secured notes, and our ability to implement our business strategies may be affected by changes in national and local economic conditions. The condition of the real estate markets in which we operate tends to be cyclical and related to the condition of the economy in the U.S. and Japan as a whole and to the perceptions of investors of the overall economic outlook. Rising interest rates, declining demand for real estate or periods of general economic slowdown or recession have had a direct negative impact on the real estate market in the past and a recurrence of these conditions in the U.S. or a deeper recession in Japan could result in a reduction in our revenues. In addition, the economic condition of each local market where we operate may be dependent on one or more industries. Our ability to change our portfolio promptly in response to economic or other conditions is limited. Certain significant expenditures, such as debt service costs, real estate taxes, and operating and maintenance costs are generally not reduced when market conditions are poor. These factors would impede us from responding quickly to changes in the performance of our investments and could adversely impact our business, financial condition and results of operations. We have experienced in past years, are currently experiencing, and expect in the future to be negatively impacted by, periods of economic slowdown or recession, and corresponding declines in the demand for real estate and related services, within the markets in which we operate. The current economic recession has been extraordinary for its worldwide scope, its severity and its impact on major financial institutions, among other aspects. The current recession and the downturn in the real estate market have resulted in and/or may continue to result in:

•	a general decline in rents due to defaulting tenants or less favorable terms for renewed or new leases;

•	fewer purchases and sales of properties by clients, resulting in a decrease in property management fees and brokerage commissions;

•	a decline in actual and projected sale prices of our properties resulting in lower returns on the properties in which we have invested;

•

higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans and mezzanine financing, all of which could increase costs and could limit our ability to acquire additional real estate assets; and

•	a decrease in the availability of lines of credit and other sources of capital used to purchase real estate investments and distressed notes.

We could lose part or all of our investment in the real estate properties we have interests in, which could have a material adverse effect on our financial condition and results of operations.

There is the inherent possibility in all of our real estate investments that we could lose all or part of our investment. Real estate investments are generally illiquid, which may affect our ability to change our portfolio in response to changes in economic and other conditions. Moreover, in our joint ventures and funds that invest in real estate, we may not be able to unilaterally decide the timing of the disposition of an investment, and as a result, may not control when and whether any gain will be realized or loss avoided. The value of our investments can also be diminished by:

•	civil unrest, acts of war and terrorism and acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses);

•

the impact of present or future legislation in the U.S. or in Japan (including environmental regulation, changes in laws concerning foreign ownership of property, changes in real estate tax rates, changes in zoning laws and laws requiring upgrades for disabled persons) and the cost of compliance with these types of legislation; and

•	liabilities relating to claims to the extent insurance is not available or is inadequate.

We may be unsuccessful in renovating the development properties we acquire resulting in investment losses.

Part of our investment strategy is to locate and acquire real estate assets that we believe are undervalued and to improve them to increase their resale value. We face risks arising from the acquisition of properties not yet fully developed or in need of substantial renovation or redevelopment, particularly the risk that we overestimate the value of the property and the risk that the cost or time to complete the renovation or redevelopment will exceed the budgeted amount. Such delays or cost overruns may arise from:

•	shortages of materials or skilled labor;

•	a change in the scope of the original project;

•	the difficulty in obtaining necessary zoning, land-use, environmental, building, occupancy and other governmental permits and authorization;

•	the discovery of structural or other latent defects in the property once construction has commenced; and

•	delays in obtaining tenants.

Any failure to complete a redevelopment project in a timely manner and within budget or to sell or lease the project after completion could have a material adverse effect upon our business, results of operation and financial condition.

We may not recover part or any of our investment in the mezzanine loans we make or acquire due to a number of factors including the fact that such loans are subordinate to the interests of senior lenders.

We have made and expect to continue to make or acquire mezzanine loans, which are loans that are secured by real property, but are subject to the interests of lenders who are senior to us. These mezzanine loans are considered to involve a high degree of risk compared to other types of loans secured by real property. This is due to a variety of factors, including that a foreclosure by the holder of the senior loan could result in its mezzanine loan becoming uncollectible. Accordingly, we may not recover the full amount, or any, of our investment in mezzanine loans. In addition, mezzanine loans may have higher loan to value ratios than conventional term loans.

Our operations in Japan subject us to additional social, political and economic risks associated with conducting business in foreign countries, which may materially adversely affect our business and results of operations.

One of our strategies for the future is to continue our operations and investments in Asia, particularly in Japan. In furtherance of this strategy, we expect to commit additional resources to expand our sales and marketing activities in Japan and expand our service offerings and products in selected markets throughout Asia.

If we are successful in implementing this strategy, the increased scope of our international operations may lead to more volatile financial results and difficulties in managing our businesses. This volatility and difficulty could be caused by, among other things, the following:

•	restrictions and problems relating to the repatriation of profits;

•	difficulties and costs of staffing and managing international operations;

•	the burden of complying with multiple and potentially conflicting laws;

•	laws restricting foreign companies from conducting business and unexpected changes in regulatory requirements;

•	the impact of different business cycles and economic instability;

•	political instability and civil unrest;

•

greater difficulty in perfecting our security interests, collecting accounts receivable, foreclosing on security and protecting our interests as a creditor in bankruptcies in certain geographic regions;

•	potentially adverse tax consequences;

•	share ownership restrictions on foreign operations;

•	Japanese property and income taxes, tax withholdings and tariffs; and

•	geographic, time zone, language and cultural differences between personnel in different areas of the world.

The current economic downturn has significantly affected countries throughout Asia, including Japan. The worldwide recession has led to falling stock prices and asset values in Asia and reduced economic growth prospects in Asia. Several property markets in Asia have been affected by real estate developments that resulted in an oversupply of completed or partially completed space. Property prices have fallen along with prices of other investments and asset values.

Our joint venture activities subject us to unique third-party risks, including risks that other participants may become bankrupt or take action contrary to our best interests.

We have utilized joint ventures for large commercial investments and real estate developments. We plan to continue to acquire interests in additional limited and general partnerships, joint ventures and other enterprises, collectively referred to herein as “joint ventures”, formed to own or develop real property or interests in real property or note pools. It is our strategy in Japan to invest primarily through joint ventures. We have acquired and may acquire minority interests in joint ventures and we may also acquire interests as a passive investor without rights to actively participate in management of the joint ventures. Investments in joint ventures involve additional risks, including the possibility that the other participants may become bankrupt or have economic or other business interests or goals which are inconsistent with ours, that we will not have the right or power to direct the management and policies of the joint ventures and that other participants may take action contrary to our instructions or requests and against our policies and objectives. Should a participant in a material joint venture act contrary to our interest, it could have a material adverse effect upon our business, results of operations and financial condition. Moreover, we cannot be certain that we will continue these investments, or that we can identify suitable joint venture partners and form new joint ventures in the future.

We purchase distressed notes that have a higher risk of default and delinquencies than newly originated loans and as a result, we may lose part or all of our investment in such notes.

We may purchase notes that are unsecured or secured by real or personal property. These notes are generally non-performing or sub-performing, and often are in default at the time of purchase. In general, the distressed notes we acquire are highly speculative investments and have a greater than normal risk of future defaults and delinquencies as compared to newly originated loans. Returns on loan investments depend on the borrower’s ability to make required payments or, in the event of default, our security interests, if any, and our ability to foreclose and liquidate whatever property may be securing the note. We cannot be sure that we will be able to collect on a defaulted loan or foreclose on security successfully or in a timely fashion. There may also be instances when we are able to acquire title to an underlying property and sell it, but not make a profit on its investment.

We may not be successful in competing with companies in the real estate services and investment industry, some of which may have substantially greater resources than we do.

Real estate services and investment businesses are highly competitive. Our principal competitors include both large multinational companies and national and regional firms, such as Jones Lang LaSalle, Inc. and CB Richard Ellis, Inc. Many of our competitors have greater financial resources and a broader global presence than we do. We compete with companies in the U.S., and to a limited extent, in Japan, with respect to:

•	selling commercial and residential properties on behalf of customers through brokerage and auction services;

•	leasing and property management, including construction and engineering services;

•	purchasing commercial and residential properties, as well as undeveloped land for our own account; and

•	acquiring secured and unsecured loans.

Our property management operations must compete with a growing number of national firms seeking to expand market share. There can be no assurance that we will be able to continue to compete effectively, maintain current fee levels or arrangements, continue to purchase investment property profitably or avoid increased competition.

If we are unable to maintain or develop new client relationships, our property management business and financial condition could be substantially impaired.

We are highly dependent on long-term client relationships and on revenues received for services under various property management agreements with third-party owners and related parties. A considerable amount of our revenues are derived from fees related to these agreements.

The majority of our property management agreements are cancelable prior to their expiration by the client for any reason on as little as 30 to 60 days’ notice. These contracts also may not be renewed when their respective terms expire. If we fail to maintain existing relationships, fail to develop and maintain new client relationships or otherwise lose a substantial number of management agreements, we could experience a material adverse change in our business, financial condition and results of operations.

Decreases in the performance of the properties we manage are likely to result in a decline in the amount of property management fees and leasing commissions we generate.

Our property management fees are generally structured as a percentage of the revenues generated by the properties that we manage. Similarly, our leasing commissions typically are based on the value of the lease commitments. As a result, our revenues are adversely affected by decreases in the performance of the properties we manage and declines in rental value. Property performance will depend upon, among other things, our ability to control operating expenses (some of which are beyond our control), and financial conditions generally and in the specific areas where properties are located and the condition of the real estate market generally. If the performance or rental values of the properties we manage decline, the management fees and leasing commissions we derive from such properties could be materially adversely affected.

Our leasing activities are contingent upon various factors including tenant occupancy and rental rates, which if adversely affected, could cause our operating results to suffer.

A significant portion of our property management business involves facilitating the leasing of commercial space. In certain areas of operation, there may be inadequate commercial space to meet demand and there is a potential for a decline in the number of overall lease and brokerage transactions. In areas where the supply of commercial space exceeds demand, we may not be able to renew leases or obtain new tenants for our owned and managed rental properties as leases expire. Moreover, the terms of new leases and renewals (including renovation costs or costs of concessions to tenants) may be less favorable than current leases. Our revenues may be adversely affected by the failure to promptly find tenants for substantial amounts of vacant space, if rental rates on new or renewal leases are significantly lower than expected, or if reserves for costs of re-leasing prove inadequate. We cannot be sure that we can continue to lease properties for our clients and for our own account in a profitable manner.

•	Our ability to lease properties also depends on:

•	the attractiveness of the properties to tenants;

•	competition from other available space;

•	our ability to provide for adequate maintenance and insurance and to pay increased operating expenses which may not be passed through to tenants;

•	the availability of capital to periodically renovate, repair and maintain the properties, as well as for other operating expenses; and

•	the existence of potential tenants desiring to lease the properties.

If we are unable to identify, acquire and integrate suitable acquisition targets, our future growth will be impeded.

Acquisitions and expansion have been, and will continue to be, a significant component of our growth strategy for the future. While maintaining our existing business lines, we intend to continue to pursue a sustained growth strategy by increasing revenues from existing clients, expanding the breadth of our service offerings, seeking selective co-investment opportunities and pursuing strategic acquisitions.

Our ability to manage our growth will require us to effectively integrate new acquisitions into our existing operations while managing development of principal properties. We expect that significant growth in several business lines occurring simultaneously will place substantial demands on our managerial, administrative, operational and financial resources. We cannot be sure that we will be able to successfully manage all factors necessary for a successful expansion of our business. Moreover, our strategy of growth depends on the existence of and our ability to identify attractive and synergistic acquisition targets. The unavailability of suitable acquisition targets, or our inability to find them, may result in a decline in business, financial condition and results of operations.

Our business is highly dependent upon the economy and real estate market in California which has recently experienced a significant downturn and is vulnerable to future decline.

We have a high concentration of our business activities in California. Consequently, our business, results of operations and financial condition are dependent upon general trends in the California economy and real estate market. The California economy has experienced a significant downturn in the current recession and a sustained decline in the value of California real estate. Real estate market declines in California have become so severe that the market value of a number of properties securing loans has become significantly less than the outstanding balances of those loans. Real estate market declines may negatively affect our ability to sell property at a profit. In addition, California historically has been vulnerable to certain natural disaster risks, such as earthquakes, floods, wild fires and erosion-caused mudslides. The existence of adverse economic conditions or the occurrence of natural disasters in California could have a material adverse effect on our business, financial condition and results of operations.

Our auction services business has historically been countercyclical and, as a result, our operating results may be adversely affected when general economic conditions are improving.

Our results of operations are dependent on the performance of our auction services group, which historically has been countercyclical. Our auction services group has recently experienced an increase in revenues due to, among other things, the substantial increase in the number of foreclosures stemming from the current economic crisis. Improvements in general economic conditions may cause auction service revenues to decrease, which could cause a material adverse impact on our results of operations.

We own real estate properties located in Hawaii, which subjects us to unique risks relating to, among other things, the current recession in Hawaii, Hawaii’s economic dependence on fluctuating tourism, the isolated location of Hawaii and the potential for natural disasters.

We conduct operations and own properties in Hawaii. Consequently, our business, results of operations and financial condition are dependent upon and affected by general trends in the Hawaiian economy and real estate market. The Hawaiian economy has experienced a significant downturn in the current recession and a sustained decline in the value of Hawaiian real estate. Real estate market declines may negatively affect our ability to sell property at a profit. In addition, Hawaii’s economy is largely dependent upon tourism, which is subject to fluctuation and has recently experienced a significant drop. Hawaii historically has also been vulnerable to certain natural disaster risks, such as tsunamis, hurricanes and earthquakes, which could cause damage to properties owned by us or property values to decline in general. Hawaii’s remote and isolated location also may create additional operational costs and expenses, which could have a material adverse impact on our financial results.

We have certain obligations in connection with our real estate brokerage services which could subject us to liability in the event litigation is initiated against us for an alleged breach of any such obligation.

As a licensed real estate broker, we and our licensed employees are subject to certain statutory due diligence, disclosure and standard-of-care obligations. Failure to fulfill these obligations could subject us or our employees to litigation from parties who purchased, sold or leased properties they brokered or managed. In addition, we may become subject to claims by participants in real estate sales claiming that we did not fulfill our statutory obligations as a broker.

We may become subject to claims for construction defects or other similar actions in connection with the performance of our property management services.

In our property management capacity, we hire and supervise third-party contractors to provide construction and engineering services for our properties. While our role is limited to that of a supervisor, we cannot be sure that we will not be subjected to claims for construction defects or other similar actions. Adverse outcomes of property management litigation could have a material adverse effect on our business, financial condition and results of operations.

Our properties may subject us to potential environmental liability.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cleanup of hazardous or toxic substances and may be liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by governmental entities or third parties in connection with the contamination. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances, even when the contaminants were associated with previous owners or operators. The costs of investigation, remediation or removal of hazardous or toxic substances may be substantial, and the presence of those substances, or the failure to properly remediate those substances, may adversely affect the owner’s or operator’s ability to sell or rent the affected property or to borrow using the property as collateral. The presence of contamination at a property can impair the value of the property even if the contamination is migrating onto the property from an adjoining property. Additionally, the owner of a site may be subject to claims by parties who have no relation to the property based on damages and costs resulting from environmental contamination emanating from the site.

In connection with the direct or indirect ownership, operation, management and development of real properties, we may be considered an owner or operator of those properties or as having arranged for the disposal or treatment of hazardous or toxic substances. Therefore, we may be potentially liable for removal or remediation costs.

Certain federal, state and local laws, regulations and ordinances also govern the removal, encapsulation or disturbance of asbestos-containing materials during construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of asbestos-containing materials, and third parties may seek recovery from owners or operators of real properties for personal injuries associated with asbestos-containing materials. We may be potentially liable for those costs for properties that we own. In the past, we have been required to remove asbestos from certain buildings that we own. There can be no assurance that in the future we will not be required to remove asbestos from our buildings or incur other substantial costs of environmental remediation.

Before consummating the acquisition of a particular piece of property, it is our policy to retain independent environmental consultants to conduct a thorough environmental review of the property to check for contaminants, including performing a Phase I environmental review. These assessments have included, among other things, a visual inspection of the properties and the surrounding area and a review of relevant federal, state and historical documents. To date, the assessments we have had done have not revealed any environmental liability that we believe would have a material adverse effect on our business, assets or results of operations as a whole, nor are we aware of any material environmental liability of the types described. Nevertheless, it is possible that the assessments we commissioned do not reveal all environmental liabilities or that there are material environmental liabilities of which we are currently unaware. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by tenants, by the condition of land or operations in the vicinity of those properties, or by unrelated third parties. We have not been notified by any governmental authority, and are not otherwise aware of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of our properties. There can be no assurance that federal, state and local agencies or private plaintiffs will not bring these types of actions in the future, or that those actions, if adversely resolved, would not have a material adverse effect on our business, financial condition and results of operations.

We may incur unanticipated expenses relating to laws benefiting disabled persons.

The Americans with Disabilities Act, or the ADA, generally requires that public accommodations such as hotels and office buildings be accessible to disabled people. We believe that our properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. If, however, our properties are not in compliance with the ADA, the U.S. federal government could fine us or private litigants could be awarded money damages. If we are required to make substantial alterations to one or more of our properties, our results of operations could be materially adversely affected.

We may incur significant costs complying with laws, regulations and covenants that are applicable to our properties and operations.

The properties in our portfolio and our operations are subject to various covenants and federal, state and local laws and regulatory requirements, including permitting and licensing requirements. Such laws and regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. There can be no assurance that existing laws and regulations will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Our failure to obtain required permits, licenses and zoning relief or to comply with applicable laws could have a material adverse effect on our business, financial condition and results of operations.

Our property insurance coverages are limited and any uninsured losses could cause us to lose part or all of our investment in our insured properties.

We carry comprehensive general liability coverage and umbrella coverage on all of our properties with limits of liability which we deem adequate and appropriate under the circumstances (subject to deductibles) to insure against liability claims and provide for the cost of legal defense. There are, however, certain types of extraordinary losses that may be either uninsurable, or that are not generally insured because it is not economically feasible to insure against those losses. Should any uninsured loss occur, we could lose our investment in, and anticipated revenues from, a property, which loss or losses could have a material adverse effect on our operations. Currently, we also insure some of our properties for loss caused by earthquake in levels we deem appropriate and, where we believe necessary, for loss caused by flood. We cannot be sure that the occurrence of an earthquake, flood or other natural disaster will not have a materially adverse effect on our business, financial condition and results of operations.

Risks Related to Our Company

If we are unable to raise additional debt and equity capital, our results of operations could suffer.

We depend upon third-party equity and debt financings to acquire properties through our investment business, which is a key driver of future growth. We estimate that in the next 12 to 18 months our acquisition plan will require between approximately $650 million and $1.3 billion in third-party equity and between approximately $1.3 billion and $2.6 billion in third-party debt. We expect to obtain debt financing from seller financing, the assumption of existing loans, government agencies and financial institutions. We expect to obtain equity financing from separate account investors and fund investors, which include pension funds, family offices, financial institutions, endowments and money managers. Our access to capital funding is uncertain. The current global economic crisis has resulted in a severe tightening of the credit markets as well as other sources of capital. Our inability to raise additional capital on terms reasonably acceptable to us could jeopardize the future success of our business.

The loss of one or more key personnel could have a material adverse effect on our operations.

Our continued success is dependent to a significant degree upon the efforts of our senior executives, who have each been essential to our business. Certain of our executives have employment contracts with us that are renewable annually. The departure of all or any of our executives for whatever reason or the inability of all or any of them to continue to serve in their present capacities or our inability to attract and retain other qualified personnel could have a material adverse effect upon our business, financial condition and results of operations. Our executives have built highly regarded reputations in the real estate industry. Our executives attract business opportunities and assist both in negotiations with lenders and potential joint venture partners and in the representation of large and institutional clients. If we lost their services, our relationships with lenders, joint ventures and clients would diminish significantly.

In addition, certain of our officers have strong regional reputations and they aid in attracting and identifying opportunities and negotiating for us and on behalf of our clients. In particular, we view the establishment and maintenance of strong relationships through certain officers as critical to our success in the Japanese market. As we continue to grow, our success will be largely dependent upon our ability to attract and retain qualified personnel in all areas of business. We cannot be sure that we will be able to continue to hire and retain a sufficient number of qualified personnel to support or keep pace with planned growth.

Our revenues and earnings may be materially and adversely affected by fluctuations in foreign currency exchange rates due to our international operations.

Our revenues from non-U.S. operations have been primarily denominated in the local currency where the associated revenues were earned. Thus, we may experience significant fluctuations in revenues and earnings because of corresponding fluctuations in foreign currency exchange rates. To date, our foreign currency exposure has been limited to the Japanese Yen. Due to the constantly changing currency exposures to which we will be subject and the volatility of currency exchange rates, there can be no assurance that we will not experience currency losses in the future, nor can we predict the effect of exchange rate fluctuations upon future operating results. Our management may decide to use currency hedging instruments from time to time including foreign currency forward contracts, purchased currency options (where applicable) and foreign currency borrowings. The economic risks associated with these hedging instruments include unexpected fluctuations in inflation rates, which could impact cash flow relative to paying down debt, and unexpected changes in our underlying net asset position. There can be no assurance that any hedging will be effective.

Our operating results are subject to significant volatility from quarter to quarter as a result of the varied timing and magnitude of our strategic acquisitions and dispositions.

We have experienced a fluctuation in our financial performance from quarter to quarter due in part to the significance of revenues from the sales of real estate on overall performance. The timing of purchases and sales of our real estate investments has varied, and will continue to vary, widely from quarter to quarter due to variability in market opportunities, changes in interest rates, and the overall demand for residential and commercial real estate, among other things. While these factors have contributed to us experiencing increased operating income and earnings in the fourth quarter in past years, there can be no assurance that we will continue to perform better in the fourth quarter.

In addition, the timing and magnitude of brokerage commissions paid to us may vary widely from quarter to quarter depending upon overall activity in the general real estate market and the nature of our brokerage assignments, among other things.

We have in the past and may continue in the future to incur significant amounts of debt to finance acquisitions, which could negatively affect our cash flows and subject our properties or other assets to the risk of foreclosure.

We have historically financed new acquisitions and property purchases with cash derived from secured and unsecured loans and lines of credit. For instance, we typically purchase real property with loans secured by a mortgage on the property acquired. We anticipate continuing this trend. We do not have a policy limiting the amount of debt that we may incur. Accordingly, our management and board of directors have discretion to increase the amount of our outstanding debt at any time. We could become more highly leveraged, resulting in an increase in debt service costs that could adversely affect results of operations and increase the risk of default on debt.

Much of our debt bears interest at variable rates. As a result, we are subject to fluctuating interest rates that may impact, adversely or otherwise, results of operations and cash flows. We may be subject to risks normally associated with debt financing, including the risk that cash flow will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness on our properties will not be able to be refinanced or that the terms of available new financing will not be as favorable as the terms of existing indebtedness. If we are unable to satisfy the obligations owed to any lender with a lien on one of our properties, the lender could foreclose on the real property or other assets securing the loan and we would lose that property or asset. The loss of any property or asset to foreclosure could have a material adverse effect on our business, financial condition and results of operations.

Our debt obligations impose significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

Our debt obligations impose, and future debt obligations may impose, significant operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;

•	repay indebtedness (including the notes) prior to stated maturities;

•	pay dividends on, redeem or repurchase our stock or make other distributions;

•	make acquisitions or investments;

•	create or incur liens;

•	transfer or sell certain assets or merge or consolidate with or into other companies;

•	enter into certain transactions with affiliates;

•	sell stock in our subsidiaries;

•	restrict dividends, distributions or other payments from our subsidiaries; and

•	otherwise conduct necessary corporate activities.

In addition, our senior secured and one of our unsecured credit facilities require us to maintain compliance with specified financial covenants.

These covenants could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. Acceleration of our other indebtedness could result in a default under the terms of the indenture governing the notes.

We have guaranteed a number of loans in connection with various joint venture partnerships which may result in us being obligated to make substantial payments.

We have provided guarantees associated with loans secured by assets held in various joint venture partnerships. The maximum potential amount of future payments (undiscounted) we could be required to make under the guarantees was approximately $35 million at December 31, 2009. The guarantees expire by the year end of 2011 and our performance under the guarantees would be required to the extent there is a shortfall in liquidation between the principal amount of the loan and the net sales proceeds of the property. If we were to become obligated to perform on these guarantees, it could have an adverse effect on our financial condition.

We may incur expenses associated with defending law suits filed by former holders of Kennedy-Wilson, Inc. stock.

On November 13, 2009, our wholly owned subsidiary, KW Merger Sub Corp., merged with and into Kennedy-Wilson, Inc. Prior to the merger, a small percentage of Kennedy-Wilson, Inc.’s outstanding common stock was owned by holders who were not known to our management. If one or more of these holders were to bring a claim alleging that members of Kennedy-Wilson, Inc.’s board of directors breached their fiduciary duties in connection with approving the merger, we would incur costs defending and/or settling such claim.

Risks Related to Ownership of Our Common Stock

Our directors and officers and their affiliates are significant stockholders, which makes it possible for them to have significant influence over the outcome of all matters submitted to stockholders for approval and which influence may be in conflict with our interests and the interests of our other stockholders.

As of May 28, 2010, our directors and executive officers and their respective affiliates owned an aggregate of approximately 49.2% of the outstanding shares of our common stock. Our directors and executive officers and their respective affiliates also hold warrants which, if exercised, will give them greater control of us. These stockholders will have significant influence over the outcome of all matters submitted for stockholder approval, including the election of our directors and other corporate actions. In addition, such influence by one or more of these affiliates could have the effect of discouraging others from attempting to purchase or take us over and/or reducing the market price offered for our common stock in such an event.

We may issue additional equity securities which may dilute your interest in us.

In order to expand our business, we may consider offering and issuing additional equity or equity-based securities. Holders of our securities may experience a dilution in the net tangible book value per share held by them if this occurs. The number of shares that we may issue for cash without stockholder approval will be limited by the rules of the American Stock Exchange or other exchange on which our securities are listed. However, there are generally exceptions which allow companies to issue a limited number of equity securities without stockholder approval which would dilute your ownership.

The ownership interest of our current stockholders will be substantially diluted if the Guardian Note or our Series A Preferred Stock is converted.

In connection with our merger with Kennedy-Wilson, Inc., a convertible subordinated note, or the Guardian Note, with a principal amount of $30 million that was issued by Kennedy-Wilson, Inc. to Guardian Life Insurance Company of America, or Guardian, in November 2008 became convertible into shares of our common stock pursuant to the terms of the Guardian Note. The Guardian Note bears interest at a fixed rate of 7% payable quarterly and the outstanding balance of the Guardian Note is due on November 3, 2018. Guardian has the option to convert, in whole or in part, the outstanding principal balance and accrued interest of the Guardian Note into common stock at a conversion price of $9.86 per share any time prior to May 3, 2017. As of May 4, 2010, the outstanding principal balance and accrued interest of the Guardian Note were $30 million and $0, respectively. As of May 4, 2010 the estimated number of shares of common stock into which the Guardian Note will be convertible is 3,042,466. In addition, as of June 8, 2010, we had 100,000 shares of Series A Preferred Stock outstanding which are convertible at any time on or prior to May 19, 2015, into a maximum of 8,058,018 shares of common stock, subject to adjustment. On May 19, 2015, all outstanding shares of Series A Preferred Stock will automatically be converted into shares of common stock. To the extent the Guardian Note or our Series A Preferred Stock is converted, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares of common stock eligible for resale into the public market. Sales of such shares of common stock could adversely affect the market price of our common stock.

If the benefits of our merger with Kennedy-Wilson, Inc. do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

The market price of our common stock may decline as a result of the merger if:

•	we do not achieve the perceived benefits of the merger as rapidly, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the merger on our financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, our stockholders may experience a loss as a result of a decline in the market price of our common stock. In addition, a decline in the market price of our common stock could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The price of our common stock may be volatile.

The price of our common stock may be volatile due to factors such as:

•	changes in real estate prices;

•	actual or anticipated fluctuations in our quarterly and annual results and those of our publicly held competitors;

•	mergers and strategic alliances among any real estate companies;

•	market conditions in the industry;

•	changes in government regulation and taxes;

•	shortfalls in our operating results from levels forecasted by securities analysts;

•	investor sentiment toward the stock of real estate companies in general;

•	announcements concerning us or our competitors; and

•	the general state of the securities markets.

Kennedy-Wilson, Inc. has not recently operated as a “reporting company.” Fulfilling our obligations as a “reporting company” going forward will be expensive and time consuming.

Kennedy-Wilson, Inc. has not been a public reporting company since 2004 and since that time has not been required to document and assess the effectiveness of its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Although we have maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to our activities, Kennedy-Wilson, Inc. has not been required to establish and maintain such disclosure controls and procedures and internal controls over financial reporting which are required with respect to a public company with substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, or the SEC, our management will be required to implement additional corporate governance practices and to adhere to a variety of reporting requirements and accounting rules. Compliance with these obligations will require significant time and resources from our management, finance and accounting staff and will significantly increase our legal, insurance and financial compliance costs. As a result of the increased costs associated with being a “reporting company,” Kennedy-Wilson, Inc.’s operating income as a percentage of revenue is likely to be lower.

Our common stock may be delisted, which could limit your ability to trade our common stock and subject us to additional trading restrictions.

Our common stock is listed on the NYSE, a national securities exchange. We cannot assure you that our common stock will continue to be listed on the NYSE in the future. If the NYSE delists our common stock from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our common stock;

•	a limited amount of news and analyst coverage for our Company;

•	a decreased ability for us to issue additional securities or obtain additional financing in the future; and

•	limited liquidity for our stockholders due to thin trading.

Our staggered board may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders and certain anti-takeover provisions in our organizational documents may discourage a change in control.

Our second amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since this “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Additionally, certain provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

In addition, Section 203 of the Delaware General Corporation Law, or DGCL, may, under certain circumstances, make it more difficult for a person who would be an “interested stockholder,” which is defined generally as a person with 15% or more of a corporation’s outstanding voting stock, to effect a “business combination” with the corporation for a three-year period. A “business combination” is defined generally as mergers, consolidations and certain other transactions, including sales, leases or other dispositions of assets with an aggregate market value equal to 10% or more of the aggregate market value of the corporation.

These anti-takeover provisions could make it more difficult for a third-party to acquire us, even if the third-party’s offer may be considered beneficial by many stockholders. As a result, stockholders may be limited in their ability to obtain a premium for their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to: (1) difficulties encountered in integrating the merged companies; (2) officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; (3) success in retaining or recruiting, or changes required in, our officers, key employees or directors; (4) the potential liquidity and trading of our public securities; (5) our revenues and operating performance; (6) changes in overall economic conditions; (7) our ability to raise and successfully invest additional capital; (8) risks and costs associated with complying with corporate governance regulation and disclosure obligations (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); (9) the conversion of the Guardian Note or our Series A Preferred Stock; (10) our obligations pursuant to the Guardian Note which may negatively affect our financial position and results of operations; and (11) other risks listed under the heading “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

This prospectus relates to 4,993,471 warrants and 20,278,690 shares of common stock that the Selling Security Holders are offering that may be sold from time to time. The shares of common stock being offered under this prospectus by the Selling Security Holders include (i) 4,993,471 shares of common stock underlying warrants purchased by our founding stockholders, (ii) 10,666,529 shares of common stock underlying warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007, and (iii) 4,618,690 shares of common stock purchased by our founding stockholders in a private placement and issued to certain of our officers and directors in connection with our merger with Kennedy-Wilson, Inc.

We will not receive any of the proceeds from the sale of the shares under this prospectus made by the Selling Security Holders, although we could receive up to $62,418,387.50 upon the exercise of all of the warrants held by the Selling Security Holders and $133,331,612.50 upon the exercise of all of the outstanding warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007. Any amounts we receive from such exercises will be used for general working capital purposes.

PRICE RANGE OF COMMON STOCK

From December 3, 2007 to March 18, 2010, our common stock traded on the NYSE Amex. Since March 19, 2010, our common stock has traded on the NYSE under the symbol “KW”. There is no established public market for our warrants. The following table sets forth, for the calendar quarter indicated, the high and low sales prices per share of common stock as reported on the NYSE Amex and the NYSE. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

	Common Stock
Quarter Ended	High	Low
2010
First Quarter	$10.40	$8.58
2009
First Quarter	$9.46	$9.20
Second Quarter	$9.67	$9.49
Third Quarter	$9.94	$9.67
Fourth Quarter	$10.25	$8.85
2008
First Quarter	$9.20	$8.97
Second Quarter	$9.31	$9.05
Third Quarter	$9.50	$9.01
Fourth Quarter	$9.15	$8.56

The last reported sale price for our common stock on the NYSE on May 28, 2010 was $11.03 per share. As of May 27, 2010, we had 40 holders of record of our common stock and six holders of record of our warrants.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. The payment of any dividends is within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors currently does not anticipate declaring any dividends on our common stock in the foreseeable future.

Cumulative dividends on our Series A Preferred Stock accrue at an annual rate of 6% of the purchase price, subject to adjustment under certain circumstances. The dividends are payable quarterly in arrears when, as and if declared by the Board of Directors.

SELECTED CONSOLIDATED FINANCIAL DATA

We derived the selected consolidated statements of operations data for the years ended December 31, 2009, 2008 and 2007 and the selected consolidated balance sheet data as of December 31, 2009 and 2008 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the selected consolidated statements of operations data for the years ended December 31, 2006 and 2005 and the selected consolidated balance sheet data as of December 31, 2007, 2006 and 2005 from our audited consolidated financial statements which are not included in this prospectus. We derived the summary consolidated statements of operations data for the three months ended March 31, 2010 and March 31, 2009 and the consolidated balance sheet data as of March 31, 2010 from our unaudited consolidated interim financial statements included elsewhere in this prospectus. We have prepared the unaudited consolidated interim financial statements on the same basis as our audited financial statements and, in our opinion, have included all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period.

You should read the selected historical financial data together with the consolidated financial statements and related notes appearing elsewhere in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Unaudited)
Statements of operations data:
Revenue	$10,826,000	$12,483,000	$86,235,000	$32,225,000	$33,393,000	$26,498,000	$41,753,000
Merger-related operating expenses	—	—	16,120,000	—	—	—	—
Other operating expenses	14,871,000	11,942,000	78,752,000	32,571,000	43,180,000	34,606,000	57,356,000
Equity in joint venture income (loss)	1,308,000	(192,000)	8,019,000	10,097,000	27,433,000	14,689,000	35,855,000
(Loss) income from continuing operations	(2,572,000)	(1,459,000)	(9,657,000)	667,000	9,037,000	6,541,000	10,990,000
(Loss) earnings per share from continuing operations	$(0.08)	$(0.06)	$(0.36)	$0.03	$0.47	$0.36	$0.20

		As of December 31,
	As of March 31, 2010	2009	2008	2007	2006	2005
	(Unaudited)
Balance sheet data:
Cash and cash equivalents	$43,729,000	$57,784,000	$25,831,000	$24,248,000	$15,332,000	19,424,000
Investments in real estate and joint ventures	239,008,000	228,305,000	190,915,000	80,026,000	57,744,000	36,847,000
Total assets	333,354,000	336,257,000	255,883,000	145,814,000	107,746,000	93,461,000
Debt	127,083,000	127,573,000	131,423,000	65,084,000	40,517,000	33,746,000
Kennedy-Wilson equity	175,893,000	177,314,000	105,551,000	56,857,000	49,447,000	42,120,000
Total equity	176,406,000	179,336,000	105,802,000	57,076,000	49,603,000	42,120,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our historical financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward Looking Statements.” Unless specifically noted otherwise, as used throughout this Management’s Discussion and Analysis section, “we,” “our,” or “us” refers to the business, operations and financial results of Kennedy-Wilson, Inc. and its subsidiaries prior to, and Kennedy-Wilson Holdings, Inc. and its subsidiaries subsequent to, the closing of the Merger (as defined below) as the context requires. “Prospect” refers to the operations or financial results of Prospect Acquisition Corp. prior to the closing of the Merger.

Overview

We are a diversified, international real estate company that provides investment and real estate services. We have grown from an auction business in one office into a vertically-integrated operating company with over 300 professionals in 22 offices throughout the U.S. and Japan. We are an industry leader, currently owning real estate (through our closed-end funds, joint ventures, and wholly and majority owned entities) and managing over 40 million square feet of residential, multifamily and commercial real estate, including 10,000 apartment units, throughout the U.S. and Japan. Our operations are defined by two core business units: KW Investments and KW Services.

On November 13, 2009, the stockholders of Prospect approved a merger with KWI, whereby KWI became a wholly-owned subsidiary of Prospect, which was renamed Kennedy-Wilson Holdings, Inc. (the “Merger”). The directors and officers of KWI immediately before the Merger became our directors and officers, except that one of the KWI directors immediately before the Merger resigned and was replaced by a director from Prospect.

Pursuant to the Merger agreement, common stockholders of KWI received as consideration 20,401,018 shares of Prospect’s common stock and preferred stockholders of KWI received as consideration 5,598,982 shares of Prospect’s common stock, for an aggregate consideration of 26 million shares of Prospect common stock. In addition, 2,475,000 shares of Prospect common stock were reserved for issuance to our employees, nonemployees and management pursuant to an equity compensation plan adopted by Prospect’s board of directors and approved by Prospect’s stockholders on November 13, 2009. In connection with the Merger noted below, the assets, liabilities and results of operations of Kennedy-Wilson, Inc. (“KWI”) have become the historical financial statements of Prospect and, accordingly, KWI’s operations for the full year ended December 31, 2007 have been included.

When reading our financial statements and the information included in this section, it should be considered that we have experienced, and continue to experience, the same material trends that have affected the nation, and therefore, our operations and financial condition. It is, therefore, a challenge to predict our future performance based on our historical results, but we believe that the following material trends assist in understanding the variability of our historical earnings and cash flows and the potential for the future:

Macroeconomic Conditions

Our business is closely tied to general economic conditions and the real estate industry. As a result, our economic performance, the value of our real estate and real estate secured notes, and our ability to implement our business strategies may be affected by changes in national and local economic conditions. The condition of the real estate markets in which we operate tends to be cyclical and is related to the condition of the economy in the U.S. and Japan as a whole and to the perceptions of investors of the overall economic outlook. Rising interest rates, declining demand for real estate or periods of general economic slowdown or recession have had a direct negative impact on the real estate market in the past and a recurrence of these conditions in the U.S. or a deeper recession in Japan could result in a reduction in our revenues. In addition, the economic condition of each local market where we operate may be dependent on one or more industries.

We have experienced in past years, are currently experiencing, and expect in the future to be negatively impacted by, periods of economic slowdown or recession, and corresponding declines in the demand for real estate and related services, within the markets in which we operate. The current economic recession has been extraordinary for its worldwide scope, its severity and its impact on major financial institutions, among other aspects. The current recession and the downturn in the real estate market has resulted in and/or may result in: a general decline in rents due to defaulting tenants or less favorable terms for renewed or new leases; fewer purchases and sales of properties by clients, resulting in a decrease in property management fees and brokerage commissions; a decline in actual and projected sale prices of our properties resulting in lower returns on the properties in which we have invested; higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans and mezzanine financing, all of which could increase costs and could limit our ability to acquire additional real estate assets; and a decrease in the availability of lines of credit and other sources of capital used to purchase real estate investments and distressed notes.

Beginning in 2003, economic conditions in the United States rebounded from the economic downturn in 2001 and 2002. The recovery, which positively impacted the commercial and residential real estate markets generally, continued through the second quarter of 2007, helping to improve the revenue in our services segment, particularly leasing and brokerage revenue. Improved economic conditions also resulted in a general increase in transaction activity, higher occupancy levels, rental rates, and property values, helping to increase the income in the our investments segment as several of our real estate investments were sold.

Since the third quarter of 2007, U.S. economic activity has progressively weakened due initially to stresses in the residential housing and financial sectors and the impact of sharply higher energy costs. The weakening economic activity developed into a recession, affecting all segments of the economy, in early 2008, as both consumer and business spending dropped. This weakening economic activity, coupled with capital market stresses, led to a global financial disruption in the third quarter of 2008, the consequences of which have continued through the end of 2009. This disruption caused credit markets to freeze up, investors to become more risk averse and assets of all types, from the riskiest to the most secure, to lose value. These conditions also caused the economy to contract further and job losses to accelerate throughout 2008 and 2009. This has resulted in a decline in leasing activity and space absorption, rising vacancy rates and decreasing rents across the United States, which in turn, has reduced our services revenue, particularly leasing and brokerage revenue. Investment sales activity in the United States has been falling sharply from peak levels in 2007 and has continued to decline through the end of 2009. This decline is the result of an absence of debt financing, weakening property fundamentals, and the re-pricing of risk in the face of economic and market uncertainty. The deteriorating conditions adversely affected our investments segment throughout 2008 and 2009 as property values decreased sharply and disposition opportunities were markedly reduced.

The current economic downturn has also significantly affected countries throughout Asia, including Japan. The worldwide recession has led to falling stock prices and asset values in Asia and reduced economic growth prospects in Asia. Several property markets in Asia have been affected by real estate developments that resulted in an oversupply of completed or partially completed space. Property prices have fallen along with prices of other investments and asset values. These conditions have resulted in a decline in our investment sales and investment activities in Japan beginning in late 2008 and continuing through the end of 2009.

A rebound of our services and investments segments are expected, but contingent on, among other things, the U.S. and Japanese economies resuming their growth and credit markets attaining stability and predictability over a sustained period. We are sensitive to the challenges of the current economic climate and as a vertically integrated company, we have the in-house expertise and skill sets to navigate through these challenging times by taking advantage of opportunities in real estate and the capital markets. We have been implementing and continue to implement cost-savings measures across our business lines to maximize our competitive position.

International Operations

We have made investments in Asia, particularly in Japan, and plan to expand our operations and investments in Japan and selected markets throughout Asia in the future. If we are successful in implementing this strategy, the increased scope of our international operations may lead to more volatile financial results and difficulties in managing our businesses. This volatility and difficulty could be caused by, among other things, the following: currency fluctuations, restrictions and problems relating to the repatriation of profits; difficulties and costs of staffing and managing international operations; the burden of complying with multiple and potentially conflicting laws; laws restricting foreign companies from conducting business and unexpected changes in regulatory requirements; the impact of different business cycles and economic instability; political instability and civil unrest; greater difficulty in perfecting our security interests, collecting accounts receivable, foreclosing on security and protecting our interests as a creditor in bankruptcies in certain geographic regions; potentially adverse tax consequences; share ownership restrictions on foreign operations; Japanese property and income taxes, tax withholdings and tariffs; and geographic, time zone, language and cultural differences between personnel in different areas of the world.

Our revenues from non-U.S. operations have been primarily denominated in the local currency where the associated revenues were earned. Thus, we may experience significant fluctuations in revenues and earnings because of corresponding fluctuations in foreign currency exchange rates. To date, our foreign currency exposure has been limited to the Japanese Yen. Due to the constantly changing currency exposures to which we will be subject and the volatility of currency exchange rates, there can be no assurance that we will not experience currency losses in the future, nor can we predict the effect of exchange rate fluctuations upon future operating results. Our management may decide to use currency hedging instruments from time to time including foreign currency forward contracts, purchased currency options (where applicable) and foreign currency borrowings. The economic risks associated with these hedging instruments include unexpected fluctuations in inflation rates, which could impact cash flow relative to paying down debt, and unexpected changes in our underlying net asset position. There can be no assurance that any hedging will be effective.

Acquisitions, Dispositions, and Financings

Acquisitions

During 2009 and 2010, we completed the following acquisition transactions:

•	Also in May 2010, we, in a partnership with PCCP, acquired a large apartment complex in Northern California and assumed the existing financing.

•

In May 2010, we purchased a discounted non-performing note secured by a parcel of land in Hawaii. The unpaid balance on the note was $5.85 million at the time of acquisition. The note was subsequently foreclosed on.

•	In April 2010, the board of directors approved the repurchase of up to 7.5 million warrants, we repurchased 2,090,000 warrants for a total amount of $2.7 million.

•	Also in April 2010, we acquired a $41 million loan portfolio from a large regional bank. The acquisition included seller financing and a profit sharing agreement between us and the selling bank.

•

In February 2010, we, in partnership with Deutsche Bank, acquired a loan portfolio totaling approximately $342 million in unpaid principal balance. The loan portfolio, which was acquired from a large regional bank, is comprised of loans secured by residential, hotel, retail, office, land, multifamily, and other assets predominantly located in Sothern California.

•

In December 2009, we purchased a discounted non-performing note on a condominium project and adjacent land in Costa Mesa, California. The unpaid principal balance on the note was $19.5 million at the time of acquisition.

•	In June 2009, we acquired 149 condominium units for $33.5 million in a renovated condominium tower in Los Angeles, California.

Dispositions

During 2009 and 2010, we completed the following disposition transactions:

•

In May 2009, we sold a multifamily property in Napa, California to KW Property Fund III for a net gain of $0.5 million. The property was originally owned in a joint venture partnership between us and Hanover Financial. In December 2008, we acquired Hanover’s interest in the property.

•	In March 2009, we sold 136 vacant, finished lots in Lancaster, California for $6.3 million to KW Property Fund III. The lots are planned for single family detached homes.

•

During 2009, we sold 138 of the 149 condominium units that were acquired in June 2009. The net gain generated on the sales after expenses was $16.5 million. In 2010, the remaining 11 units were sold generating a net gain of $1.2 million.

Financings

•	On May 21, 2010 and June 8, 2010, we sold and issued an aggregate of 100,000 shares of Series A Preferred Stock for a total purchase price of $100,000,000.

•

During 2009, we entered into a $28 million loan agreement with Pacific Western Bank. Principal and interest are payable monthly. The agreement calls for 59 monthly payments of principal in the amount of $467,000 and bears interest at the lender’s base rate, which was 4% at December 31, 2009. The note can be prepaid at any time without a prepayment penalty.

•

During 2008, before preferred shares were converted to common shares and the shares were recast to match the presentation of Prospect in connection with the Merger, we issued 53,000 shares of Series A Preferred Stock (the “preferred stock”). The proceeds from the issuance of the preferred stock were $52,354,000, net of expenses related to the offering totaling $646,000. The holders of the preferred stock were entitled to receive dividends quarterly at a per annum rate equal to 7% of the liquidation value of $1,000 per share. The preferred stock had conversion price of $42 per share. In connection with the Merger the preferred stock was converted to common stock and the executed conversion price was changed to $36 per share. The change in conversion price resulted in the issuance of additional shares to pre-Merger preferred shareholders in the amount of $7,879,000. In addition, cash dividend payments to pre-Merger preferred shareholders for the years ended December 31, 2009 and 2008 of $3,235,000 and $2,264,000, respectively.

•	We have entered into a loan agreement with US Bank and East-West Bank that provides us with an unsecured revolving credit facility for use in acquisitions and for working capital purposes in the amount of $30 million. The loan bears interest at a range of rates from prime to prime plus 0.50%, or, at the borrower’s option, LIBOR plus 2.50% to LIBOR plus 3.00%. During 2009, the average outstanding borrowings under the line of credit were $19.1 million with the high and low outstanding balances being $26.0 million and $10.0 million, respectively. During 2008, the average outstanding borrowings under the line of credit were $3.4 million with the high and low outstanding balances being $18.5 million and $0 million, respectively. The borrowings under this loan had interest rates ranging from 3.25% to 4.50% and 3.75% to 5.50% at December 31, 2009, and December 31, 2008, respectively. The principal amount outstanding under this loan was $10,000,000 at December 31, 2009 and $13,500,000 at December 31, 2008. The loan matures in June 2011.

•

In November 2008, we issued a convertible subordinated note with a principal amount of $30 million to Guardian. The note bears interest at a fixed rate of 7%. Interest is payable quarterly with the outstanding principal due in November 2018. The holder of the note may convert the note, in whole or in part, into common stock of ours at a conversion price of $10.52 per (as adjusted for the Merger) share of common stock at any time prior to the tenth anniversary of the original issue date of the note. On October 8, 2009, we and Guardian entered into a letter agreement pursuant to which the parties agreed to amend the Guardian Note, effective only if the Merger consummated, to change the conversion price to $9.86 per share and the expiration date for the conversion period to May 3, 2017. At any time on or after the ninth anniversary of the original issue date of the note and prior to the due date, we may demand that the holder of the note convert the note in accordance with the terms of the note.

•

In 2007, we issued junior subordinated debentures with an aggregate principal amount of $40 million. The debentures were issued to a trust established by us, which contemporaneously issued $40 million of trust preferred securities to Merrill Lynch International. The interest rate on the debentures is fixed for the first ten years at 9.06%, and variable thereafter at LIBOR plus 3.70%. Interest is payable quarterly with the principal due in 2037.

Critical Accounting Policies

Basis of Presentation—The consolidated financial statements include our accounts and the accounts of our wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In addition, we evaluate our relationships with other entities to identify whether they are variable interest entities as defined by FASB Accounting Standards Codification (ASC) Subtopic 810-10 and to assess whether we are the primary beneficiary of such entities. If the determination is made that we are the primary beneficiary, then that entity is consolidated in the consolidated financial statements. The ownership of the other interest holders of consolidated subsidiaries is reflected as noncontrolling interests.

Revenue Recognition—Management and leasing fees and commissions revenues are accounted for in accordance with the provisions of Revenue Recognition ASC Subtopic 605-10. Management fees for property and asset management are recognized over time as earned based upon the terms of the management agreement. Leasing fees that are payable upon tenant occupancy, payment of rent or other events beyond our control are recognized upon the occurrence of such events. In the case of real estate sales commissions, this generally occurs when escrow closes. In accordance with the guidelines established for Reporting Revenue Gross as a Principal versus Net as an Agent in the ASC Subtopic 605-45, we record commission revenues and expenses on a gross basis. Of the criteria listed in the Subtopic 605-45, we are the primary obligor in the transaction, do not have inventory risk, perform all, or part, of the service, have credit risk, and have wide latitude in establishing the price of services rendered and discretion in selection of agents and determination of service specifications.

Sales of real estate are recognized at the close of escrow when title to the real property passes to the buyer. We follow the requirements for profit recognition as set forth by the Sale of Real Estate ASC Subtopic 360-20.

Investments in Joint Ventures—We have a number of joint venture interests, generally ranging from 5% to 15% (but occasionally up to 50%), that were formed to acquire, manage, develop and/or sell real estate. Investments in joint ventures which we do not control are accounted for under the equity method of accounting as we can exercise significant influence, but do not have the ability to control the joint venture. An investment in joint ventures is recorded at its initial investment plus or minus our share of undistributed income or loss and less distributions. Declines in value of our investment in joint ventures that are other than temporary are recognized when evidence indicates that such a decline has occurred.

Profit on the sales of real estate held by joint ventures that have continuing involvement are deferred until such time that the continuing involvement has been resolved and all the risks and rewards of ownership have passed to the buyer. Profit on sales to joint ventures in which we retain an equity ownership interest results in partial sales treatment in accordance with the provisions of the Sale of Real Estate ASC Subtopic 360-20, thus deferring a portion of the gain on our continuing ownership percentage in the joint ventures.

Joint venture investments in notes receivable recognize revenues on an effective interest basis under the provisions of ASC Subtopic 310-20 whereby estimated cash proceeds are accreted into interest income over the estimated holding period. When the future cash flows of a note can not be reasonably estimated, cash payments are applied to the cost basis until fully recovered before any revenue is recognized.

One of our investments in joint ventures, KW Property Fund III, L.P. is, for GAAP purposes, an investment company under the AICPA Audit and Accounting Guide Investment Companies. Thus, the fund reflects its investments at fair value, with unrealized gains and losses resulting from changes in fair value reflected in earnings. We have retained the specialized accounting for the fund pursuant to Retention of Specialized Accounting for Investments in Consolidation ASC Subtopic 810-10 in recording our equity in joint venture income from the fund.

Fair Value Measurements—We account for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis under the provisions of ASC Subtopic 820-10. Subtopic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Goodwill—Goodwill results from the difference between the purchase price and the fair value of net assets acquired based upon the purchase method of accounting for business combinations. In accordance with Accounting for Goodwill ASC Subtopic 350-20, goodwill is no longer amortized, but instead is reviewed for impairment at least annually by our management. In testing for impairment in accordance with ASC Subtopic 350-20, goodwill is assigned to the reporting unit based upon the amount of goodwill generated at the time of acquisition of the businesses by the reporting unit. An earnings multiple appropriate to the respective reporting unit was applied to the cash basis net operating income of the reporting unit. This process enables a fair approximation of the reporting unit’s value, which is then compared to the net book value of the reporting unit. As a result of the evaluation performed of our goodwill as described above, we have determined that there was no goodwill impairment as of December 31, 2009, 2008 or 2007.

Long-Lived Assets—We review our long-lived assets (excluding goodwill) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Impairment of Long-Lived Assets ASC Subtopic 360-10. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Discontinued Operations—We present components as discontinued operations if the operations and cash flows of the component have been or will be eliminated from the ongoing operations in a disposal transaction where we will not have any significant continuing involvement in the operations of the component after the disposal transaction. A component comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of our Company. Because each of our real estate assets generally constitutes a discrete subsidiary, many assets that we hold for sale in the ordinary course of business must be reported as a discontinued operation unless we have significant continuing involvement in the operations of the asset after its disposition. Furthermore, operating profits and losses on such assets are required to be recognized and reported as operating profits and losses on discontinued operations in the periods in which they occur. Interest expense is only allocated to discontinued operations to the extent that the interest is specific to the component.

Noncontrolling Interests—We account for Noncontrolling Interests in accordance with Noncontrolling Interests in Consolidated Financial Statements ASC Subtopic 810-10, which establishes accounting and reporting standards for a parent company’s noncontrolling interest in a subsidiary.

Share-Based Payment Arrangements—We account for our share-based payment arrangements under the provisions of Share-Based Payments ASC Subtopic 718-10. Compensation cost for employee services received in exchange for an award of equity instruments are based on the grant-date fair value of the share-based award that are ultimately settled in our equity. The costs of employee services are recognized over the period during which an employee provides service in exchange for the share-based payment award. Share-based payment arrangements that vest ratably over the requisite service period are recognized on the straight-line basis and performance awards that vest ratably are recognized on a tranche by tranche basis over the performance period. Unrecognized compensation costs for share-based payment arrangements that have been modified are recognized over the original service or performance period.

Fair Value Option—We account for financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in earnings in accordance with the provisions of Fair Value Measurements and Disclosures ASC Subtopic 820-10.

Income Taxes—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In accordance with Accounting for Uncertainty in Income Taxes FASB Codification Subtopic 605-15, we recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. We record interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

Results of Operations

The following compares results of operations for the three months ended March 31, 2010 and March 31, 2009, as well as the years ended 2009, 2008, and 2007.

Our Consolidated Financial Results and Comparison for the three months ended March 31, 2010 and March 31, 2009

Our revenues for the three months ended March 31, 2010 and 2009 were $10.8 million and $12.5 million, respectively. Total operating expenses for the same periods were $14.9 million and $11.9 million, respectively, and net loss attributable to our common shareholders was $3.1 million and $1.4 million, respectively.

Revenues

Services Segment Revenues

During the three months ended March 31, 2010, management, leasing fees and commissions generated revenues of $6.2 million, representing 90% of our total revenue (not including sale of real estate), compared to approximately $5.6 million and 90% of total revenue (not including sale of real estate) for the same three month period in 2009. The increase is primarily attributable to higher auctions fees for the three months ended March 31, 2010 as compared to the same period in 2009. In addition, during the three months ended March 31, 2010, we earned a $0.4 million acquisition fee related to the acquisition of a loan portfolio in one of our new joint ventures.

Investments Segment Revenues

Rental and other income increased 6% to $0.7 million for the three months ended March 31, 2010 from $0.6 million for the same three month period in 2009. Rental income includes rental and other income from properties, which we consolidate. The increase can be primarily attributed to increased occupancy at our rental properties.

Sale of real estate for the three months ended March 31, 2010 produced gross revenue of $3.9 million, compared to $6.3 million for the same three month period in 2009. The activity in the three months ended March 31, 2010 related to the sale of the remaining 11 condominium units in a project in Southern California as compared to the activity in the same period of 2009 which related to the sale of land in Southern California.

Operating Expenses

Operating expenses for the three months ended March 31, 2010 were approximately $12.2 million (not including cost of real estate sold), representing a $6.0 million increase over the same period in 2009. This increase was primarily due to $1.9 million of expenses associated with the 2009 Equity Participation Plan and $2.2 million of bonus expense incurred during the three months ended March 31, 2010.

Services Segment Operating Expenses

Commissions, marketing expenses, compensation and related expenses increased $5.2 million to $9.9 million for the three months ended March 31, 2010. This increase was primarily due to $1.9 million of expenses associated with the 2009 Equity Participation Plan and $2.2 million of bonus expense incurred during the three months ended March 31, 2010. Additionally, increased activity in the auction business during the three months ended March 31, 2010 also increased associated expenses.

Investments Segment Operating Expenses

Rental and other operating expenses were approximately $0.2 million for the three months ended March 31, 2010 and 2009. Rental operating expense includes operating expenses from properties in which we hold a controlling interest.

Cost of real estate sold was $2.7 million for the three months ended March 31, 2010 versus $5.8 million for the same three month period in 2009. The cost of real estate is associated to the sale condominium units and land previously discussed.

Other Operating Expenses

General and administrative, depreciation and amortization expenses were $2.0 million for the three months ended March 31, 2010, an increase of 63% from $1.3 million for the three months ended March 31, 2009. The increase can primarily be attributed to resources required to source new investments.

Investments Segment Equity in Joint Venture Income

Investments in joint ventures generated income of $1.3 million for the three months ended March 31, 2010 as compared to a loss of $0.2 million recorded in the same three month period in 2009. The difference can primarily be attributed to income generated from two new joint ventures, one formed at the end of 2009 to purchase a note secured by an interest in a condominium project in Southern California and the other during the three months ended March 31, 2010 to purchase a loan portfolio. Also, for the three months ended March 31, 2010, we recorded an other than temporary impairment of $0.4 million related to an investment in a condominium project in Seattle, Washington.

Non-Operating Items

Interest income was $0.3 million for the three months ended March 31, 2010, compared to $0.1 million for the three months ended March 31, 2009. The change was due to higher interest income earned on increased bank deposits for the three months ending March 31, 2010 versus 2009. In addition, two new notes receivable from a related party property in Seattle, Washington were held for the three months ended March 31, 2010.

Interest expense was $2.1 million for the three months ended March 31, 2010, a decrease of 18% compared to $2.6 million for same three months period ended in 2009. The decrease can primarily be attributed to the repayment of debt during the three months ended March 31, 2009 that was replaced with new debt at more attractive rates.

The benefit from income taxes was approximately $2.0 million for the three months ended March 31, 2010, compared to the income tax provision of approximately $0.7 million for the three months ended March 31, 2009. The change was due to decrease in income before provision for income taxes.

Net income of approximately $0.6 million attributable to noncontrolling interests in three properties was recognized for the three months ended March 31, 2010 compared to net loss of $0.1 million for the three months ended March 31, 2009. The increase is primarily due to the allocation to the noncontrolling interest in income related to the sale of condominium units in Southern California.

Our Consolidated Financial Results and Comparison of the years ended December 31, 2009 and 2008

Notwithstanding the current disarray in the capital markets, especially the debt and equity markets that most significantly affect real estate, we are uniquely positioned because we are a full service real estate operating company with the ability to take advantage of the opportunities arising from the current economic difficulties that affect real estate. In 2009, the general shortage of available equity and debt was overcome through our extensive relationships in the capital markets that allowed us to place debt for those properties that met our criteria as appropriate and potentially profit producing investments. This ability to properly provide for the capitalization of investments and our extensive relationships in the real estate markets enable us to acquire well located, income producing properties that are not distressed from owners that have distressed financial positions. Current economic conditions have not only made available to our Company excellent buying opportunities but also have provided additional opportunities for our real estate service groups such as our auction group and our asset and property management divisions where experience and professional excellence is being sought by distressed real estate owners. We are sensitive to the challenges of the current economic climate and as a vertically integrated company, we have the in-house expertise and skill sets to navigate through these challenging times by taking advantage of opportunities in real estate and the capital markets. We have been implementing and continue to implement cost-savings measures across our business lines to maximize our competitive position.

Our revenues for the year ended December 31, 2009 and 2008 were $86.2 million and $32.2 million, respectively. Total operating expenses for the same periods were $93.7 million and $32.6 million, respectively. Net loss attributable to our common stockholders was $15.3 million in 2009 compared to net income of $0.6 million attributable to our common stockholders in 2008.

Revenues

Services Segment Revenues

For 2009, management and leasing generated revenues of $19.2 million (including related party fees of $10.1 million), representing 71% of our total revenue (not including sales of real estate), compared to approximately $19.1 million (including approximately $8.4 million in related party fees) and 59% of total revenue in 2008. Comparing the two years, management and leasing fees increased 1% which is due to increased asset management fees associated with new KW Funds and separate accounts. Management and leasing fees include asset management, construction management, leasing services, engineering and other services to property owners.

Commissions revenues in 2009 decreased to $4.9 million (including approximately $0.7 million in related party fees), representing 18% of total revenues (not including sales of real estate), compared to commission revenues in 2008 of $10.2 million (including related party fees of approximately $4.3 million). Acquisition fees decreased $4.3 million in 2009 as compared to 2008. The decrease can be attributed primarily to the current disarray in the debt and equity markets, which has caused a reduction in the acquisition of commercial and apartment properties and the related commissions and other acquisition fees revenue. Our brokerage activities provide clients and our Company with development and implementation of marketing plans, sealed bid auctions and open bid auctions.

Investments Segment Revenues

Rental income decreased 8% to $2.7 million in 2009 from $3.0 million in 2008. Rental income includes rental and other income from properties in which we hold a controlling interest. The decrease can be primarily attributed to the downtown in the economy and the rental markets.

Sale of real estate in 2009 produced gross revenue of $59.4 million related to the sale of condominium units and land in southern California.

Operating Expenses

Operating expenses in 2009 were approximately $52.9 million (not including cost of real estate sold), representing a $20.4 million increase over 2008. This increase was primarily due to $12.5 million of merger related costs.

Services Segment Operating Expenses

Commissions and marketing expenses increased to $3.4 million in 2009 from $2.8 million in 2008. The increase in commission expense corresponds to the higher percentage of auction fees in commission revenues in 2009 compared to 2008, which incur the majority of commission expenses. As noted above, commission revenue for 2008 included a greater component of acquisition fees, which incur a relatively minor portion of expenses. In addition, larger broker fees were paid to outside brokerage firms in 2009.

Compensation and related expenses were approximately $24.8 million in 2009, up 16% from $21.3 million in 2008. The increase is primarily due to amortization of the KWI 2009 Stock Option Plan and its replacement plan, the 2009 Equity Participation Plan. This increase was offset by a decrease in bonuses due to the decline in operating results as well as the reduction of staff in 2009.

General and administrative expenses were $6.4 million in 2009, an increase of 5% from $6.1 million in 2008.

Investments Segment Operating Expenses

Rental operating expenses in 2009 and 2008 were approximately $1.1 million and $1.5 million, respectively, a decrease of 21% from 2008 to 2009. Rental operating expense includes operating expenses from properties, in which we hold a controlling interest. The decrease can be attributed to the sale of two properties in southern California in 2009.

Cost of real estate sold was $41.9 million in 2009 and relates to the disposition of condominium units and land in southern California. Cost of real estate sold was zero in 2008 as we did not recognize any sales on consolidated real estate.

Other Operating Expenses

Merger related expenses were $16.1 million in 2009, $12.5 million related to compensation and related expenses and $3.6 million related to general and administrative expenses. These are costs incurred in connection with the Merger.

Depreciation and amortization expense increased to $1.1 million in 2009, a 22% decrease from $0.9 million in 2008. The change was primarily due to the sale of an office building in southern California in 2008 and a full year of depreciation in 2009 from an apartment building in central California versus ten months in 2008.

Investments Segment Equity in Joint Venture Income

Investments in joint ventures generated income of $8.0 million in 2009, a decrease of 21% from income of $10.1 million recorded in 2008, due primarily to fair value gain of $5.9 million recognized in 2008.

Non-Operating Items

Interest and other income was $0.5 million in 2009, compared to $0.6 million in 2008. The change was due to lower interest income on bank and escrow deposits, which resulted from decrease in interest rates. In addition, a note receivable was paid off in the first half of 2008.

Interest expense was $13.2 million in 2009, an increase of 53% compared to $8.6 million for in 2008. The increase was due to interest expense on the debt incurred for the condominium project acquisition, a full year of interest on the central California apartment project, and the debt service on the $30 million subordinate convertible loan originated in November 2008.

Other than temporary impairment on available-for-sale security of $0.3 million in 2009 represents a decrease of 26% from $0.4 million in 2008. This amount represents the write-down of the value of a stock investment.

The benefit from income taxes was approximately $4.0 million in 2009, compared to the income tax provision of approximately $0.6 million in 2008. The change was due to decrease in income before provision for income taxes.

Net income of approximately $5.7 million attributable to a non-controlling interest in three properties was recognized in 2009 compared to net income of $0.1 million in 2008. The increase is primarily due to the allocation to the noncontrolling interest in the income related to the sale of the Mercury condominium units.

Our Consolidated Financial Results and Comparison of years ended December 31, 2008 and 2007

Our revenues for the year ended December 31, 2008 and the year ended December 31, 2007 were $32.2 million and $33.4 million, respectively. Total operating expenses for the same periods were $32.6 million and $43.2 million, respectively. Operating income included equity in income of joint ventures of $10.1 million for 2008 and $27.4 million for 2007. Net income attributable to our common stockholders in 2008 was $0.6 million compared to net income attributable to our common stockholders of $9.4 million in 2007.

Revenue

Services Segment Revenues

In 2008, management and leasing generated revenue of $19.1 million (including related party fees of $8.4 million), representing 59% of our total revenue, compared to approximately $20.1 million (including related party fees of approximately $10.3 million) and 60% of total revenue in 2007. Management and leasing fees include asset management, construction management, leasing services, engineering and other services to property operators. Management fees and leasing fees, in aggregate, decreased by approximately 5%, which was primarily due to the decrease in the total number of multifamily properties under management. Lower interest rates and favorable loan terms resulted in an increased number of building sale transactions in 2007, including some of the buildings managed by our Company. Construction management fees declined primarily due to completion of major renovation projects.

Commissions revenue in 2008 decreased 22% to $10.2 million (including approximately $4.3 million in related party fees), representing 32% of total revenues compared to commission revenues in 2007 of $13.2 million (including related party fees of approximately $8.9 million), representing 39% of total revenue. Our brokerage activities provide clients and our Company with development and implementation of marketing plans, sealed bid auctions and open bid auctions. The increase in auction activity resulted in an increase of residential commissions of approximately $1.5 million in 2008. The decrease in transaction activity across all commercial asset classes led to a decrease of approximately $4.4 million in acquisition, disposition, and financing fees.

Investments Segment Revenues

Rental income increased to $3.0 million in 2008 from $100,000 in 2007. Rental income was 9% of total revenue in 2008. Rental income includes rental and other revenue from properties in which we have a controlling interest. The acquisition of several assets, including an office building in Japan and an apartment project in California, was the main cause for the increase in rental income.

Operating Expenses

Operating expenses in 2008 were approximately $32.6 million, representing a decrease of 25% from $43.2 million in 2007. The decrease in operating expenses was primarily due to a decrease in compensation and related expenses.

Services Segment Operating Expenses

Commissions and marketing expenses increased to $2.8 million in 2008 from $2.1 million in 2007. While most commission and marketing expenses decreased due to decreased commercial transactions, the auction commission and business development expenses combined increased by approximately $1 million.

Compensation and related expenses were approximately $21.3 million in 2008, down 38% from $34.2 million in 2007. The change was primarily a result of large decreases in bonuses in 2008, offset by an increase in staff to meet the needs of the increased residential auction and fund management activities.

General and administrative expenses were $6.1 million in 2008, representing a 5% decrease from 2007 expenses of $6.4 million. The change was primarily due to the implementation of cost cutting measures in 2008.

Investments Segment Operating Expenses

Rental operating expense increased to $1.5 million in 2008 from $34,000 in 2007. Rental operating expense includes operating expenses from properties, in which we have controlling interest. The acquisition of several assets, including an office building in Japan and an apartment project in California, was the main cause for the increase in rental operating expense.

Other Operating Expenses

Depreciation and amortization expense was $0.9 million in 2008, compared to $0.5 million in 2007. The change was due to the acquisition of an apartment project in California.

Investments Segment Equity in Joint Venture Income

Equity in joint venture income totaled approximately $10.1 million in 2008, a decrease of 63% compared to $27.4 million recognized in 2007. The revenue from joint venture investments includes income from the operation and sale of numerous real estate investments in the U.S. which are owned primarily in joint ventures with institutional investor partners. Six residential investments and one commercial investment were sold in 2008 as compared to ten residential investments, two commercial investments, and one land investment sold in 2007.

Non-Operating Items

Interest and other income was $0.6 million in 2008, compared to $0.9 million in 2007. The change was due to lower interest income on bank and escrow deposits, which resulted from a decrease in interest rates.

Interest expense was $8.6 million in 2008 compared to $5.1 million in 2007. The increase was primarily due to the acquisition of several assets, including an office building Japan and apartment project in California in 2008.

Other-than-temporary impairment on available-for-sale security loss was $0.4 million and relates to our recognition of an impairment loss on a stock investment in 2008. There was no impairment loss or income recognized in 2007.

The provision for income taxes was approximately $0.6 million for 2008 compared to $4.4 million in 2007 as a result of the change in income before provision for income taxes.

There were no sales of consolidated real estate in 2008. In 2007, we executed the sale of a commercial project in southern California for $39.4 million. Income from discontinued operations included the gain of $5.3 million from this sale.

Net income attributable to the noncontrolling interests was approximately $54,000 in 2008, a decrease of approximately 98% compared to approximately $2.4 million in 2007. The decrease was related to a non-controlling interest in a commercial project in southern California, which was sold in 2007.

Liquidity and Capital Resources

Our liquidity and capital resources requirements include expenditures for joint venture investments, real estate held for sale, distressed debt and working capital needs. Historically, we have not required significant capital resources to support our brokerage and property management operations. Generally, we finance our operations with internally generated funds and borrowings under our revolving line of credit. Our investments in real estate are typically financed by mortgage loans secured primarily by that real estate. These mortgage loans are generally nonrecourse in that, in the event of default, recourse will be limited to the mortgaged property serving as collateral. In some cases, we guarantee a portion of the loan related to a joint venture investment, usually until some condition, such as completion of construction or leasing or certain net operating income criteria, has been met. We do not expect these guarantees to materially affect liquidity or capital resources.

Cash Flows Years Ended December 31, 2007, 2008 and 2009

Net cash used in operating activities totaled $25.2 million for the year ended December 31, 2009, an increase of $10.6 million as compared to the year ended December 31, 2008. The change was primarily due to the cost incurred in connection with the Merger.

Net cash used in operating activities totaled $14.7 million for the year ended December 31, 2008, a decrease of $0.1 million as compared to the year ended December 31, 2007. The change was primarily due to the decrease in net income and accruals for bonuses and income taxes, offset by lower equity in joint venture income and no gain on sale of commercial real estate during the year ended December 31, 2008.

Net cash provided by investing activities totaled approximately $72.9 million for the year ended December 31, 2009, an increase of $169.3 million as compared to the year ended December 31, 2008. The increase was primarily due to assets acquired in connection with the Merger, decreased contributions to joint ventures, decreased distributions from joint ventures, and proceeds from sales of real estate in 2009.

Net cash used in investing activities totaled about $96.4 million for the year ended December 31, 2008, an increase of $102.2 million as compared to the year ended December 31, 2007. The increase was primarily driven by the use of cash for new investments, which included additional investment in the Japanese joint venture and acquisition of an apartment building, a condominium project, and land in California as well as an office building in Japan during the year ended December 31, 2008.

Net cash used in financing activities totaled approximately $15.7 million for the year ended December 31, 2009, an increase of $128.3 million as compared to the year ended December 31, 2008. The increase was primarily due to the issuance of stock and the issuance of convertible subordinated debt during the year ended December 31, 2008 as well as increased distributions to noncontrolling interests during the year ended December 31, 2009. Additionally, there were significant mortgage loan repayments from the sale of real estate during the year ended December 31, 2009.

Net cash provided by financing activities totaled about $112.6 million for the year ended December 31, 2008, an increase of $94.7 million as compared to the year ended December 31, 2007. The increase was primarily due to issuance of stock, additional borrowings under lines of credit, and fewer mortgage loan repayments from the sale of real estate during the year ended December 31, 2008. The increase was offset by the payments of dividends to preferred shareholders, which were funded by the combination of cash from operations, borrowings from lines of credit, and proceeds from the sale of investments.

Cash Flows Three Months Ended March 31, 2009 and 2010

Net cash used in operating activities totaled $3.3 million for the three months ended March 31, 2010 as compared to $4.8 million for the three months ended March 31, 2009. The change was primarily due to non-cash charges related to stock compensation expense and bonus expense incurred for the three months ended March 31, 2010.

Net cash used in investing activities totaled approximately $8.1 million and $1.3 million for the three months ended March 31, 2010 and 2009, respectively. The change was primarily due to contributions in connection with acquiring a loan portfolio in a new joint venture and decreased proceeds from sales of real estate.

Net cash used in financing activities totaled approximately $2.7 million for the three months ended March 31, 2010 as compared to $6.5 million for the three months ended March 31, 2009. The change was primarily due to an increase in net repayment of debt in the three months ended March 31, 2009 as compared to the three months ended March 31, 2010. In addition, during the three months ended March 31, 2009, we repurchased shares of our common stock and paid dividends. These changes were offset by distributions to noncontrolling interests during the three months ended March 31, 2010.

To the extent that we engage in additional strategic investments, including real estate, loan portfolios, or acquisitions of other property management companies, we may need to obtain third-party financing which could include bank financing or the public sale or private placement of debt or equity securities. We believe that existing cash and cash equivalents plus capital generated from property management and leasing, brokerage, sales of real estate owned, collections from notes receivable, our current lines of credit and the proceeds from our recent preferred stock offering will provide us with sufficient capital requirements for the next year and the foreseeable future.

Under our current joint venture strategy, we generally contribute property, expertise, and typically a fully funded initial cash contribution (without commitment to additional funding by us). Capital required for additional improvements and supporting operations during lease-up and stabilization periods is generally obtained at the time of acquisition via debt financing or third party investors. Accordingly, we generally do not have significant capital commitments with unconsolidated entities. Infrequently, there may be some circumstances when we, usually with the other members of the joint venture entity, may be required to contribute additional capital for a limited period of time. We believe that we have the capital resources, generated from our business activities and borrowing capacity, to finance any such capital requirements, and do not believe that any additional capital contributions to joint ventures will materially affect liquidity.

Our need, if any, to raise additional funds to meet our capital requirements will depend on many factors, including the success and pace of the implementation of our strategy for growth. We regularly monitor capital raising alternatives to be able to take advantage of other available avenues to support our working capital and investment needs, including strategic partnerships and other alliances, bank borrowings, and the sale of equity or debt securities. We believe we will be able to meet the repayment obligations of notes payable and borrowings under lines of credit from cash generated by our business activities, including the sale of assets and the refinancing of debt. We intend to retain earnings to finance our growth and, therefore, do not anticipate paying dividends on our common stock.

Contractual Obligations and Commercial Commitments

At December 31, 2009, our contractual cash obligations, including debt, lines of credit, and operating leases included the following:

	Payments due by period
	Total	Less than 1 year	1 - 3 years	4 - 5 years	After 5 years
Contractual obligations
Borrowings: (1)
Notes payable	$26,133,000	$5,600,000	$11,200,000	$9,333,000	$—
Borrowings under lines of credit	10,000,000	—	10,000,000	—	—
Mortgage loans payable	23,968,000	21,190,000	2,778,000	—	—
Mandatorily convertible debt	30,000,000	—	—	—	30,000,000
Subordinated debt	40,000,000	—	—	—	40,000,000

Total borrowings	130,101,000	26,790,000	23,978,000	9,333,000	70,000,000

Operating leases	8,895,000	1,765,000	2,665,000	2,165,000	2,300,000

Total contractual cash obligations	$138,996,000	$28,555,000	$26,643,000	$11,498,000	$72,300,000

(1)	See Notes 9-13 of our Note to Consolidated Financial Statements. Figures do not include scheduled interest payments. Assuming each debt obligation is held until maturity, we estimate that we will make the following interest payments: Less than 1 year-$9,230,000; 1-3 years-$12,961,000; 4-5 years-$11,774,000; After 5 years: $54,803,000. The interest payments on variable rate debt have been calculated at the interest rate in effect at December 31, 2009.

Off-Balance Sheet Arrangements

We have provided guarantees associated with loans secured by assets held in various joint venture partnerships. The maximum potential amount of future payments (undiscounted) we could be required to make under the guarantees was approximately $35 million and $46 million at December 31, 2009 and December 31, 2008, respectively. The guarantees expire by the year end of 2011 and our performance under the guarantees would be required to the extent there is a shortfall in liquidation between the principal amount of the loan and the net sales proceeds of the property. If we were to become obligated to perform on these guarantees, it could have an adverse affect on our financial condition.

Impact of Inflation and Changing Prices

Inflation has not had a significant impact on the results of operations of our Company in recent years and is not anticipated to have a significant impact in the foreseeable future. Our exposure to market risk from changing prices consists primarily of fluctuations in rental rates of commercial and residential properties, market interest rates on residential mortgages and debt obligations and real estate property values. The revenues associated with the commercial services businesses are impacted by fluctuations in interest rates, lease rates, real property values and the availability of space and competition in the market place. Commercial service revenues are derived from a broad range of services that are primarily transaction driven and are therefore volatile in nature and highly competitive. The revenues of the property management operations with respect to rental properties are highly dependent upon the aggregate rents of the properties managed, which are affected by rental rates and building occupancy rates. Rental rate increases are dependent upon market conditions and the competitive environments in the respective locations of the properties. Employee compensation is the principal cost element of property management. Economic trends in 2009 were characterized by general decrease in commercial leasing volume in the U.S.

Qualitative and Quantitative Disclosures about Market Risk

The primary market risk exposure of our company relates to changes in interest rates in connection with our short-term borrowings, some of which bear interest at variable rates based on the lender’s base rate, prime rate, and LIBOR plus an applicable borrowing margin. These borrowings do not give rise to a significant interest rate risk because they have short maturities. However, the amount of income or loss we recognize for unconsolidated joint ventures may be impacted by changes in interest rates. Historically, the impact to the changes in rates have not been significant our company.

Interest Rate Risk

We have established an interest rate management policy, which attempts to minimize our overall cost of debt, while taking into consideration the earnings implications associated with the volatility of short-term interest rates. As part of this policy, we have elected to maintain a combination of variable and fixed rate debt.

The tables below represent contractual balances of our financial instruments at the expected maturity dates as well as the fair value at March 31, 2010. The expected maturity categories take into consideration actual amortization of principal and do not take into consideration reinvestment of cash. The weighted average interest rate for the various assets and liabilities presented are calculated as of March 31, 2010. We closely monitor the fluctuation in interest rates, and if rates were to increase significantly, we believe that we would be able to either hedge the change in the interest rate or to refinance the loans with fixed interest rate debt. All instruments included in this analysis are non-trading.

	Principal maturing in:
(in thousands)	2010	2011	2012	2013	2014	Thereafter	Total	Fair Value March 31 2010
Interest rate sensitive assets
Cash equivalents	$43,729	—	—	—	—	—	$43,729	$43,729
Average interest rate	0.51%	—	—	—	—	—	0.51%	—
Variable rate receivables	—	—	—		—	—	—	—
Average interest rate	—	—	—		—	—	—	—
Fixed rate receivables	6,442	—	—	—	—	—	6,442	6,442
Average interest rate	13.48%	—	—	—	—	—	13.48%	—

Total	$50,171	—	—	—	—	—	$50,171	$50,171

Weighted average interest rate	2.17%	—	—	—	—	—	2.17%

Interest rate sensitive liabilities
Variable rate borrowings	$450	$14,000	—	—	$24,733	—	$39,183	$39,183
Average interest rate	4.00%	3.55%	—	—	4.00%	—	3.84%
Fixed rate borrowings	17,497	—	$2,859	—	—	$70,000 *	90,356	90,356
Average interest rate	6.16%	—	2.18%	—	—	8.18%	7.60%

Total	$17,947	$14,000	$2,859	—	$24,733	$70,000	$129,539	$129,539

Weighted average interest rate	6.11%	3.55%	2.18%	—	4.00%	8.18%	6.46%

*	Does not include the unamortized balance of the beneficial conversion of the convertible subordinated debt of $2,456,000 as of March 31, 2010.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Codification (ASC) Update No. 2010-06, Fair Value Measurements and Disclosures: Improving Disclosures about Fair Value Measurements, to improve disclosure requirements related to Fair Value Measurements and Disclosures – Subtopic 820. Update No. 2010-06 is effective for interim and annual reporting periods ending after December 15, 2009, except for the disclosures about purchases, sales, issuance, and settlements in the roll forward activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010. Update No. 2010-06 was adopted on January 1, 2010, and there is no material impact to the accompanying consolidated financial statements. Additionally, we have elected to defer disclosures about purchases, sales, issuance, and settlements in the roll forward activity in Level 3 fair value measurements until the required implementation date noted above.

In December 2009, the FASB issued Accounting Standards Codification (ASC) Update No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, to improve the accounting for Variable Interest Entities. Update No. 2009-17 is effective for interim and annual reporting periods ending after December 15, 2009. Update No. 2009-17 was adopted on January 1, 2010, and there is no material impact to the accompanying consolidated financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On December 15, 2009, McGladrey & Pullen, LLP (“M&P”) was dismissed as the independent registered public accounting firm of the Company by the board of directors.

The report issued by M&P on the financial statements of the Company for the period from inception in July 2007 through December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report issued by M&P on the financial statements of the Company for the fiscal year ended December 31, 2008, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except that such report was modified by the inclusion of an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern as a result of the Company’s mandatory liquidation on November 14, 2009 in the event a business combination was not consummated.

The decision to change accountants was approved by the Audit Committee of the Company.

From the Company’s inception in July 2007 through the date of dismissal, there were no disagreements between the Company and M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of M&P would have caused them to make reference thereto in their reports on the financial statements for such period.

There were no “reportable events” as that term is used in Item 304(a)(1)(v) of Regulation S-K occurring during the period beginning on the Company’s inception in July 2007 and ending on September 30, 2009.

On December 15, 2009, the Company retained KPMG LLP (“KPMG”), as its new independent registered public accounting firm. The Company engaged KPMG to audit the Company’s financial statements for the year ending December 31, 2009. From inception in July 2007 through the date of engagement, neither the Company nor anyone on the Company’s behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or

(ii) any matter that was either the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v).

The Company provided M&P with a copy of the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2009, which disclosed the above information regarding the dismissal of M&P. The Company requested that M&P furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements in the Current Report. M&P furnished the Company with a letter dated December 15, 2009 addressed to the SEC stating that it agreed with the Company’s statements in Item 4.01 of the Current Report.

BUSINESS

Company Overview

Founded in 1977, we are a diversified, international real estate company that provides investment and real estate services. We have grown from an auction business in one office into a vertically-integrated operating company with over 300 professionals in 22 offices throughout the U.S. and Japan. We are an industry leader, currently owning real estate (through our closed-end funds, joint ventures and wholly and majority owned entities) and managing over 40 million square feet of residential, multifamily and commercial real estate, including 10,000 apartment units, throughout the U.S. and Japan. Our operations are defined by two core business units: KW Investments and KW Services. We do not intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Recent Events

On May 21, 2010 and June 8, 2010, we sold and issued an aggregate of 100,000 shares of Series A Preferred Stock for a total purchase price of $100,000,000.

Also in May 2010, we, in a partnership with PCCP, acquired a large apartment complex in Northern California and assumed the existing financing.

In May 2010, we purchased a discounted non-performing note secured by a parcel of land in Hawaii. The unpaid balance on the note was $5.85 million at the time of acquisition. The note was subsequently foreclosed on.

Also in April 2010, we acquired a $41 million loan portfolio from a large regional bank. The acquisition included seller financing and a profit sharing agreement between us and the selling bank.

In April 2010, the board of directors approved the repurchase of up to 7.5 million warrants, and we repurchased 2,090,000 warrants for a total amount of $2.7 million.

In June 2009, a joint venture of which Kennedy-Wilson Residential Condominium Group has a 50.5% ownership interest, acquired 149 unsold units in The Mercury, a Los Angeles condominium property. As of February 28, 2010, the joint venture sold and closed escrow on all 149 units generating a net gain on sale after expenses of approximately $18.7 million.

During 2009, a joint venture in which our Japanese Multi-family Group has a 35% interest, extinguished a total of $131 million of debt in two discounted settlements, resulting in equity in joint venture income to us of $9.9 million.

In October 2009, we entered into an agreement in principle with Deutsche Bank to form a partnership with a total non-binding commitment of up to $500 million (up to approximately $450 million from Deutsche Bank and up to approximately $50 million from us), to finance and acquire distressed real estate debt and to source and finance commercial and multifamily whole loan origination opportunities on the west coast. The partnership made its first investment in February 2010 with the acquisition of a loan portfolio totaling approximately $342 million in unpaid principal balance. The loan portfolio, which was acquired from a large regional bank, is comprised of loans secured by residential, hotel, retail, office, land, multifamily, and other assets predominantly located in Sothern California.

In November 2009, we entered into a separate account agreement with Siguler Guff, a multi-strategy private equity firm. The separate account’s total equity commitment is up to approximately $108 million (including up to approximately $8.1 million from us) and was formed to pursue acquisition and repositioning opportunities of distressed assets with a focus on residential condominium projects. The first acquisition in the platform was completed in December 2009 through a joint venture purchase of a loan secured by a 32 unit condominium project and adjacent developable land in Costa Mesa, CA with an unpaid principal balance of approximately $19.5 million.

KW Investments

We formalized our investing activities in 1999 by creating an investment arm, KW Investments. Through this investment arm, we co-invest through separate accounts and closed-end funds in the acquisition of real estate including office, multi-family, loans, retail, hotels, residential condominiums and land for development. We aim to create value with our hands-on approach and seek to harvest value through an exit strategy which is established at the time of acquisition. KW Investments consists of more than 20 investment professionals whose time is dedicated to sourcing, analyzing, executing and managing fund and joint venture investments. In June 2009, we formed KW Capital Markets with the primary function of raising private and institutional capital, assisting with investor relations, and managing other strategic initiatives.

We are a strategic investor and a manager of portfolio investments both in wholly-owned projects and in partnership with institutional investors in the U.S. and Japan. Since 1999, we have invested over $2.0 billion of equity across office, multifamily, retail, hotels, and residential properties through our joint ventures and closed-end funds.

Our investment activity focuses on the west coast of the United States, Tokyo, Japan, Texas and Hawaii. In our investing activity, we typically act as the general partner whereby we invest on average between 5-15% of the equity in a given venture. The target investment size generally ranges from $15-$100 million. In our various investment vehicles, there are typically restrictions on making an investment in a single asset that represents more than 20% of the equity in a given platform without the consent of its limited partner(s).

In general, we invest in value-added properties for which we act as general partner and operator of the property. As general partner and operator of real estate properties, we are responsible for the following:

•	acquisitions, including sourcing deals, due diligence and escrow closing;

•	leasing, including setting rental rates and negotiating and executing leases;

•	renovation, including supervising tenant improvements and/or unit upgrades, construction management and capital improvements to common areas;

•	business plan implementation, including refinancing of properties and execution of marketing plans; and

•	disposition of properties, including sales timing decisions, brokerage services and escrow closing.

Our investments are generally held in fee simple interest. On average, we utilize approximately 65% loan-to-cost on the properties that we acquire while generally obtaining financing for periods of between 3 and 10 years. Our loans are split between interest only and amortizing in nature. Our properties are generally fully-developed and typically have a renovation plan that include some common area and tenant area work which generally represents less than 10% of the purchase price of the asset.

We have historically raised equity for our investments in three ways: through joint-ventures, closed-end funds and investment specific.

•	Our co-investments in joint ventures have typically been between 5% and 15% of the total equity investment. Joint venture and fund investments include the following real estate types:

(i)	U.S. Office—Since 1999, we have invested approximately $550 million of equity in the acquisition of 33 office properties in the U.S., totaling more than 6.6 million square feet.

(ii)	U.S. Multifamily—Since 1999, we have invested approximately $525 million of equity in the acquisition of 56 multifamily properties in the U.S., totaling approximately 14,600 units and 11.8 million square feet.

(iii)	Japan—Our investment professionals have been active in Japan for over a decade and we currently have a strong team of origination, finance and asset management professionals on the ground. Our Japanese activities started in 1995 where we invested approximately $590 million of equity through a former wholly-owned subsidiary that was taken public in February 2002 and has been listed on the Tokyo Stock Exchange since 2003. Our Company and our management team owned a majority position in said subsidiary through September 2002 and we were the largest stockholders through May 2003. That company, now the publicly- traded Kenedix, is no longer owned by or affiliated with us. We sold all of our interest in Kenedix at a substantial gain. In 2005, we re-entered the Japanese market when we formed KW Investment Co., Ltd. to acquire multifamily properties in several key markets in Japan with Wachovia Development Corporation as our partner. Since 2005, KW Investment Co. has invested more than $230 million of equity in the acquisition of 2,410 multifamily units, totaling approximately one million square feet. Including our prior investment experience through what is now Kenedix, we have invested a total of approximately $1.7 billion in the acquisition of 81 investments, primarily in multifamily and office properties.

(iv)	U.S. Other Real Estate—Since 1999, we have invested approximately $300 million of equity in the acquisition of loans, retail, industrial, residential and other real estate-related investments in the U.S.

•	In addition to our joint ventures, we manage several closed-end funds. Below are the descriptions of our closed-end funds that have completed their fund raising:

(i)	KWI Property Fund I, L.P. closed with $62.5 million of capital commitments in August 2000. This fund has reached the end of its investment period and is now focused on harvesting the value created from the successful execution of each investment’s business plan.

(ii)	KWI Property Fund II, L.P. closed with $106 million of capital commitments in October 2005. This fund is currently fully invested and is now focused on harvesting the value created from the successful execution of each investment’s business plan.

(iii)	We manage two Double Bottom-Line funds that seek to provide market rate returns for investors and positive social, economic and environmental benefits to the communities in which they invest. The Double Bottom-Line Funds are typically geographically focused on a specific target market.

The following table sets forth certain general information with respect to two of our materially important property investments: Woodstone Apartment Homes, an apartment complex located in Lompoc, California, and The Cove and The Shores, a condominium complex located in Richmond, California:

Property	Woodstone Apartment Homes	The Cove and The Shores
Location	Lompoc, CA	Richmond, CA

Type	Multifamily	Finished Condos/Multifamily

Units	204	484

Square Feet	146,580	396,978

Acquisition Date	March 2005	June 2008

Business Plan	Value-add	Operate unsold condominiums as apartments until market improves to allow for profitable sales

Ownership	Fee Simple	Fee Simple

Ownership Percentage	95.6%	19.78%

Loan Balance	$17,496,982	$65,249,799

Loan Type	Interest only	Interest only

Floating Interest Rate	1-month LIBOR plus 1.25%	1-month LIBOR plus 1.45%; Swaps peg LIBOR at 3.33% on $9,300,000 and 2.98% on $9,300,000 to 6/27/2011. Swaps peg LIBOR at 3.34% on $20,700,000 and 2.98% on $20,700,000 to 6/27/2011.

Property	Woodstone Apartment Homes	The Cove and The Shores
Maturity Date	January 2011	June 2011

Extensions	1-yr extension	2 1-yr extensions

Loan Balance Due at Maturity	$17,496,982	$65,249,799

Loan Collateral	Property	Property

Prepayment Provision	Open	Release prices of 135% of loan basis per unit

Principal Terms of Sale	N/A	N/A

Renovation / Improvement Plan	Complete	None.

Competitive Conditions	Occupancy exceeds market competitors. Limited supply coming online. Rents have been adjusted to retain tenants to address economic conditions.	Occupancy has increased from 75% at closing to a high of 97%. Occupancy continues to exceed budget of 95%.

Notes: RSF stands for rentable square feet.

The following table sets forth certain information with respect to the tenancy, leases and occupancies of Woodstone Apartment Homes and The Cove and The Shores:

Property	Woodstone Apartment Homes	The Cove and The Shores
Square Feet	146,580	396,978
Occupancy— January—April 2010	92.28%	96.02%
Occupancy—2009	96.08%	95.70%
Occupancy—2008	88.26%	96.00%
Occupancy—2007	97.55%	N/A
Occupancy—2006	94.12%	N/A
Occupancy—2005	91.20%	N/A
Major Tenants (=>10% of RSF)	None	None
Major Tenant Business / Occupation	None	None
Average Monthly Rent—January—April 2010	$904 /Unit	$1,286 /Unit
Average Monthly Rent—2009	$897 /Unit	$1,304 /Unit
Average Monthly Rent—2008	$929 /Unit	$1,316/Unit
Average Monthly Rent—2007	$927 /Unit	N/A
Average Monthly Rent—2006	$893 /Unit	N/A
Average Monthly Rent—2005	$834 /Unit	N/A
Lease Expirations in 2010	135	426
Lease Expirations in 2011	46	42
Annual Rent for Expiring Leases—2010	$1,470,672	$6,574,478
Annual Rent for Expiring Leases—2011	$507,108	$627,672
RSF covered by Expiring Leases—2010	98,524	343,012
RSF covered by Expiring Leases—2011	31,977	35,358
Percentage of Gross Annual Rent for Expiring Leases—2010	74.4%	91.3%
Percentage of Gross Annual Rent for Expiring Leases—2011	25.6%	8.7%

Note: RSF stands for rentable square feet.

KW Services

Through our services group, KW Services, we offer a comprehensive line of real estate services for the full life-cycle of real estate ownership and investment. KW Services provides property management, auction marketing, brokerage, construction and trust management services to financial institutions, other institutional clients and individual investors. Through our extensive network of property managers and brokers, KW Services provides access to real-time market knowledge and trends, along with proprietary deal flow to KW Investments.

•

Property & Asset Management—We currently manage 40 million square feet of office, industrial, and retail properties for over 50 institutional clients and individual investors both in the U.S. and Japan.

•

Auction Services—Since inception in 1977, we have sold more than $5.0 billion of third-party real estate through the auction process. We are considered one of the leaders in auction marketing, having sold various property types on a global basis. The Auction Services group conducts live and online auctions and executes accelerated marketing programs for all types of residential and commercial real estate.

•

Commercial Brokerage—The Commercial Brokerage group is comprised of Investment Sales and Leasing groups. The Investment Sales group specializes in innovative marketing programs tailored to client objectives for all types of real estate and various financial instruments collateralized by real estate. Our real estate professionals in the U.S. and Japan have extensive expertise in marketing, property and loan valuation, asset management, equity and debt sourcing, joint venture formation and financing and real estate acquisition advisory services. The Leasing group is a leader in both landlord and tenant representation. The group provides clients with a full complement of brokerage services for office, industrial, land, multifamily, retail and capital markets disciplines.

•

Construction Management—The Construction Management group provides construction and project management services to institutional, corporate and individual clients in all areas of commercial and residential real estate. This group provides a full array of services including site and feasibility analysis, land planning and project design, selection of consultants, financing, bidding and construction administration.

•

Trust Management—The Trust Management group provides asset and property management services to some of the largest global banks and trust companies holding investment real estate in the U.S., as trustees on behalf of private and institutional fiduciary accounts.

Our Strengths

We believe we have a unique platform from which to execute our investment and services strategy due to the fact we have both an auction business and an investment platform. We believe that our platform provides significant competitive advantages over other real estate buyers operating stand-alone or investment-focused firms and may allow us to generate superior risk-adjusted returns. Our investment strategy focuses on investments that offer significant appreciation potential through intensive property management, leasing, repositioning, redevelopment and the opportunistic use of capital.

Our competitive advantages include:

•

Transaction Experience—Our executive committee has more than 125 years of combined real estate experience and has been working and investing together on average for over a decade. Members of the Executive Committee have collectively acquired, developed and managed in excess of $15 billion of real estate investments in the U.S. and Japan through various economic cycles at our Company and throughout prior careers.

•

Extensive Relationship and Sourcing Network—We leverage our services business in order to source off-market deals. In addition, the Executive Committee and our acquisition team have transacted business in nearly every major metropolitan market on the west coast of the U.S., as well as in Japan. Their local presence and reputation in these markets has enabled them to cultivate key relationships with major holders of property inventory, in particular financial institutions, throughout the real estate community.

•

Structuring Expertise and Speed of Execution—Prior acquisitions completed by us have taken a variety of forms including direct property investments, joint ventures, exchanges involving stock or operating partnership units, participating loans and investments in performing and non-performing mortgages with the objective of long-term ownership. We believe we have developed a reputation of being able to quickly execute, as well as originate and creatively structure acquisitions, dispositions and financing transactions.

•

Vertically-Integrated Platform for Operational Enhancement—We are comprised of over 300 professionals in both KW Investments and KW Services, with 22 regional offices throughout the U.S. and Japan. This diversified business model is aimed at ensuring success through real estate cycles. We have a hands-on approach to real estate investing and possess the local expertise in property management, leasing, construction management, development and investment sales, which we believe enables us to invest successfully in its selected submarkets.

•

Risk Protection and Investment Discipline—We underwrite our investments based upon a thorough examination of property economics and a critical understanding of market dynamics and risk management strategies. We conduct an in-depth sensitivity analysis on each of our acquisitions. This analysis applies various economic scenarios that include changes to rental rates, absorption periods, operating expenses, interest rates, exit values and holding periods. We use this analysis to develop our disciplined acquisition strategies.

Strategy and Target Markets

Our investment style and philosophy has been consistent over the past decade and seeks to drive the ongoing strategy for future investments. The three core fundamentals include:

•	Significant proprietary deal flow from an established network of industry relationships;

•	Focus on a systematic research process with a disciplined approach to investing; and

•	Superior in-house operating execution.

We continue to focus primarily on equity real estate investments, utilizing leverage where determined appropriate. In addition, we also acquire real estate-related financings, such as first trust deeds. Specifically, the investment strategy of our Company focuses on the following situations:

•	Financially distressed/ownership situations;

•	Under-managed or under-leased assets; and

•	Repositioning opportunities.

We intend to pursue acquisition opportunities for our current investment platforms as follows:

•	Commercial Platform—Take advantage of office, industrial and retail debt maturities;

•	Funds—Value add/opportunistic strategy; dedicated capital for a variety of deal types;

•	Condo Platform—Distressed condo deals; reposition and exit;

•	Residential Platform—Combination of current return from multi-family projects and capital return from condo projects; and

•	First Trust Deed Platform—Fills void in lending market; provides 10% + unlevered current yield and potential to own real estate at very attractive basis in event of foreclosure.

Our initial target submarkets, which include southern California, the San Francisco Bay area, the Puget Sound area (Greater Seattle), Hawaii and the Greater Tokyo area, share certain similar characteristics that we believe can create investment opportunities. Among these commonalities are dense populations, high barriers to entry, scarcity of land and supply constraints.

KW Services plays a critical role in supporting our investment strategy and various platforms. KW Services intends to continue to facilitate the gathering of local market intelligence and market data for evaluating and valuing investments, generate proprietary transaction flow and create value once an investment is made through efficient implementation of asset management or repositioning strategies.

Industry and Market Overview

United States

We believe that the acquisition outlook for 2010 and beyond is one of opportunity. Since capitalization rates have begun to rise and based on our market analysis, well-capitalized investors will potentially be able to purchase properties at significant discounts to historical cost that may provide significant cash-on-cash returns. The recent credit crunch in the financial markets has dried up liquidity. As a result, many financial institutions have been forced to mark-to-market or sell both their performing and non-performing assets in order to firm up their balance sheets. We believe that U.S. financial institutions and publicly traded companies, such as Real Estate Investment Trusts, will continue to be forced sellers of their real estate hard assets and loans for the next several quarters.

Due to the current disarray in the financial markets, many U.S. real estate markets are experiencing a downturn in occupancy and property values. Unlike the last cycle, this downturn has been driven by the lack of liquidity and the tightening of the credit markets rather than by an oversupply of new product. We believe that underlying real estate fundamentals have remained solid, particularly in major metropolitan and downtown areas where supply constraints exist, and companies continue to consolidate in proximity to their corporate headquarters. Also, downward pricing pressures exist that create potential buying opportunities. We will seek to exploit the opportunities caused by the current economic downturn and closed capital markets by identifying the cities and submarkets that have the most predictable, near-term positive indicators.

We believe the recent economic, capital and credit markets events will create tremendous buying opportunities as properties may be purchased at significant discounts to historical cost. Many asset dispositions will result from:

•	forced liquidation through bankruptcy proceedings;

•	companies reducing real estate portfolios to raise cash to shore up their balance sheets; and

•	highly leveraged property owners who will have loans come due in 2010 and 2011 and will be unable to refinance.

As sellers are under greater pressure to move assets off of their balance sheets, our strong sourcing relationships will position us as the buyer of choice to acquire properties at steep discounts. Sellers will look to firms that they have relationships with and can execute quickly and discreetly. We have long-standing relationships with healthy regional and international lenders who have expressed an ability and willingness to offer financing for investments.

Although interest rates remain low, the lack of available debt has constrained highly-leveraged buyers. We believe that the timing of the real estate market cycle combined with our deep market relationships, systematic research process and cross-platform synergies will be crucial to its potential success.

Japan

We predict that Japan, while still subject to the same market forces affecting economies across the globe, will likely experience a downturn that is shorter than that in other industrialized economies as the Japanese banking system remains strong relative to its peers. We believe that the country’s economy is in a better position to weather current economic conditions relative to the economies of certain other countries because over the past decade Japanese households generally have saved money, and companies have steeply reduced their debt as a proportion of GDP. In the current credit environment, as in the U.S., highly-leveraged investors in Japan have been forced to reduce their debt resulting in a rise in capitalization rates.

Japan’s current demographic trends include an influx of migration to major cities creating strong demand for housing. Our research shows that real estate fundamentals have remained strong in Greater Tokyo’s residential market, and, in particular, in Tokyo’s three major wards: Minato-ku, Shibuya-ku, and Setagaya-ku. With diminishing supply of new inventory due to stricter building regulations imposed in 2007, rents for quality assets are expected to remain strong while vacancy rates remains stable. We expect that properties in the Greater Tokyo area that are newer and of higher quality will remain target assets for acquisition by many institutional investors.

Competition

We compete with a range of both local and national real estate firms, individual investors and corporations. Because of our unique combination of businesses, we compete with brokerage and property management companies as well as companies that invest in real estate and distressed notes. The brokerage and property management businesses are both highly fragmented and competitive. We compete with real estate brokerage companies on the basis of our relationship with property owners, quality of service, and commissions charged. We compete with property management and leasing firms also on the basis of our relationship with clients, the range and quality of services provided, and fees and commissions charged. Our investment operations compete to varying degrees with real estate investment partnerships and other investment companies. We compete with these other investors on the basis of our relationship with the sellers and our ability to close an investment transaction in a short time period at competitive pricing.

We differentiate ourselves from other firms in the industry with our full service, investment oriented structure. Whereas most other firms use an investment platform to obtain additional service business revenue, we use our service platform to enhance the investment process and ensure the alignment of interest with our investors.

Since each market and opportunity is unique, different competitors surface in each transaction. Due to our proprietary sourcing capabilities, we often acquire properties in off-market transactions where we face limited competition. In more widely marketed transactions, our significant on-the-ground operations provide insight into market conditions and trends that we believe allows for informed acquisition strategies.

In contrast to our vertically-integrated platform and deep market knowledge, many large institutional players act as “asset allocators” and rely on firms similar to us and the third-party brokerage community to source their deals. These competitors tend to focus on large, widely-marketed “Class A” properties that do not require significant on-the-ground expertise, hands-on redevelopment or local market knowledge.

We also compete for investment opportunities with regional investors and developers who understand the local markets but lack the equity to close deals with their own capital.

Due to our reputation for certainty of close, capital availability and discretion in publicizing deals, we are often able to acquire properties even when we are not the highest bidder. Our relationship-driven approach, reputation for certainty of close, local market knowledge and on-the-ground experience strongly position us when compared to our competition.

Markets

We believe that real estate is a local business. With this in mind, we intend to continue to focus on the markets that we know well through both our investment experience and service businesses. We intend to continue to target markets that we have been successful in historically due to our in-depth knowledge and relationships.

Our focused research process begins with a macro analysis (economic growth, overall market cycles, property specific cycles, availability and pricing, ranking/evaluation) and ends with a micro analysis (submarket/neighborhood analysis, site analysis, due diligence and risk/return analysis). We will often leverage KW Services to access real-time market knowledge and trends to determine our investment analysis and strategy process and choices of markets/submarkets. This rigorous process continues to be a key driver of our investment decisions.

The choice of markets and submarkets for our investment strategy will be based on a research-driven process that involves five stages of extensive analysis.

•

Stage 1: Growth Composite of Employment/Population/Income Compared to Nation. Each city is analyzed using a composite index of growth that weighs the last six years of growth history with the next five years of forecasted employment, population and income trends as compared to the overall nation. The risk of the growth forecast and the stability of the economic base and political climate are also considered at this stage.

•

Stage 2: Evaluation of a City’s Overall Market Cycle Position by Property Type. In the second stage, macro market cycle analysis is conducted by property type. Certain statistical adjustments are then applied to the geographical submarkets within each city to determine if a city, and property type is operating above or below “equilibrium,” and if market upside potential exists within each city and property type.

•

Stage 3: Product Specific Cycle Analysis in Each City. This stage requires extensive market research and interviews with local experts at the submarket level. In this stage, each product type is evaluated with respect to its upside potential. Three types of cycles and upside potential are measured at this stage:

•	occupancy cycle upside,

•	rent rate cycle upside, and

•	Property value upside.

A key part of this analysis is to determine what discounts from replacement cost and current cash-on-cash returns can be achieved relative to the upside potential for each property type. We seek to buy well-located properties at prices substantially below replacement cost.

•

Stage 4: Evaluation of Product Availability and Pricing. The focus in this stage is to determine the total product inventory of each targeted property class in the specified market, evaluate recent transactions in the market and submarkets and project the amount of new product that will likely become available for purchase in the future. Based on recent transactions, market studies and interviews with local market experts in each city (brokers, appraisers and market researchers), the expected economics of properties purchased in the future are estimated, including estimates of capitalization rates, rents, occupancy levels and sales prices relative to replacement cost.

•

Stage 5: Ranking/Evaluation Relative to our Investment Strategy. In the final stage of the evaluation process, the overall desirability of each city for investment is evaluated within the context of our investment strategy. The market niches that offer the most upside are identified, and a strategy is developed to capitalize on those niches. During this step, investment allocations are suggested for each city, including the amount of capital to be invested in each city and product type over a defined investment time horizon.

In parallel with our thorough examination of market dynamics, we conduct an in-depth risk management analysis on each of our acquisitions. This analysis applies various economic conditions and scenario forecasts that include changes to rental rates, operating expenses, interest rates, exit values and holding periods. We use this analysis to develop our disciplined pricing strategies.

This market analysis will help to determine the acquisition strategies for a variety of markets and submarkets that have the highest probability for near-term value appreciation and to develop operating and exit strategies that enhance returns and limit risk exposure.

Clients and Customers

We have long and extensive relationships with a broad range of prominent institutions with which we have invested through joint venture and fund arrangements and for which we have provided services. These institutions include sovereign funds, financial institutions, insurance companies, pension funds, endowments, money managers and family offices.

Employees

As of April 30, we had approximately 296 employees. We consider our relationship with our employees to be good and have not experienced any interruptions of our operations as a result of labor disagreements.

Properties

Our corporate headquarters is located in Beverly Hills, California. We also have 21 other offices throughout the U.S., including our disaster recovery office in Austin, Texas, and one office in Japan. The Beverly Hills office operates as the main investment and asset management center for us in the United States, while the Japan office is the main investment and asset management center for the Japanese operations. The remaining office locations primarily operate as property management satellites. In general, we lease all of our offices. In addition, we have on-site property management offices located within properties that we manage. The most significant terms of the leasing arrangements for our offices are the length of the lease and the rent. Our leases have terms varying in duration. The rent payable under our office leases vary significantly from location to location as a result of differences in prevailing commercial real estate rates in different geographic locations. Our management believes that except as provided below, no single office lease is material to our business, results of operations or financial condition. In addition, our management believes there is adequate alternative office space available at acceptable rental rates to meet our needs, although adverse movements in rental rates in some markets may negatively affect our profits in those markets when we enter into new leases.

The following table sets forth certain information regarding our corporate headquarters and regional office located in Austin, Texas.

Location	Use	Approximate Square Footage	Lease Expiration
Beverly Hills, CA	Corporate Headquarters	20,000	12/31/2016

Austin, TX	Regional Office; Disaster Recovery Office	6,864	3/31/2012

Legal Proceedings

We may be involved in various legal proceedings arising in the ordinary course of business, none of which is material to our business. From time to time, our real estate management division is named in “slip and fall” type litigation relating to buildings we manage. Our standard management agreement contains an indemnity provision whereby the building owner indemnifies and agrees to defend its real estate management division against such claims. In such cases, we are defended by the building owner’s liability insurer.

MANAGEMENT

Directors and Executive Officers

Set forth below is the name, age and title of each director and executive officer of the Company followed by a summary of each director’s and executive’s background and principal occupations. Unless otherwise indicated, each director’s and executive officer’s term of office as a director or executive officer of the Company commenced on November 13, 2009.

Name	Age	Position
William J. McMorrow	63	Chairman and Chief Executive Officer

Mary Ricks	45	Vice Chairman of Kennedy-Wilson, Inc. and CEO, KW Commercial Investment Group

Freeman A. Lyle	56	Executive Vice President and Chief Financial Officer

Robert E. Hart	52	President, KW Multi-Family Management Group

Donald J. Herrema	57	Executive Vice Chairman of Kennedy-Wilson, Inc. and CEO, KW Capital Markets

Kent Mouton	56	Director

Jerry R. Solomon	59	Director

Norman Creighton(1)	74	Director

Thomas Sorell	55	Director

David A. Minella(1)	57	Director

Cathy Hendrickson(1)	63	Director

(1)	Serves on the Audit Committee, Nominations Committee and Compensation Committee

William J. McMorrow—Chairman and Chief Executive Officer. Mr. McMorrow joined Kennedy-Wilson in 1988 and has been Chairman and Chief Executive Officer of Kennedy-Wilson since 1998. Mr. McMorrow is the architect of Kennedy-Wilson’s expansion into real estate brokerage, property management and investment services. In addition to his real estate experience, Mr. McMorrow has more than 17 years of banking experience. Prior to joining Kennedy-Wilson, he was the Executive Vice President and Chairman of the Credit Policy Committee at Imperial Bancorp and also has held senior positions with a variety of financial services companies, including eight years as a Senior Vice President of Fidelity Bank. He received a B.S. in Business and an M.B.A. from the University of Southern California. Mr. McMorrow is on the Executive Board of the USC Lusk Center for Real Estate and is involved in numerous charities in Southern California, including Chrysalis, the Rape Treatment Center, the Village School and Loyola High School. Mr. McMorrow was selected to serve as a member of our board of directors because of his significant achievements with, and intimate knowledge of, the Company and his extensive experience in banking and real estate.

Mary Ricks—Vice Chairman of Kennedy-Wilson, Inc. and CEO, KW Commercial Investment Group. Ms. Ricks joined Kennedy-Wilson in 1990, is Vice Chairman of Kennedy-Wilson, Inc. and has been has been Chief Executive Officer of KW Commercial Investment Group since 2008. Ms. Ricks is responsible for the Company’s acquisitions and dispositions of commercial assets as well as oversight of the Company’s activities in Japan. Prior to joining Kennedy-Wilson, Ms. Ricks was a commercial broker at Hanes Company. She has been named by the L.A. Business Journal as one of the top women in commercial real estate and was featured on the covers of Forum Magazine and Real Estate California recognizing women at the top of the field. She received a B.A. in Sociology from the University of California, Los Angeles, where she was an All-American athlete. Ms. Ricks is a founding board member of the Richard S. Ziman Center for Real Estate at UCLA.

Freeman A. Lyle—Executive Vice President and Chief Financial Officer. Mr. Lyle joined Kennedy-Wilson in 1996 and has been Executive Vice President and Chief Financial Officer of Kennedy-Wilson since 1996. Mr. Lyle is responsible for all aspects of finance and administration for the Company, including strategic planning, capital formation, financial reporting, risk management, investor relations and information technology. Prior to joining Kennedy-Wilson, he was Vice President and Controller for R&B Realty Group. Prior to R&B Realty, Mr. Lyle was with Ernst & Young LLP. He received a B.S. in Business from the California State University at Northridge and an M.B.A. from the University of Southern California. He is a Certified Public Accountant.

Robert E. Hart—President, KW Multi-Family Management Group. Mr. Hart has been President of KW Multi-Family Management Group since 2006. He joined Kennedy-Wilson in 2000. Mr. Hart is responsible for the oversight of acquisitions, asset management and dispositions of multifamily assets in the U.S. and Japan. Prior to joining Kennedy-Wilson, Mr. Hart served as a Senior Vice President of Portfolio Management for Heitman Capital Management as well as Director of Real Estate Marketing for Executive Life Insurance Company Enhancement Trusts. He received a B.S. in Civil Engineering from Worcester Polytechnic Institute and an M.B.A. from the University of California, Los Angeles’ Anderson School of Management. Mr. Hart is Chair of the board of directors of Chrysalis and an Associate of the Richard S. Ziman Center for Real Estate at UCLA. He is a member of the Real Estate Investment Advisory Council, the Urban Land Institute and the California Lexington Group. He is a former President of the UCLA Anderson School of Management Alumni Association and a former member of both the Board of the UCLA Alumni Association and the Anderson School Board of Visitors.

Donald J. Herrema—Executive Vice Chairman of Kennedy-Wilson, Inc. and CEO, KW Capital Markets. Mr. Herrema is Executive Vice Chairman of Kennedy-Wilson, Inc. and Chief Executive Officer of KW Capital Markets. He joined Kennedy-Wilson in 2009. Mr. Herrema is responsible for Kennedy-Wilson’s capital markets and fundraising activities. Prior to joining Kennedy-Wilson, he founded BlackSterling Partners, LLC, served as CEO of Bessemer Trust, Loring Ward, Atlantic Trust (subsidiary of Invesco), and was Head of Private Wealth Management at Morgan Stanley. He began his career at Wells Fargo Bank, where he ultimately served as both President of Wells Fargo Securities and Head of the Mutual Funds Division. Mr. Herrema received a B.A. from Whittier College and an M.A. in Economics from the University of Southern California. Mr. Herrema is a Director of TD Bank Asset Management USA Funds and Lepercq, de Neuflize and Co and also serves as a Senior Advisor to Stone Point Capital.

Kent Mouton—Director. Mr. Mouton served as a director of Kennedy-Wilson since 1995. Mr. Mouton is a partner with the law firm Kulik, Gottesman, Mouton & Siegel LLP, where he specializes in real estate law, primarily in the areas of real estate lending and finance, joint ventures, land use, acquisitions and dispositions, leasing, development and construction, common interest subdivisions (condominiums and planned unit developments) and real estate brokerage. He has been an Adjunct Professor of real estate law at the UCLA Extension since 1979, and teaches various real estate related UCLA Extension courses. Mr. Mouton has been honored by his peers by being designated a Southern California Real Estate “Super Lawyer” in 2005, 2006, 2007 and 2008. Mr. Mouton is a former member of the Board of Governors of the Century City Bar Association and formerly was a Co-Chairperson of the Century City Bar Association Real Estate Law Section. He also serves on the Los Angeles County Bar Real Property Section Real Estate Finance, Land Use Planning and Commercial Development Steering Committees. Mr. Mouton graduated from the University of California, Los Angeles in 1975 with a Bachelor of Arts degree in Economics (Dean’s List, Summa Cum Laude, Phi Beta Kappa) and received his law degree in 1978 from the University of California, Los Angeles. Mr. Mouton was selected to serve as a member of our board of directors because of his experience and knowledge relating to the legal and financial aspects of real estate investment and his significant experience in public and private company advisory and governance activities.

Jerry R. Solomon—Director. Mr. Solomon served as a director of Kennedy-Wilson since 2001. Mr. Solomon received both his B.S. Degree in accounting (1973) and an M.B.A. (1974) from UC Berkeley. Throughout college and following graduation, he worked in the tax department of JK Lasser & Company that later became Touche Ross & Company. After leaving JK Lasser, Mr. Solomon joined a large local CPA firm where he became the partner in charge of the comprehensive business services department as well as the administrative partner in charge of 7 partners and 80 staff. In 1988 he formed Solomon & Company CPA’s Inc. that later merged with Harold G. Winnett and the firm was renamed Solomon, Winnett & Rosenfield Certified Public Accountants, Inc. Mr. Solomon’s practice areas of expertise include both real estate industry and service industries. He consults frequently with high net worth individuals and families in tax and transactional planning. Mr. Solomon currently sits on several board of directors and on the boards of several philanthropic organizations. Mr. Solomon was selected to serve as a member of our board of directors because of his significant experience in the public accounting profession, particularly in the real estate and services industries, and with public and private company advisory and governance activities.

Norman Creighton—Director. Mr. Creighton served as a director of Kennedy-Wilson since 2004. From 1975 to 2001, Mr. Creighton was employed with Imperial Bank, serving as President and Chief Executive Officer from 1983 to 2001. During Mr. Creighton’s tenure with Imperial Bank, its assets increased from approximately $200 million in 1975 to approximately $7 billion in 2001. Prior to Imperial Bank, Mr. Creighton served as Regional Vice President for Southern Arizona of Great Western Bank from 1971 to 1974. From 1958 to 1971, Mr. Creighton was employed with Arizona Bank, including as Manager of the Tuscon Headquarters. Mr. Creighton holds a B.S. in banking and finance from the University of Montana. Mr. Creighton was selected to serve as a member of our board of directors because of his extensive experience and knowledge of business, accounting and the banking industry.

Thomas Sorell—Director. Mr. Sorell served as a director of Kennedy-Wilson since 2008. Mr. Sorell is Executive Vice President and Chief Investment Officer of Guardian Life Insurance Company of America, Guardian Investor Services LLC and other Guardian subsidiaries. Mr. Sorell has over 30 years of financial experience. He is responsible for Guardian’s investment policy and strategies for over $30 billion in assets. This includes investments in both public and private equity, fixed income, and commercial real estate. Mr. Sorell recently served as President of The Park Avenue Portfolio® Family of Mutual Funds and is a Director of RS Investment Co. Mr. Sorell joined Guardian in 1994 from White River Corporation, where he served as Director of Fixed Income. Prior to that, he held investment management positions at Fund American Enterprises, Inc. and AIG Investment Advisors as well as institutional fixed income sales and research positions at Drexel Burnham Lambert & Co., and Kidder, Peabody & Co. Mr. Sorell holds a B.A. from Colgate University and an M.B.A. from New York University. He has a Chartered Financial Analyst (CFA) designation, and is a member of the ACLI-CIO Board of Advisors, CFA Institute and the New York Society of Security Analysts. Mr. Sorell was selected to serve as a member of our board of directors because of his extensive experience in the financial services industry, particularly in the fields of public and private equity.

David A. Minella—Director. Mr. Minella served as the Prospect’s Chairman and Chief Executive Officer since its inception in July 2007 through November 2009. Mr. Minella has been the managing member of Minella Capital Management LLC, a financial services advisory firm, since December 2006 and the managing member of Flat Ridge Investments LLC, a private investment vehicle, since July 2007. Between 1997 and March 2007, Mr. Minella served as the Chief Executive Officer and a director of Value Asset Management LLC, or VAM, a strategic investment management holding company. At VAM, Mr. Minella was responsible for its overall business strategy, acquisitions and financial results. Under Mr. Minella’s leadership, VAM acquired a controlling interest in five separate investment management firms: Dalton Hartman Greiner and Maher, New York, NY; Harris Bretall Sullivan and Smith, San Francisco, CA; Hillview Capital Advisors, LLC, New York, NY; Grosvenor Capital Management LP, Chicago, IL; and MDT Advisers LLC, Cambridge, MA. All of the original acquisitions have been sold. From 1995 to 1997, Mr. Minella was the President and Chief Executive Officer of the asset management division of Liechtenstein Global Trust, or LGT, a wealth and asset management firm, where he was responsible for the overall business strategy and financial results. During Mr. Minella’s tenure as LGT’s Chief Executive Officer, he also led LGT’s acquisition of Chancellor Capital Management, a large United States equity investment firm. Mr. Minella originally joined the LGT group in 1987 as the head of its United States subsidiaries, GT Capital Management and GT Global. Mr. Minella established its United States mutual fund business through the broker-dealer community, reestablished LGT’s institutional separate account capabilities, and developed the firm’s global equity sector expertise. Currently, Mr. Minella serves as a director of Lindsell Train Japan Fund and Lindsell Train Global Media Fund, both offshore hedge funds managed out of London, UK. In addition, Mr. Minella is a member of the Executive Council at Bunker Hill Capital Management, a private equity firm in Boston, Massachusetts, the former Chairman of the board of directors of MDT Advisers LLC and a former board member of the Investment Company Institute. Mr. Minella holds a B.S. in accounting from Bentley College. Mr. Minella was selected to serve as a member of our board of directors because of his significant financial industry experience, particularly relating to investment strategies and asset management.

Cathy Hendrickson—Director. Ms. Hendrickson served as a director of Kennedy-Wilson since 2004. Ms. Hendrickson has forty one years experience in banking which includes eight years with Union Bank in Los Angeles in Economic Research/Corporate Planning, Leveraged Leasing, Credit, and the National Division, three years at Philadelphia based Fidelity Bank’s Los Angeles Loan Production Office, one year in Crocker Bank’s Southern California Corporate Banking Division, two years as Manager of Imperial Bank’s Headquarters Office located at the Los Angeles International Airport, ten years as Regional Vice President of Metrobank’s South Bay Headquarters Office in Torrance, and two years as President of Palos Verdes National Bank. Since May, 1993, Ms. Hendrickson served as President and Chief Executive Officer of Bay Cities National Bank (formerly Peninsula National Bank). Ms. Hendrickson also serves as President and Chief Executive Officer of Peninsula Banking Group, Inc. and on the boards of Bay Cities National Bank, Peninsula Banking Group, Inc. and Community First Financial Group, Inc. Ms. Hendrickson was selected to serve as a member of our board of directors because of her extensive experience as a high level executive in the banking and financial industries.

Board Composition

We have a classified board of directors which is divided into three classes. Each class of the board of directors is set forth below:

•	Cathy Hendrickson and Thomas Sorell in the class to stand for reelection in 2010;

•	Jerry Solomon and David A. Minella in the class to stand for reelection in 2011; and

•	William J. McMorrow, Kent Mouton and Norman Creighton in the class to stand for reelection in 2012.

At each annual meeting of stockholders, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

Directors Prior to the Merger

Prior to our merger with Kennedy-Wilson, Inc., which was consummated on November 13, 2009, we were a blank check company formed to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the financial services industry. In connection with the merger, our directors and officers were replaced by the officers and directors of Kennedy-Wilson, Inc., except for David Minella, our former Chief Executive Officer and Chairman, who continues to serve as one of our directors.

Prior to the merger our Common Stock was listed on AMEX, which requires that a majority of a listed company’s board of directors be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Prior to the merger, our former board of directors determined that each of Michael P. Castine, William Cvengros, Michael Downey, Daniel Gressel and John Merchant, who served as directors prior to the merger, were independent as such term is defined under the rules of AMEX and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Current Directors

Effective March 19, 2010, our Common Stock became listed on the NYSE. A majority of the members of our board of directors must be independent under Section 303A.01 of the listing standards of the NYSE. Section 303A.02 of the NYSE listing standards provide that no director can qualify as independent unless the board of directors affirmatively determines that the director has no material relationship with the listed company. Our board of directors has adopted the following standards in determining whether or not a director has a material relationship with the Company and these standards are contained in our Corporate Governance Guidelines and can be found our website at www.kennedywilson.com and can be made available in print free of charge to any stockholder who requests it.

•	No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

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No director who is, or in the past three years has been, affiliated with or employed by the Company’s present or former independent auditor can be independent until three years after the end of the affiliation, employment or auditing relationship.

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No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

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No director can be independent if he or she is receiving, or in the last three years has received, more than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

•

No director can be independent if he or she is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Based on these independence standards and all of the relevant facts and circumstances, our board of directors determined that none of the following directors had any material relationship with the Company and, thus, are independent under Section 303A.02 of the listing standards of NYSE: Norman Creighton, Cathy Hendrickson, Thomas Sorell and David Minella. In accordance with NYSE rules a majority of our board of directors is independent.

Board Committees

Our board of directors has a Compensation Committee, a Nominating Committee and an Audit Committee.

Compensation Committee

The members of the Compensation Committee are Norman Creighton (chairman), Cathy Hendrickson and David Minella. Each of the current members of the Compensation Committee are considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our board of directors. The Compensation Committee operates under a written charter. The Compensation Committee charter can be found on our website at www.kennedywilson.com and can be made available in print free of charge to any stockholder who requests it.

The Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers and, based on such evaluation, reviews and approves the compensation of the Chief Executive Officer and other executive officers. The Compensation Committee may consult with the Chief Executive Officer regarding the amount or form of the compensation for the other executive officers. The Compensation Committee may also form and delegate responsibilities to subcommittees. The Compensation Committee also reviews and recommends to the full board of directors compensation of directors. The Compensation Committee administers our 2009 Equity Participation Plan.

Nominating Committee

The purpose of the Nominating Committee is to, among other things, discharge the responsibilities of our board of directors relating to the appropriate size, functioning and needs of our board of directors, including, but not limited to, recruitment and retention of high quality board members and the composition and structure of committees of the board of directors.

The members of the Nominating Committee are Cathy Hendrickson (chairman), Norman Creighton and David Minella. Each of the above-listed Nominating Committee members is considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our board of directors.

The Nominating Committee operates under a written charter. The Nominating Committee charter can be found on our website at www.kennedywilson.com and can be made available in print free of charge to any stockholder who requests it.

The Nominating Committee will consider director candidates recommended by security holders based upon the policies set forth in the Nominating Committee charter. Stockholders who wish to recommend to the Nominating Committee a candidate for election should send a letter to Kennedy-Wilson Holdings, Inc., 9701 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212, ATTN: Nominating Committee. The letter must set forth certain biographical information regarding the nominees as specified in the Nominating Committee charter. Recommendations by security holders must be received no later than thirty (30) days after the end of the Company’s fiscal year.

Candidates will be reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of the Company’s stockholders. Although there are no specific minimum qualifications or any specific qualities or skills that the Nominating Committee believes that the potential nominees must have, the Nominating Committee considers and evaluates each candidate upon an assessment of certain criteria as set forth in the Nominating Committee charter. Although diversity may be a consideration in the nomination process, the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees.

The Nominating Committee does not have a formal procedure for identifying or evaluating director nominees except as set forth in the Nominating Committee charter. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee. Although it has not done so in the past, the Nominating Committee may retain search firms to assist in identifying suitable director candidates.

Audit Committee

The Audit Committee operates under a written charter. The Audit Committee charter can be found on our website at www.kennedywilson.com and can be made available in print free of charge to any stockholder who requests it.

The Audit Committee charter states that the responsibilities of the Audit Committee shall include, among other things, to assist the board of directors in monitoring (i) the integrity of the annual, quarterly and other financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditor and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee also reviews and approves all related-party transactions and prepares the report required by the rules of the SEC, to be included in the Company’s annual proxy statement.

Pursuant to its charter, the Audit Committee meets at least quarterly. The Company does not limit the number of audit committees of other companies on which its Audit Committee members can serve.

The members of the Nominating Committee are Cathy Hendrickson, Norman Creighton (chairman) and David Minella. Each of the above-listed Nominating Committee members is considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our board of directors.

Our board of directors has determined that we have at least one audit committee financial expert, as defined in the Exchange Act, serving on our Audit Committee. Norman Creighton is the “audit committee financial expert” and is an independent member of our board of directors.

Code of Ethics

Our board of directors has adopted a code of ethics that applies to our directors, officers and employees. A copy of the code of ethics is available on our website at www.kennedywilson.com.

Director Compensation

Each non-employee director, other than Thomas Sorell, received a fee of $25,000 per year, $1,000 for each board of directors meeting attended and $500 for each committee meeting attended. The following table provides compensation information for the fiscal year ended December 31, 2009 for each non-employee member of our board of directors:

Name(2)	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Kent Mouton	$32,000	$—	$72,450	$—	$10,000	$114,450
Cathy Hendrickson	$31,000	$—	$72,450	$—	$10,000	$113,450
Jerry Solomon	$29,000	$—	$72,450	$—	$10,000	$111,450
Thomas Sorrell	$—	$—	$—	$—	$—	$—
David Minella(3)	$7,750	$—	$—	$—	$—	$7,750
Norman Creighton	$33,000	$—	$72,450	$—	$10,000	$115,450
Jeffrey Hudson(4)	$16,500	$—	$72,450	$—	$10,000	$98,950

(1)	This column shows the full grant date fair value of restricted stock awards and stock options under FASB ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in Note 17 to the Company’s financial statements for the fiscal year ended December 31, 2009 contained elsewhere in this prospectus. The options consist of options to purchase shares of common stock of Kennedy-Wilson, Inc., which was merged with a subsidiary of the Company on November 13, 2009. In connection with the merger, all outstanding options were cancelled. See “Compensation Discussion and Analysis”.
(2)	Mr. McMorrow receives no compensation for his service as a director.
(3)	Mr. Minella became a non-employee director on November 13, 2009 upon consummation of the merger.
(4)	Mr. Hudson resigned as a director of Kennedy-Wilson, Inc. on November 13, 2009 in connection with the merger.

EXECUTIVE COMPENSATION

The following discussion sets forth certain information regarding our executive compensation. Unless specifically noted or the context provides otherwise, as used throughout this section, “we,” “our,” “us” or the “Company” and the disclosures relating to executive compensation refer to Kennedy-Wilson, Inc. and its subsidiaries prior to, and Kennedy-Wilson Holdings, Inc. and its subsidiaries subsequent to, the closing of the merger between the Company and Kennedy-Wilson, Inc., which was consummated on November 13, 2009. “Prospect” refers to the Company prior to the merger.

Executive Compensation of Prospect Acquisition Corp. prior to the Merger

None of Prospect’s executive officers received any cash or other compensation for services rendered to the Company in any capacity. However, Prospect’s executive officers and their affiliates were reimbursed for certain out-of-pocket expenses incurred in connection with activities on Prospect’s behalf such as identifying potential target businesses and performing due diligence.

Compensation Discussion and Analysis

I. NEOs

As required by SEC rules, the following compensation discussion explains compensation decisions with respect to those executive officers who constitute our “Named Executive Officers” (“NEOs”) under SEC rules. These rules provide that the NEOs are the principal executive officer, the principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and the principal financial officer. For 2009 our NEOs were the following (titles are those at year end):

• William J. McMorrow	Chairman and Chief Executive Officer

• Freeman A. Lyle	Executive Vice President and Chief Financial Officer

• Mary Ricks	Vice Chairman of Kennedy-Wilson, Inc. and CEO, KW Commercial Investment Group

• Donald J. Herrema	Executive Vice Chairman of Kennedy-Wilson, Inc. and CEO, KW Capital Markets. Mr. Herrema joined the Company as an employee in June 2009. Previously, beginning in January 2009 he provided consulting services to the Company.

• Robert E. Hart	President, KW Multi-Family Management Group

II. Executive Compensation Philosophy and Objectives

Our core compensation philosophy has been to pay our executive officers a competitive level of compensation that best reflects individual performance, overall responsibility to us, and our performance and the performance of our business units.

This philosophy was implemented for the NEOs through a combination of base salary, the opportunity to earn significant bonuses, long-term incentives and executive benefits. Prior to the merger, our Chief Executive Officer generally determined the bonuses to be paid to the other NEOs and our Compensation Committee determined the bonuses to be paid to the Chief Executive Officer. Following the consummation of the merger, our Compensation Committee determines the compensation of all of the NEOs with the consultation of the Chief Executive Officer.

III. Elements of Compensation

For the years prior to 2009, we generally utilized three components of compensation: base salary, annual bonuses and benefits. As will be discussed below, long-term incentives became a significant element of executive compensation for our NEOs in 2009. Due to our overall philosophy of maintaining a pay mix that results fundamentally in a pay-for-performance orientation for executives, in years prior to 2008 the most significant element of compensation for the NEOs was bonuses. As reflected in the summary compensation table, bonuses for 2008 were much less than salary for 2008, reflecting the fact that the decline in our financial performance in 2008, as compared to prior years, made it appropriate to award much lower bonuses or no bonuses to the NEOs for that year. With respect to 2009, base pay was a relatively small percentage of overall compensation for the NEOs. As will be further discussed below, however, a number of unusual or unique events occurred during 2009 that affected the compensation of the NEOs, including signing bonuses in connection with successful contract renegotiations, issuance and cancellation of stock options, the payment of bonuses in connection with the merger of the Company with Kennedy-Wilson, Inc., and the issuance of restricted stock to key employees in connection with the merger.

A. Base Salary

Base salary is determined by the level of the position within the Company and the individual’s current and sustained performance results. Prior to the merger, the base salary of each NEO, except in the case of the Chief Executive Officer (whose base pay was set by our Compensation Committee), was set by our Chief Executive Officer, in some cases after consultation with the Compensation Committee. Following the merger, base salary for all NEOs is set by the Compensation Committee with the consultation of the Chief Executive Officer.

In determining the appropriate level of base salary for NEOs, a number of considerations may be taken into account. Historically, the following are some of the most important factors that have been considered: the number of employees supervised by the officer; the effort expended by the officer in soliciting and bringing new business or capital investments to his or her business unit; the extent to which the officer’s business unit generated new business or new capital; the travel demands placed upon the officer; and the extent to which the officer engaged in investor relation activities. While these factors are critical to our success, many of them cannot be evaluated quantitatively, so a portion of the evaluations by both the Compensation Committee and the Chief Executive Officer are necessarily subjective.

With respect to Messrs. McMorrow, Hart, and Lyle, and Ms. Ricks, salary adjustments were made effective January 1, 2008 by the Compensation Committee (with respect to Mr. McMorrow) and by Mr. McMorrow with respect to the other three executives. Mr. McMorrow’s salary was increased to $950,000, the salaries of Mr. Hart and Ms. Ricks were each increased to $600,000 (effective January 1, 2008), and Mr. Lyle’s salary was increased to $450,000 (effective June 1, 2008). The Chief Executive Officer did not recommend and the Compensation Committee did not consider any salary adjustments for these executives during 2009. In light of the continued unsettled state of the real estate market in 2009, the complex issues raised by the merger, and the long-term incentives issued in connection with the merger, the Compensation Committee concluded that increases in base salary were not appropriate.

Mr. Herrema joined the Company effective June 15, 2009. His initial base salary was set at $600,000 under his employment agreement, which was considered both appropriate in light of his job responsibilities and the fact that it was consistent with the level of base pay for other most senior executives below the Chief Executive Officer, for the reasons described in the preceding paragraph the Chief Executive Officer did not recommend and the Compensation Committee did not consider any salary adjustments for him during 2009.

B. Annual Bonus

In general, the determination of the annual bonus payable to a NEO is a discretionary determination. Because prior to 2009 we have historically not used forms of long-term incentive compensation as incentives for executive performance, annual bonuses have functioned as the primary component of variable compensation for most executive officers. Our Compensation Committee believes that annual bonuses should play a primary role in motivating executives to undertake efforts that provide increases in company value and that executive officers should be potentially eligible for bonuses that are a very significant percentage of base pay and, in the case of the most senior officers, may be a significant multiple of base pay. While the NEO’s individual performance is taken into account, historically a primary determinant of the bonus to be paid is the financial performance of the business unit over which the NEO has responsibility (in the case of the Chief Executive Officer and the Chief Financial Officer, the primary determinant is the financial performance of the Company as a whole). Our Compensation Committee determines the Chief Executive Officer’s bonus based on its evaluation of both his and the Company’s performance. While our Compensation Committee did not determine the bonus for the other NEOs prior to the merger, it was consulted as part of the process by which the Chief Executive Officer determined or participated in the determination of bonuses for the other NEOs prior to the merger. Except as noted below, the bonus determination process did not take into account specific targets or metrics; instead, it was based on a discretionary evaluation by our Compensation Committee (in the case of the Chief Executive Officer) or the Chief Executive Officer (in the case of the other NEOs) of the performance of the executive and the business unit for which he or she had responsibility. The following bonus determinations were made for 2009:

Mr. McMorrow. With respect to our Chief Executive Officer, our Compensation Committee determined that he should receive the following payments in 2009. These payments reflect the Compensation Committee’s view that our Chief Executive Officer has played the key role in guiding the Company through the unprecedented commercial real estate problems of the last several years and positioning the Company for sustained growth in the years of ahead:

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In connection with the January 2009 extension of the expiration date of the Chief Executive Officer’s employment agreement from December 31, 2014 to December 31, 2019, he received a signing bonus of $2 million. This bonus is repayable on a pro rata basis if the Chief Executive Officer terminates employment prior to the expiration of the contract term for a reason not constituting a constructive termination under the employment agreement.

•	In connection with the merger, our Chief Executive Officer’s employment agreement was amended to provide for the following payments:

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The Chief Executive Officer received a cash bonus of $4.85 million on October 15, 2009, which was subject to repayment if the merger had not occurred on a timely basis. Our Compensation Committee made the determination to pay this bonus to the Chief Executive Officer upon consummation of the merger after taking into account several factors, including the primary roles he played in negotiating the terms of the merger and the merger agreement and the amendments to the Chief Executive Officer’s employment agreements eliminating his rights to receive cash lump sum payments otherwise due upon a change in control.

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On April 10, 2006, the Chief Executive Officer borrowed $3,543,127 from the Company evidenced by a promissory note bearing simple interest at a rate of 7.5% and scheduled to mature on April 9, 2011. In connection with the merger, the Chief Executive Officer’s employment agreement was amended to provide that the remaining balance of the note in the amount of $3,454,972 plus accrued interest of $763,539 would be forgiven upon consummation of the merger. The determination of our Compensation Committee to forgive the note upon the consummation of the merger stemmed from its consideration of the Chief Executive Officer’s contributions to the Company, his primary role in negotiating the terms of the merger and the merger agreement, and the terms of the note which provides for its forgiveness in the event of certain changes in control.

Ms. Ricks. It was not recommended that Ms. Ricks receive a bonus based directly on Company financial performance in 2009. She did, however, receive two bonus payments in 2009:

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In connection with the January 2009 execution of a new employment agreement, she received a signing bonus of $1 million. This bonus is repayable on a pro rata basis if she terminates employment prior to the expiration of the contract term for a reason not constituting a constructive termination under the employment agreement.

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In connection with the merger, Ms. Rick’s employment agreement was amended to provide a cash bonus of $2 million on October 15, 2009, which was subject to repayment if the merger had not occurred on a timely basis. Our Compensation Committee made the determination to pay a cash bonus to Ms. Ricks upon consummation of the merger after taking into account several factors, including the primary roles she played in negotiating the terms of the merger and the merger agreement and the amendments to her agreements eliminating her rights to receive cash lump sum payments otherwise due upon a change in control.

Mr. Lyle. The amount of bonus for Mr. Lyle for 2009 was $115,000. Key factors taken into account in determining the bonus amount were the significance and complexity of the financial functions that he is responsible for supervising and the very extensive efforts required to coordinate the financial reporting and related aspects of investor relationships, including preparation of monthly, quarterly, and annual reports for over 100 properties and management of the financial aspects of Kennedy-Wilson’s unsecured and secured borrowings. An additional factor taken into consideration was Mr. Lyle’s role in the process of converting Kennedy-Wilson into a public company through the merger, which required Mr. Lyle to successfully manage numerous complex and time consuming additional activities in addition to his ongoing job responsibilities.

Mr. Hart. Mr. Hart’s employment agreement with KW Multi-Family Management Group, LLC, or KW Multi-Family Management Group, provides for the creation of an annual bonus pool equal to 20% of the net operating income of KW Multi-Family Management Group for the applicable calendar year, which is defined as the gross revenue of KW Multi-Family Management Group less costs and overhead expenses (as defined in the agreement) incurred up to $2.3 million. This pool can be distributed among KW Multi-Family Management Group employees. Because this formula resulted in the creation of no bonus pool for 2009, no bonus was payable to Mr. Hart.

Mr. Herrema. Mr. Herrema’s employment contract provides for a discretionary bonus, subject to a minimum bonus of $500,000 for 2009. In accordance with the contract, he received a $500,000 bonus for 2009. While the Compensation Committee determined that Mr. Herrema had provided many valuable contributions in connection with the merger process, including negotiating key terms of the merger and the merger agreement, it was determined that an appropriate bonus award for these contributions was the $500,000 bonus provided for by the employment agreement.

C. Bonus Arrangements for 2010

In March 2010 the Compensation Committee met to consider bonus arrangements for the NEOs for 2010. While no final decisions have been made, the Compensation Committee’s current thinking is that the overall maximum bonus payable to a NEO should be based upon overall company financial performance, subject to the Compensation Committee’s complete discretion to make individual downward adjustments to the maximum bonus to reflect individual performance, performance of the executive’s bonus unit, and other appropriate factors. In order to implement this concept and to ensure that bonuses to NEOs would be deductible as performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, certain NEOs were awarded performance units in March 2010, the value of which will be dependent on the overall adjusted Company EBITDA for 2010. The details of these performance units are described in Form 8-K, filed by the Company March 31, 2010.

D. Long-Term Incentive Compensation

As previously noted, prior to 2009, the Company’s compensation philosophy had focused on delivering compensation value primarily through a mixture of base pay and annual incentives. While the Compensation Committee continues to believe that annual incentives play a critical role in aligning executive and investor interests, it has also concluded that significant long-term incentives should also play a major role in aligning executive actions with the long-term interests of the shareholders.

2009 Stock Option Grants. Our Compensation Committee determined to issue stock options in early 2009 to senior executives and members of the board of directors. Two types of options were granted by our Compensation Committee: (1) options with vesting only contingent on continued service for a specified amount of time, which were intended to reward contributions to the Company and act as a retention incentive; and (2) options with vesting contingent upon both continued service for a specified amount of time and upon meeting specific EBITDA performance goals set forth in the option agreement (if the EBITDA target for a previous year was not met, the options could still be earned if a “catch up hurdle” were to be met in a later year). A total of 750,000 stock options were issued, of which the following amounts were issued to the NEOs (the number in parentheses represent options with vesting contingent upon meeting EBITDA performance goals): 150,000 options to each of Mr. McMorrow and Ms. Ricks; 100,000 options to each of Mr. Herrema (100,000) and Mr. Hart (77,400); and 20,000 options to Mr. Lyle (15,708). Our Compensation Committee’s determination of the amount of options granted to each NEO took into account that optionee’s contribution to the Company and the amount of options that was being awarded to other officers with comparable levels of responsibility. The options were scheduled to vest over seven years in equal annual installments with a strike price of $30.

As part of the negotiations between Prospect Acquisition Corp. and Kennedy-Wilson, Inc. leading up to the merger, it was agreed that all of these stock options would be cancelled upon the closing. In addition to restricted stock that would be issued to the optionees in replacement of their options, the optionees also became entitled to payments of $2 per option for each cancelled option, resulting in payments of $300,000 to each of Mr. McMorrow and Ms. Ricks, $200,000 to each of Mr. Herrema and Mr. Hart, and $40,000 to Mr. Lyle.

Restricted Stock. In connection with the merger, it was determined that key executives would receive a substantial grant of restricted stock, both as a replacement for the cancelled stock options and as an incentive to sustained long-term performance and as a retention incentive. Specifically, to reward and incentivize our key employees and management after the merger, up to 2,475,000 shares of common stock were reserved for issuance under the Company’s 2009 Equity Participation Plan, or the 2009 Plan. In connection with the merger, certain of our officers, directors and key employees were issued an aggregate of 2,357,443 restricted shares of common stock under the 2009 Plan. Mr. McMorrow, Ms. Ricks and Mr. Herrema each were granted 556,875 shares of restricted shares and Mr. Lyle and Mr. Hart each were granted 77,344 shares of restricted stock. Under the terms of the restricted stock award agreements of the grantees that were awarded restricted shares in connection with the merger, the restricted shares are scheduled to vest in equal installments over a five year period from the date of grant if on each vesting date: (i) the total acquisition cost of assets owned or managed on behalf of third parties by the Company (Gross Assets Under Management) meets certain targets, as of such vesting date and (ii) the grantee is an employee of the Company or its subsidiaries, as of such vesting date (or, in the case of an independent contractor, the grantee continues to provide services). The agreements further provide that, if the awardee remains employed until a vesting date, but the Gross Assets Under Management target is not met, the shares shall nevertheless become vested if the Gross Assets Under Management target is met as of a subsequent vesting date. Also, the agreements further provide that the Gross Assets Under Management target may be increased and additional vesting requirements may be provided for annually in the Company’s sole discretion upon written notice to the Awardee.

Vesting Date	Target Gross Assets Under Management
November 13, 2010	$3.00 billion
November 13, 2011	$3.30 billion
November 13, 2012	$3.63 billion
November 13, 2013	$3.99 billion
November 13, 2014	$4.39 billion

Notwithstanding the foregoing, if the engagement of a grantee that is an employee or consultant of the Company or its subsidiaries is terminated by the Company or its subsidiaries without cause (as defined in the award agreements) or by the grantee for “Good Reason”, the requirement that the grantee be engaged with the Company or its subsidiaries as of each vesting date shall no longer apply going forward, so that, assuming the target Gross Assets Under Management is met as of a particular vesting date, all restricted shares subject to vesting as of such vesting date shall thereupon become fully vested. As used herein, “Good Reason” means the voluntary termination of the engagement of the grantee with the Company or its subsidiaries within 6 months of the Company or the Company’s subsidiaries: (1) instructing the grantee to provide services full-time or substantially full-time at any location not acceptable to the grantee (other than the Company’s main headquarters) that is more than 50 miles from the grantee’s principal place of work and more than 50 miles from the grantee’s principal residence; (2) eliminating or materially reducing the grantee’s duties with the Company or the Company’s subsidiaries or (3) materially reducing the grantee’s base pay (or base compensation). In addition, in the event of a “Change of Control” as defined in the 2009 Plan, any unvested restricted shares of common stock that have not previously been forfeited will become vested, subject to certain limitations.

Long-Term Cash Incentives. Our Compensation Committee amended Mr. McMorrow’s employment agreement and Mr. Ricks employment agreement to make certain long-term cash incentives available, contingent upon the consummation of the merger. The Compensation Committee’s decisions to make these incentives available took into account several factors, including the primary roles they played in negotiating the terms of the merger and the merger agreement and the amendments to their agreements eliminating their rights to receive cash lump sum payments otherwise due upon a change in control.

•

Mr. McMorrow and Ms. Ricks received “performance unit awards” under the 2009 Plan which entitled them to receive $2.425 million and $1.0 million, respectively, on April 1, 2010, provided that the Company’s assets under management were at least $3 billion as of March 31, 2010 and the executive remained employed through such date. This performance target was met and these awards have been paid.

•

Mr. McMorrow’s and Ms. Ricks’ employment agreements were also amended to provide that they would receive additional “performance unit awards” under the 2009 Plan entitling them to receive cash payments in the amounts of $4.425 and $1.0 million, respectively, on January 1, 2011, provided that the Company’s assets under management are at least $3 billion as of December 31, 2010 and he or she, as applicable, remained employed by the post-merger company through January 1, 2011. On November 18, 2009, Mr. McMorrow and Ms. Ricks waived their right to receive the January 1, 2011 bonuses.

E. Other Executive Benefits

NEOs are entitled to employee benefits generally available to all full time employees (subject to fulfilling any minimum service period). These employee benefits include, among other things, vacation and health and welfare benefits generally available to all employees. We believe these benefits are generally competitive with those offered by similar companies in the markets in which we operate.

Our employees, including the NEOs participate in a tax-qualified 401(k) plan, pursuant to which we may match a certain portion of employee contributions. We may annually match 50% of employee contributions to the plan, limited to employee contributions equal to 4% of compensation, but not to exceed $1,500 for any participant.

The Chief Executive Officer receives certain additional benefits, which includes a car allowance of $18,000 and the use of certain club memberships that are maintained by us for business purposes only. Further details regarding these benefits are contained in the summary compensation table and accompanying footnotes. These benefits are provided because our Compensation Committee has concluded that they are generally competitive with those provided to comparable executives or provide benefits to us which are appropriate in light of their cost.

F. Employment Agreements

During 2009 we were a party to employment agreements with all of our NEOs. Additional information regarding the employment agreements of our NEOs may be found under the subheadings below “Termination and Change in Control Benefits”.

Mr. McMorrow. As amended effective February 1, 2009, the employment agreement in effect with Mr. McMorrow generally provides for base salary of $950,000, a bonus at the sole discretion of our Compensation Committee, and insurance coverages and other benefits generally available to officers. In addition, it provides for entrance fees and monthly dues for two country clubs. The term of Mr. McMorrow’s agreement extends through December 31, 2019. As previously described, Mr. McMorrow received a $2 million signing bonus in connection with the execution of this agreement.

In connection with the merger, Mr. McMorrow’s employment agreement was amended to provide for the previously described cash payments on October 15, 2009, April 1, 2010, and January 1, 2011 (this last payment was subsequently waived). It also provided for the note forgiveness previously described. It further provided for the grant of 556,875 restricted shares upon the terms and conditions set forth above. The amendments further provided for: the removal of certain benefits in the event of a change in control, the addition of certain severance benefits if the executive resigns on account of a change in location or a material reduction in duties, a reduction in the amount of payments or benefits payable or provided to him under his employment agreement or otherwise to ensure that no payment or benefit is subject to the excise tax imposed by Section 4999 of the Code (certain golden parachute payments) which reduction may, in certain circumstances, result in the repayment of certain previously paid amounts (plus earnings) to the Company, and to achieve compliance with Section 409A of the Code.

Ms. Ricks. Ms. Ricks entered into an employment agreement with Kennedy-Wilson effective February 1, 2009. The agreement extends through January 31, 2014. The employment agreement provides for base salary of $600,000, a bonus at the sole discretion of our Compensation Committee, and other benefits generally available to our employees. As previously described, Ms. Ricks received a $1 million signing bonus in connection with the execution of this agreement.

In connection with the merger, Ms. Ricks employment agreement was amended to provide for the previously described cash payments on October 15, 2009, April 1, 2010, and January 1, 2011 (this last payment was subsequently waived). It further provided for the grant of 556,875 restricted shares upon the terms and conditions set forth above. The amendments further provided for: the removal of certain benefits in the event of a change in control, the addition of certain severance benefits if the executive resigns on account of a change in location or a material reduction in duties, a reduction in the amount of payments or benefits payable or provided to her under her employment agreement or otherwise to ensure that no payment or benefit is subject to the excise tax imposed by Section 4999 of the Code (certain golden parachute payments) which reduction may, in certain circumstances, result in the repayment of certain previously paid amounts (plus earnings) to the Company, and to achieve compliance with Section 409A of the Code.

Mr. Hart. Mr. Hart entered into an employment agreement with KW Multi-Family Management Group dated January 1, 2006, which has been subsequently amended and extended on a year-to-year basis. The employment agreement was most recently amended as of January 1, 2009 to extend the term through December 31, 2009. The agreement has now expired. In addition to base salary of $600,000, the agreement provided for Mr. Hart’s participation in the annual bonus pool equal to 20% of the net operating income of KW Multi-Family Management Group for the applicable calendar year, plus benefits generally available to employees of KW Multi-Family Management Group. The now expired agreement provided that, in the event Mr. Hart’s employment was terminated by KW Multi-Family Management Group without cause, he would be entitled to receive base salary, participation in the bonus pool and benefits through the end of the term.

Mr. Lyle. Mr. Lyle entered into an employment agreement with us on April 1, 1996, which has been subsequently amended and extended on a year-to-year basis. The employment agreement was most recently amended to extend the term through December 31, 2009. The agreement has now expired. In addition to base salary of $450,000, the agreement provided for a discretionary bonus of up to 100% of base salary and benefits generally available to employees of the Company. The now expired agreement provided that, in the event Mr. Lyle’s employment was terminated without cause, he would be entitled to receive base salary, participation in the bonus pool and benefits through the end of the term.

Mr. Herrema. Mr. Herrema entered into an employment agreement with us on June 15, 2009 to serve as the Executive Vice Chairman of Kennedy-Wilson, Inc. and CEO of Kennedy-Wilson Capital Markets through December 31, 2010. Under the employment agreement, Mr. Herrema is entitled to a base salary of $600,000 and a discretionary bonus determined by the Compensation Committee, subject to a $500,000 minimum bonus for 2009. The agreement also provides for benefits generally available to employees of the Company.

Mr. Herrema also entered into an amendment to his employment agreement in connection with the merger which provided for, among other things: the extension of his employment term from December 31, 2010 to January 31, 2014, unless earlier terminated pursuant to the terms of the agreement, the addition of certain severance benefits if the executive resigns on account of a change in location or a material reduction in duties, the grant of 556,875 shares of restricted stock pursuant to the 2009 Plan and upon the terms and conditions set forth above, and a reduction in the amount of payments or benefits payable or provided to him under her employment agreement or otherwise to ensure that no payment or benefit is subject to the excise tax imposed by Section 4999 of the Code (certain golden parachute payments) which reduction may, in certain circumstances, result in the repayment of certain previously paid amounts (plus earnings) to the Company, and to achieve compliance with Section 409A of the Code.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee was established on November 13, 2009 and consists of Norman Creighton (Chairman), Cathy Hendrickson and David Minella. Mr. Minella served as our Chief Executive Officer and Chairman prior to the consummation of the merger between our wholly owned subsidiary and Kennedy-Wilson, Inc. on November 13, 2009. No other member of the Compensation Committee is (or ever was) an officer or employee of the Company or any of its subsidiaries. There are no Compensation Committee interlocks as defined by applicable SEC rules.

Compensation Polices and Practices As They Relate to the Company’s Risk Management

The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

2009 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(8)	Option Awards(8)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
William J. McMorrow	2009	$950,000	$6,850,000	$2,490,094	$2,173,500	$—	$—	$4,600,080	(1)	$17,063,674
Chairman and Chief Executive Officer	2008	$950,000	$—	$—	$—	$—	$—	$18,000	(1)	$968,000

Freeman A. Lyle	2009	$450,000	$115,000	$360,632	$289,800	$—	$—	$41,500	(2)	$1,256,932
Executive Vice President and Chief Financial Officer	2008	$410,417	$—	$—	$—	$—	$—	$—		$410,417

Mary Ricks	2009	$600,000	$3,000,000	$2,490,094	$2,173,500	$—	$—	$300,750	(4)	$8,564,344
Vice Chairman of Kennedy-Wilson, Inc. and CEO, KW Commercial Investment Group(3)	2008	$600,000	$—	$—	$—	$—	$—	$—		$600,000

Robert E. Hart	2009	$600,000	$—	$—	$1,449,000	$—	$—	$206,804	(5)	$2,255,804
President, KW Multi-Family Management Group	2008	$600,000	$—	$—	$—	$—	$—	$—		$600,000

Donald J. Herrema	2009	$325,000	$500,000	$3,377,094	$1,449,000	$—	$—	$201,500	(7)	$5,852,594
Executive Vice Chairman of Kennedy-Wilson, Inc. and CEO, KW Capital Markets(6)

(1)	Includes $18,000 in car allowance payments in 2008 and 2009, $1,500 in Company contributions to Mr. McMorrow’s account in the Company’s tax qualified 401(k) savings plan for 2009. Also included for 2009 is $3,454,972 of note forgiveness and the related accrued interest of $763,539, $62,068 of payroll taxes related to the note forgiveness and $300,000 related to the cancellation of stock option awards. We maintain two corporate club memberships that are made available to the Chief Executive Officer. Since all use during 2008 and 2009 was business use, accordingly no amount is recorded as “All Other Compensation” with respect to these memberships.
(2)	Consists of $1,500 in Company contributions to Mr. Lyle’s account in the Company’s tax qualified 401(k) savings plan and $40,000 related to the cancellation of stock option awards.
(3)	During 2008, Ms. Ricks served as President of the Company’s commercial group. During 2009, Ms. Ricks served as CEO of the Company’s commercial investment group.
(4)	Consists of $750 in Company contributions to Ms. Rick’s account in the Company’s tax qualified 401(k) savings plan and $300,000 related to the cancellation of stock option awards.
(5)	Consists of $1,500 in Company contributions to Mr. Hart’s account in the Company’s tax qualified 401(k) savings plan, $200,000 related to the cancellation of stock option awards and $5,304 in commissions.
(6)	Mr. Herrema joined the Company in June 2009.
(7)	Consists of $1,500 in Company contributions to Mr. Herrema’s account in the Company’s tax qualified 401(k) savings plan, $200,000 related to the cancellation of stock option awards.

(8)	The amounts in this column reflect the aggregate grant date fair value of each restricted stock or option award computed in accordance with FASB ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in Note 17 to the Company’s financial statements for the fiscal year ended December 31, 2009 contained elsewhere in this prospectus. For additional information on these awards, see “Grant of Plan-Based Awards Table” and “Compensation Discussion and Analysis.” The amount of the stock award was calculated by taking the incremental value of the grant date fair value of the restricted stock award less the fair value of the option award on the date of modification. The share price on the date of modification for the restricted stock award was $9.25 per share. The fair value of the option award on the date of modification was calculated using the Black-Scholes-Merton option pricing model. The option pricing model inputs used to determine the fair value were an expected stock option term of 6.29 years, expected volatility of 41.9%, expected risk free rate of 2.95%, and no expected dividends.

Grants Of Plan Based Awards

The following table provides information about plan based awards granted to NEOs in 2009: (1) the grant date; (2) the estimated future payouts under non-equity incentive plan awards, which is discussed in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—Long-Term Cash Incentives”; (3) the number of shares of restricted stock grants in 2009, which is discussed in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—Restricted Stock”; (4) the number of stock option awards, which consist of the number of shares underlying stock options awarded; (5) the exercise price of the stock option awards; and (6) the fair value of each equity award computed under FASB ASC Topic 718 as of the grant date.

		Estimated Future Payouts Under Incentive Plan Awards(1)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Non-Equity Target ($)	Equity Target (#)
William McMorrow	12/10/09	2,425,000	556,875			2,490,094
	03/25/09			150,000	30.00	2,173,500

Freeman Lyle	12/10/09		77,344			360,632
	03/25/09			20,000	30.00	289,800

Mary Ricks	12/10/09	1,000,000	556,875			2,490,094
	03/25/09			150,000	30.00	2,173,500

Robert E. Hart	12/10/09		77,344			—
	03/25/09			100,000	30.00	1,449,000

Donald J. Herrema	12/10/09		556,875			3,377,094
	03/25/09			100,000	30.00	1,449,000

(1)	These columns show the potential value of the payout if the performance target is satisfied. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” for a description of the performance targets.
(2)	The amounts shown in All Other Option Awards show the stock options granted in 2009.
(3)	The exercise price of each option was determined to be the share price as of the close of trading on the date of grant.
(4)	This column shows the full grant date fair value of restricted stock awards and stock options under FASB ASC Topic 718 granted to the named executive officers during 2009. The options consist of options to purchase shares of common stock of Kennedy-Wilson, Inc., which was merged with a subsidiary of the Company on November 13, 2009. In connection with the merger, all outstanding options were cancelled. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—2009 Stock Option Grants”. See note 8 to “2009 Summary Compensation Table” for a discussion regarding the valuation of the restricted stock awards.

Outstanding Equity Awards At 2009 Fiscal Year-End

The following table sets forth outstanding equity awards held by our NEOs at December 31, 2009.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William McMorrow	—	—	556,875	$4,984,031
Freeman Lyle	—	—	77,344	$692,229
Mary Ricks	—	—	556,875	$4,984,031
Robert E. Hart	—	—	77,344	$692,229
Donald J. Herrema	—	—	556,875	$4,984,031

(1)	For a description of the restricted stock held by our NEOs on December 31, 2009, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—Restricted Stock”. The restricted stock was granted under our 2009 Plan which is described below.
(2)	Value is based on the closing price of our Common Stock of $8.95 on December 31, 2009, as reported on NYSE Amex.

2009 Equity Participation Plan

Our 2009 Equity Participation Plan, or the 2009 Plan, was approved by our stockholders on November 13, 2009. The principal features of the 2009 Plan are summarized below, but the summary is qualified in its entirety by reference to the text of the 2009 Plan.

Administration of the 2009 Plan. The 2009 Plan is administered by our Compensation Committee.

Securities Subject to the 2009 Plan. Pursuant to the 2009 Plan, the maximum aggregate number of shares of common stock that may be issued is 2,475,000 shares.

Eligibility. Our and our affiliates’ employees (including officers), nonemployee consultants and nonemployee directors are eligible to receive awards under the 2009 Plan.

Awards Under the 2009 Plan. The 2009 Plan provides that the Compensation Committee may grant or issue stock options, restricted stock awards, unrestricted stock awards, restricted stock units, performance unit awards, performance share awards, distribution equivalent rights, stock appreciation rights, or any combination thereof.

Non-Qualified Stock Options. Non-qualified stock options (“NQSOs”) provide for the right to purchase shares of common stock at a price determined by the Compensation Committee which may not be less than fair market value on the date of grant, subject to certain adjustments, and usually will become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date, subject to the completion of the applicable vesting period. NQSOs may be granted for any term specified by the Compensation Committee, but may not exceed ten years.

Incentive Stock Options. Incentive stock options (“ISOs”) are designed to comply with the provisions of Section 422 of the Code, and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant.

Restricted and Unrestricted Stock. Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance milestones), as may be determined by the Compensation Committee. Restricted stock, typically, is subject to forfeiture if certain conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions applicable to such shares are removed or expire.

Restricted Stock Unit Awards. The holder of a restricted stock unit will be entitled to receive payment in cash or shares of common stock, based upon the number of restricted stock units awarded to the holder, if the holder satisfies individual service-based vesting requirements. The payment will be made no later than the fifteenth day of the third calendar month following the end of the calendar year in which the restricted stock unit first becomes vested. The payment will be subject to a “substantial risk of forfeiture” under Section 409A of the Code.

Performance Unit Awards. Performance unit awards entitle the holder to a cash payment upon the satisfaction of predetermined goals and objectives relating to the performance of the holder, the Company and/or its affiliates that is based upon the dollar value assigned to such unit under the award agreement. The performance unit award agreement may provide that, depending on the degree of performance achieved, different amounts of performance units, or no performance units, may be awarded.

Performance Share Awards. Performance share awards entitle the holder to receive shares of common stock upon the satisfaction of certain performance goals and objectives determined by the Compensation Committee. At the time of such award, the Compensation Committee may prescribe additional terms and conditions or restrictions relating to the awards, including, but not limited to, rules pertaining to the effect of termination of the holder’s employment, director status or consultant status prior to the expiration of the applicable period. The holder of a performance share award will have no rights as a stockholder of the Company until such time, if any, as the holder actually receives shares pursuant to the award.

Distribution Equivalent Rights. Distribution equivalent rights entitle a holder to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the holder if such holder held a specified number of shares of common stock during the period the holder held the right.

Stock Appreciation Rights. SARs provide for the payment of an amount to the holder based upon increases in the price of common stock over a set base price. The base price of any SAR granted under the 2009 Plan must be at least 100% of the fair market value of a share of common stock on the date of grant. Under the 2009 Plan, SARs will be settled in cash or shares of common stock, or a combination of both.

Termination and Change in Control Benefits

This section quantifies the additional amounts that would be payable to the NEOs in the event of their termination or a change in control as of December 31, 2009. For this purpose, the closing stock price of $8.95 on that date has been used.

The restricted stock agreements applicable to all the NEOs provide that, in the event of a change in control, as defined in the 2009 Plan, the restricted shares become immediately vested. If an awardee is fired without cause or quits for good reason, the continued employment requirement with respect to the restricted shares is waived, but the Gross Assets Under Management target must continue to be satisfied.

Mr. McMorrow

Mr. McMorrow’s employment agreement provides that, in the event his employment with the Company is terminated: (i) by the Company without cause; (ii) due to death or disability or (iii) by Mr. McMorrow with cause, he will receive basic salary and benefit continuation (as described under the employment agreement) throughout the remaining term of the agreement. If Mr. McMorrow’s employment is terminated by the Company with cause or by Mr. McMorrow without cause, he will receive compensation earned to the date of termination. In addition, the requirement of continued employment with respect to the cash performance award contingently payable April 1, 2010, is eliminated if he is fired without cause or quits for good reason.

Ms. Ricks and Mr. Herrema

Pursuant to their employment agreements, if Mr. Herrema or Ms. Ricks is terminated without cause, each executive will be entitled to base salary and benefit continuation (as described under the employment agreement) through the remainder of term of his or her respective agreement. In addition, the requirement of continued employment with respect to the cash performance award contingently payable to Ms. Ricks on April 1, 2010, is eliminated if she is fired without cause or quits for good reason.

The table below sets forth estimated payments with respect to Mr. McMorrow, Ms. Ricks, and Mr. Herrema upon the termination of employment with the Company under various circumstances and upon a change in control. The amounts in the table assume that, in the case of accelerated vesting with respect to the restricted stock granted these individuals and the cash performance awards granted Mr. McMorrow and Ms. Ricks, any applicable performance contingencies will be subsequently satisfied.

	Involuntary For Cause or Without Good Reason	Involuntary Without Cause or For Good Reason	Death / Disability	CIC Only (No Termination)	Involuntary Without Cause or For Good Reason In Connection With CIC
McMorrow
Cash Severance	$0	$11,925,000	$9,500,000	$0	$11,925,000
Equity Award Acceleration	0	4,984,031	0	4,984,031	4,984,031
Continued Benefits	0	213,000	213,000		213,000
280G Cutback(1)	N/A	N/A	N/A	0	(2,516,300)

Total	$0	$17,122,031	$9,713,000	$4,984,031	$14,605,731

Ricks
Cash Severance	$0	$3,450,000	$0	$0	$3,450,000
Equity Award Acceleration	0	4,984,031	0	4,984,031	4,984,031
Continued Benefits	0	13,475	0	0	13,475
280G Cutback(1)	N/A	N/A	N/A	0	(3,180,842)

Total	$0	$8,447,506	$0	$4,984,031	$5,266,664

Herrema
Cash Severance	$0	$2,450,000	$0	$0	$2,450,000
Equity Award Acceleration	0	4,984,031	0	4,984,031	4,984,031
Continued Benefits	0	13,475	0	0	13,475
280G Cutback(1)	N/A	N/A	N/A	(1,084,032)	(3,547,507)

Total	$0	$7,447,506	$0	$3,899,999	$3,899,999

(1)	The employment agreements of these executives provide that, in the event that CIC benefits would trigger the excise tax under Section 4999 of the Code, benefits are to be cut back to $1 below the tax threshold. This row reflects any necessary cutbacks in benefits.

Mr. Lyle and Mr. Hart

As of December 31, 2009, neither Mr. Lyle nor Mr. Hart was subject to an employment agreement, since their employment agreements expired on that date. Accordingly, the only payments to which either would be entitled is $692,229, the value attributable to the accelerated vesting of the 77,344 restricted shares that have been issued to each of them, which acceleration occurs under the circumstances and subject to the conditions set forth in the second paragraph of this section.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 10, 2006, William J. McMorrow, our Chief Executive Officer and Chairman, borrowed $3,543,127 from Kennedy-Wilson, Inc. evidenced by a promissory note bearing simple interest at a rate of 7.5% and scheduled to mature on April 9, 2011 (the “McMorrow Note”). The balance of the McMorrow Note in the amount of $3,454,972 plus accrued interest of $763,539 was forgiven upon our consummation of our merger with Kennedy-Wilson, Inc. The determination of Kennedy-Wilson, Inc.’s Compensation Committee to forgive the note upon the consummation of the merger stemmed from its consideration of Mr. McMorrow’s contributions to Kennedy-Wilson, Inc., Mr. McMorrow’s primary role in negotiating the terms of the merger and the merger agreement, and the terms of the note which provided for its forgiveness in the event of certain changes in control.

In November 2008, Kennedy-Wilson, Inc. issued a convertible subordinated note with a principal amount of $30 million to Guardian. Thomas Sorell, our director, is the Executive Vice President and Chief Investment Officer of Guardian. The Guardian Note bears interest at a fixed rate of 7%, payable quarterly, and the outstanding principal is due on November 3, 2018. Following the consummation of our merger with Kennedy-Wilson, Inc., Guardian was provided with an option to convert, in whole or in part, the outstanding principal balance and accrued interest of the Guardian Note into shares of our common stock at a conversion price of $9.86 per share any time prior to May 3, 2017. At any time on or after the ninth anniversary of the original issue date of the note and prior to the due date, we may demand that Guardian convert the note in accordance with its terms. As of May 4, 2010, the outstanding principal balance and accrued interest of the Guardian Note were $30 million and $0, respectively and the estimated number of shares of common stock into which the Guardian Note is convertible is 3,042,466. In addition, Guardian has from time to time entered into various loan and investment transactions involving Kennedy-Wilson, Inc. and its subsidiaries and affiliates relating to real estate investments.

In connection with the issuance of the Guardian Note, Guardian entered into a shareholders agreement with Kennedy-Wilson, Inc., William McMorrow, Mary Ricks and Lyle Freeman pursuant to which the parties agreed to appoint one person designated by Guardian as a member of the board of directors of Kennedy-Wilson, Inc. On October 8, 2009, Kennedy-Wilson, Inc. and Guardian entered into a letter agreement pursuant to which the parties agreed, effective upon consummation of our merger with Kennedy-Wilson, Inc., to terminate the shareholders agreement subject to entering into a voting agreement to provide Guardian with the right to designate a director to our board of directors.

Kulik, Gottesman, Mouton & Siegel LLP has served as general legal counsel to Kennedy-Wilson, Inc. and received approximately $727,610 in legal fees for the year ended December 31, 2009. Kent Mouton, our director, is a partner with Kulik, Gottesman, Mouton & Siegel LLP and holds approximately a 25% interest in the firm.

Solomon, Winnett & Rosenfield, Certified Public Accountants, Inc. has provided certain tax consulting, preparation and general advice to Kennedy-Wilson, Inc. and received approximately $219,000 in fees for the year ended December 31, 2009. Jerry Solomon, a director of Kennedy-Wilson, is a principal of Solomon, Winnett & Rosenfield, Certified Public Accountants, Inc. and holds approximately a 25% interest in the firm.

All ongoing and future transactions between us and any director or member of our management team, or their respective affiliates, including financing, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval in each instance by our Audit Committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of common stock as of May 28, 2010 by (i) each person known to us to own beneficially more than 5% of our common stock; (ii) each of our directors and each of our named executive officers; and (iii) all named executive officers and directors as a group. Unless otherwise indicated: (a) the business address for all of the named executive officers and directors named below is c/o Kennedy-Wilson Holdings, Inc., 9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212 and (b) each beneficial owner has sole voting and dispositive power with respect to all of the reported shares of common stock beneficially owned by such beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock(1)
5% Stockholders:
The Guardian Life Insurance Company of America(6)	5,042,466		10.9%
Morgan Stanley(7)	2,089,420		5.1%
Royce & Associates, LLC(8)	5,978,928		14.5%
Flat Ridge Investments LLC(2)	3,532,127	(3)	8.6%
Fairfax Financial Holdings Limited and affiliates (9)	8,058,018		16.3%
Named Executive Officers and Directors:
David A. Minella(4)	3,532,127	(3)	8.6%
William J. McMorrow	13,802,755	(5)	33.4%
Mary Ricks	1,112,579		2.7%
Freeman A. Lyle	705,724		1.7%
Robert E. Hart	146,754		*
Donald J. Herrema	656,875		1.6%
Kent Mouton	58,542		*
Jerry R. Solomon	57,837		*
Norman Creighton	230,574		*
Thomas Sorell	0		*
Cathy Hendrickson	3,094		*
All named executive officers and directors as a group	20,306,861		49.2%

*	Less than 1%

(1)	Amount and applicable percentage of ownership is based on 41,284,658 shares of the Company’s common stock outstanding on May 28, 2010.
(2)	David A. Minella is the Managing Member of Flat Ridge Investments LLC, and may be deemed to beneficially own the same number of shares of common stock reported by Flat Ridge Investments LLC. Mr. Minella disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. Mr. Minella and Flat Ridge Investments LLC have shared voting and dispositive power with respect to all of the reported shares of common stock. The business address of Mr. Minella and Flat Ridge Investments LLC is 814 Hollow Tree Ridge Road, Darien, Connecticut 06820.
(3)	Includes 2,710,741 sponsors warrants beneficially owned by Flat Ridge Investments LLC.
(4)	David A. Minella is the Managing Member of Flat Ridge Investments LLC, and may be deemed to beneficially own the 3,532,127 shares of common stock beneficially owned by Flat Ridge Investments LLC as of the record date, the 821,386 shares of common stock beneficially owned by Flat Ridge Investments LLC after taking into account the forfeiture and cancellation of the founders shares in connection with our merger with Kennedy-Wilson, Inc. on November 13, 2009, and the 2,710,741 sponsor warrants beneficially owned by Flat Ridge Investments LLC. Mr. Minella disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(5)	Includes 90,851 shares of common stock beneficially owned by Leslie McMorrow, Mr. McMorrow’s wife, and 52,821 shares of common stock beneficially owned by Tyler McMorrow, Mr. McMorrow’s son. Mr. McMorrow disclaims beneficial ownership of the shares owned by his wife and son.
(6)	The address of the holder is 7 Hanover Square, New York, New York 10004. The shares beneficially owned by the holder include 2,000,000 shares of common stock and 3,042,466 shares of common stock issuable upon conversion of outstanding principal and accrued and unpaid interest under the Guardian Note as of March 15, 2010.
(7)	The address of the holder is 1585 Broadway, New York, NY 10036. The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by FrontPoint Partners LLC, an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), as amended. FrontPoint Partners LLC is a wholly-owned subsidiary of Morgan Stanley. The address of FrontPoint Partners LLC is Two Greenwich Plaza, Greenwich, CT 06830.
(8)	The address of the holder is 745 Fifth Avenue, New York, NY 10151.
(9)	The shares beneficially owned by the holders represent shares of common stock issuable upon conversion of 100,000 shares of Series A Preferred Stock. Each of Fairfax Financial Holdings Limited, V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited and 810679 Ontario Limited has shared voting and dispositive power with respect to 8,058,018 shares. Odyssey America Reinsurance Corporation has shared voting and dispositive power with respect to 4,448,027 shares. The address of Fairfax Financial Holdings Limited, V. Prem Watsa, 1109519 Ontario Limited and 810679 Ontario Limited is 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7, Canada. The address of Sixty Two Investment Company Limited is 1600 Cathedral Place, 925 West Georgia St, Vancouver, British Columbia V6C 3L3, Canada. The address of Odyssey America Reinsurance Corporation is 300 First Stamford Place, Stamford, CT 06902.

SELLING SECURITY HOLDERS

The warrants and shares of common stock being offered by the Selling Security Holders are those that have been issued to the Selling Stockholders and/or are issuable to the Selling Security Holders upon exercise of outstanding warrants. The term “Selling Security Holders” as used in this prospectus, refers to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Security Holders’ interests in the shares covered by this prospectus other than through a public sale. We are registering the warrants and shares of common stock in order to permit the Selling Security Holders to offer the warrants and shares for resale from time to time. Unless otherwise described below, to our knowledge, no Selling Security Holder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

Information with respect to beneficial ownership is based upon information provided by or on behalf of the Selling Security Holders. The following table sets forth information as of May 28, 2010 (assuming that this prospectus was declared effective on such date) regarding the common stock beneficially owned by each Selling Security Holder that may be offered using this prospectus.

A Selling Security Holder may offer all, some or none of the warrants or shares of the common stock set forth below. Information about the Selling Security Holders may change over time. Changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and as required. We have no arrangements or understandings with any stockholder to distribute the securities.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying securities that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after May 28, 2010 (assuming that this prospectus was declared effective on such date) are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 41,284,658 shares of common stock outstanding as of May 28, 2010. The table below assumes that all of the securities being offered by the Selling Security Holders under this prospectus are sold.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Total Number of Shares of Common Stock Owned Being Registered	Number of Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage of Common Stock Beneficially Owned After the Offering(1)
Flat Ridge Investments LLC(2)	3,532,127	3,532,127	0	0
LLM Structured Equity Fund L.P.(3)	1,814,862	1,814,862	0	0
LLM Investors L.P.(3)	37,037	37,037	0	0
CMS Platinum Fund, L.P.(4)	462,975	462,975	0	0
SJC Capital, LLC(5)	15,143	15,143	0	0
Michael Castine(6)	15,143	15,143	0	0
Michael Downey(6)	15,143	15,143	0	0
James Cahill(7)	95,343	95,343	0	0
Daniel Gressel(6)	15,143	15,143	0	0
John Merchant(6)	15,143	15,143	0	0
Barry Schlesinger(8)	192,959	192,959	0	0
Freeman Lyle(9)	705,724	62,463	643,261	1.6%
William J. McMorrow Revocable Trust(10)	12,760,369	1,422,826	11,337,543	27.5%
Jerry Solomon(11)	57,837	57,837	0	0
Norm Creighton(12)	230,574	230,574	0	0
Donald J. Herrema(13)	656,875	55,687	601,188	1.5%
Mary Ricks(14)	1,112,579	101,257	1,011,322	2.4%
Kent Y. Mouton(15)	58,542	58,542	0	0
Cathy Hendrickson(16)	3,094	3,094	0	0
Robert E. Hart(17)	146,754	146,754	0	0
James Rosten(18)	286,540	286,540	0	0
Malibu Companies LLC	975,569	975,569	0	0

Total Shares Offered		9,612,161

Name of Selling Security Holder	Number of Warrants Beneficially Owned Prior to the Offering	Total Number of Warrants Owned Being Registered	Number of Warrants Beneficially Owned After the Offering	Percentage of Warrants Beneficially Owned After the Offering
Flat Ridge Investments LLC(2)	2,710,742	2,710,742	0	0
LLM Structured Equity Fund L.P.(3)	1,416,814	1,416,814	0	0
LLM Investors L.P.(3)	28,914	28,914	0	0
CMS Platinum Fund, L.P.(4)	361,432	361,432	0	0
Malibu Companies LLC	475,569	475,569	0	0

Total Warrants Offered		4,993,471

(1)	Assumes exercise of all of the holder’s outstanding warrants. The numbers of shares of common stock issuable upon exercise of warrants will be subject to adjustment upon a stock dividend, stock split and upon the occurrence of certain transactions. As a result, the number of shares of common stock issuable upon exercise of the warrants may be adjusted in the future.

(2)	David A. Minella, our director and former Chief Executive Officer and Chairman, is the Managing Member of Flat Ridge Investments LLC, and may be deemed to beneficially own the securities beneficially owned by Flat Ridge Investments LLC. Mr. Minella disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.
(3)	Patrick J. Landers, our former director and President, may be deemed to beneficially own the securities beneficially owned by LLM Structured Equity Fund L.P. and LLM Investors L.P. Mr. Landers owns a 50% membership interest in LLM Capital Group LLC, which owns a 75% membership interest in LLM Capital Partners LLC. LLM Capital Partners LLC is the Sole Member of LLM Advisors LLC, which is the General Partner of LLM Advisors L.P. LLM Advisors LLC makes investment decisions through an investment committee on behalf of LLM Advisors L.P., which is the General Partner of each of LLM Structured Equity Fund L.P. and LLM Investors L.P. Mr. Landers is a member of the investment committee of LLM Advisors LLC. Mr. Landers disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.
(4)	William Landman, our former director, is the Managing Member of CMS Platinum Fund, L.P. (formerly Capital Management Systems, Inc.) and may be deemed to beneficially own the securities beneficially owned by CMS Platinum Fund, L.P. Mr. Landman disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.
(5)	William Cvengros, our former director, is the Managing Member of SJC Capital LLC, and may be deemed to beneficially own the securities beneficially owned by SJC Capital LLC. Mr. Cvengros disclaims beneficial ownership of any securities in which he does not have a pecuniary interest.
(6)	Former director.
(7)	Former Chief Financial Officer and Secretary.
(8)	Mr. Schlesinger is our Chief Administrative Officer.
(9)	Mr. Lyle is our Executive Vice President and Chief Financial Officer.
(10)	Mr. McMorrow is trustee of the William J. McMorrow Revocable Trust. Mr. McMorrow is our Chairman and Chief Executive Officer.
(11)	Mr. Solomon is a member of our board of directors.
(12)	Mr. Creighton is a member of our board of directors.
(13)	Mr. Herrema is CEO of KW Capital Markets and Executive Vice Chairman of Kennedy-Wilson, Inc.
(14)	Ms. Ricks is CEO of KW Commercial Investment Group and Vice Chairman of Kennedy-Wilson, Inc.
(15)	Mr. Mouton is a member of our board of directors.
(16)	Ms. Hendrickson is a member of our board of directors.
(17)	Mr. Hart is President of KW Multi-Family Management Group.
(18)	Mr. Rosten is President of Kennedy-Wilson Properties.

DESCRIPTION OF SECURITIES

The following discussion summarizes the material terms of our securities. This discussion does not purport to be complete and is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws.

General

Our second amended and restated certificate of incorporation authorizes the issuance 80,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of June 8, 2010, 41,284,658 shares of common stock are outstanding, held by stockholders of record and 100,000 shares of preferred stock were outstanding.

Common Stock

As of the date of this prospectus, there were 41,284,658 shares of common stock outstanding. Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our second amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding shares of preferred stock. Our common stock has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our second amended and restated certificate of incorporation, provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, the designations, powers, and preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series of preferred stock. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of the Company or remove existing management.

On May 19, 2010, we designated 100,000 of our authorized shares of preferred stock as Series A Preferred Stock by filing a certificate of designation with the Secretary of State of the State of Delaware. Under the certificate of designation, prior to May 19, 2015, each share of Series A Preferred Stock is convertible, at the option of the holder at any time, into approximately 81 shares of common stock, subject to adjustment under certain circumstances. On May 19, 2015, each outstanding share of Series A Preferred Stock will automatically be converted into shares of common stock at the then applicable conversion rate.

As of the date of this prospectus, there were 100,000 shares of Series A Preferred Stock outstanding. Cumulative dividends on the Series A Preferred Stock accrue at an annual rate of 6% of the purchase price, subject to adjustment under certain circumstances. The dividends are payable quarterly in arrears when, as and if declared by the Board of Directors. Subject to limited exceptions, holders of the Series A Preferred Stock will have no voting or management rights. The certificate of designation contains customary anti-dilution protection. The holders of the Series A Preferred Stock are also entitled to a $1,000 liquidation preference for each share of Series A Preferred Stock held.

Warrants

Public Warrants

Each public warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as discussed below, at any time before November 14, 2014.

However, the public warrants are exercisable only if a registration statement relating to the common stock issuable upon exercise of the public warrants is effective and current. The public warrants will expire on November 14, 2014 or earlier upon redemption.

At any time while the public warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the public warrants available and current throughout the 30 day redemption period, we may call the outstanding public warrants (except as described below with respect to the sponsors warrants) for redemption:

•

in whole and not in part at a price of $.01 per warrant if the sale price of our common stock equals or exceeds $19.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders; and

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder.

The public warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement for a complete description of the terms and conditions of the public warrants.

We established these redemption criteria to provide warrantholders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the public warrants, each warrantholder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant (including the sponsors warrants) to do so on a “cashless basis.” If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering his, her or its public warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our public warrants for redemption and our management does not take advantage of this option, our sponsors and their respective transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their public warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the public warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the public warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price except in certain circumstances.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of public warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the public warrants be net cash settled. Warrantholders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their public warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No public warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the public warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the public warrants. Under the terms of the warrant agreement we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the public warrants until the expiration of the public warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to these shares of common stock issuable upon exercise of the public warrants, holders will be unable to exercise their public warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to these shares of common stock issuable upon the exercise of the public warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the public warrants reside, the public warrants may have no value, the market for the public warrants may be limited and the public warrants may expire worthless.

No fractional shares will be issued upon exercise of the public warrants. If a holder exercises public warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrantholder to the nearest whole number of shares.

Sponsors Warrants

The sponsors warrants are identical to the public warrants, except that the sponsors warrants:

•	are non-redeemable so long as they are held by any of the sponsors or their permitted transferees; and

•	may be exercised for cash or on a cashless basis as described below.

Although the shares of common stock issuable pursuant to the sponsors warrants will not be issued pursuant to a registration statement so long as they are held by the sponsors and their permitted transferees, the warrant agreement provides that the sponsors warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the sponsors warrants and a related current prospectus is available.

If holders of the sponsors warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its sponsor warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the sponsor warrants, multiplied by the difference between the exercise price of the sponsor warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of sponsor warrants. The reason that we agreed that these sponsor warrants will be exercisable on a cashless basis so long as they are held by the sponsors and their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell securities in the open market will be significantly limited.

The sponsors or their permitted transferees are entitled to registration rights with respect to the sponsors warrants under an agreement signed with us.

Transfer Agent, Warrant Agent and Registrar

The transfer agent for our securities and the warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004; telephone (212) 509-4000.

Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated

Certificate of Incorporation and Amended and Restated Bylaws

Staggered board of directors

Our second amended and restated certificate of incorporation provides for our board of directors to be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the 90th day and not earlier than the 120th day, prior to the meeting. For any annual meeting of stockholders for which less than 90 days notice or public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder’s notice shall be timely if delivered to or mailed and received at our principal executive offices no later than the close of business on the 10 th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our second amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Registration rights

The holders of the founders’ common stock, as well as the holders of the sponsors’ warrants (and underlying securities) have been granted registration rights, pursuant to which the holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the founders’ common stock can elect to exercise these registration rights at any time generally commencing nine months after the consummation of our merger with Kennedy-Wilson. Inc. The holders of a majority of the sponsors’ warrants (or underlying securities) can elect to exercise these registration rights at any time. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of our merger with Kennedy-Wilson. Inc. We will bear the expenses incurred in connection with the filing of any such registration statement.

In addition, we are required to use its best efforts to have a registration statement in effect covering the shares of common stock issuable upon exercise of our outstanding warrants and to maintain a current prospectus relating to such shares until our warrants expire or are redeemed.

The holders of the Series A Preferred Stock have been granted registration rights, pursuant to which the holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the Series A Preferred Stock can elect to exercise these registration rights at any time generally on or following November 13, 2010. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statement.

Listing

Our common stock is traded on the NYSE under the symbol “KW”.

PLAN OF DISTRIBUTION

We are registering an aggregate of 4,993,471 warrants. We are also registering 20,278,690 shares of common stock consisting of:

•	4,993,471 shares of common stock underlying warrants purchased by our founding stockholders in a private placement;

•	10,666,529 shares of common stock underlying warrants issued in our initial public offering pursuant to a prospectus dated November 14, 2007; and

•

4,618,690 shares of common stock purchased by our founding stockholders in a private placement and issued to certain of our officers and directors in connection with our merger with Kennedy-Wilson, Inc.

A “Warrant Holder”, as used in this prospectus, may include persons who receive warrants or shares of common stock from a Warrant Holder after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the warrants and shares of common stock underlying each of the warrants offered in this prospectus. The Selling Security Holders will bear any brokerage commissions and similar selling expenses that may result from their resale of the shares of common stock offered in this prospectus.

The shares of common stock underlying the warrants offered by us through this prospectus will be issued upon surrender of the associated warrant certificate, completion of documentation to evidence the exercise of the warrant and payment of the exercise price of $12.50 per share in cash, good certified check or good bank draft, to our warrant agent, Continental Stock Transfer & Trust Company. Upon proper exercise of a warrant, our warrant agent will issue the shares of common stock underlying the exercised warrant in the name of the person as directed by the Warrant Holder. The Warrant Holder may exercise all or any portion of a warrant beginning after the date that the registration statement relating to this prospectus becomes effective and ending on November 14, 2014, unless earlier redeemed. Once issued to a Warrant Holder upon proper exercise of a warrant, the shares of common stock registered in this registration statement of which this prospectus forms a part will be freely tradeable in the hands of persons other than our affiliates.

Copies of this prospectus will be delivered to the record holders of our warrants promptly following the effective date of the registration statement of which this prospectus forms a part. Any Warrant Holder who desires to purchase shares of common stock under this prospectus must properly exercise his or her warrants on or before November 14, 2014.

The Selling Security Holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their warrants or shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when disposing of warrants or shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the warrants or shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the SEC;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such warrants or shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The warrants or shares may also be sold under Rule 144 or other applicable provision under the Securities Act, if available, rather than under this prospectus. The Selling Security Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of warrants or shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Security Holders may pledge their warrants or shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged warrants or shares.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of warrants or shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the warrants or shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the warrants or shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell warrants or shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Security Holders and any other persons participating in the sale or distribution of the warrants or shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the warrants or shares by, the Selling Security Holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the warrants or shares.

If any of the warrants or shares of common stock offered for resale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Security Holders will sell all or any portion of the warrants or shares offered under this prospectus.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Loeb & Loeb LLP.

EXPERTS

The consolidated financial statements of Kennedy-Wilson Holdings, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and Grant Thornton Taiyo ASG, independent registered public accounting firm, included herein, and upon the authority of said firms as experts in accounting and auditing.

The consolidated balance sheets of KW Residential LLC and subsidiaries, as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows for each of the three years in the period ended December 31, 2009, have been included herein in reliance upon the report of Grant Thornton Taiyo ASG, independent registered public accounting firm, whose report appears herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with respect to the securities offered in this prospectus with the SEC in accordance with the Securities Act and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. We also file annual, quarterly and current reports and other information with the SEC. For further information regarding us and the securities offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy our reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our corporate website is http://www.KennedyWilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus and should not be relied upon in determining whether to purchase our securities.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Kennedy-Wilson Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive loss, equity, and cash flows for each of the years in the three-year period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of KW Residential, LLC, (a 35 percent owned investee company). The Company’s investment in KW Residential, LLC at December 31, 2009, was $91,276,000, and its equity in joint venture income of KW Residential, LLC was $5,949,000 for the year 2009. The financial statements of KW Residential, LLC were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for KW Residential, LLC, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California
March 16, 2010

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2009	2008
Assets
Cash and cash equivalents	$57,784,000	$25,831,000
Accounts receivable	887,000	1,091,000
Accounts receivable—related parties	4,278,000	4,659,000
Income tax receivable	6,848,000	2,368,000
Notes receivable	541,000	43,000
Notes receivable—related parties	6,644,000	3,755,000
Investments in real estate, net	40,581,000	48,727,000
Investments in real estate available for sale	2,472,000	—
Investments in joint ventures ($19,590,000 and $15,088,000 carried at fair value as of December 31, 2009 and 2008, respectively)	185,252,000	142,188,000
Other assets	7,005,000	4,210,000
Goodwill	23,965,000	23,965,000

Total assets	$336,257,000	$256,837,000

Liabilities and equity
Liabilities
Accounts payable	$860,000	$359,000
Accrued expenses and other liabilities	8,648,000	7,008,000
Accrued salaries and benefits	4,401,000	2,775,000
Deferred tax liability	15,439,000	9,470,000
Notes payable	26,133,000	21,188,000
Borrowings under line of credit	10,000,000	13,500,000
Mortgage loans payable	23,968,000	29,548,000
Convertible subordinated debt	27,472,000	27,187,000
Junior subordinated debentures	40,000,000	40,000,000

Total liabilities	156,921,000	151,035,000

Equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized, 0 shares issued at December 31, 2009 and 2008	—	—
Common stock, $0.0001 par value: 80,000,000 and 73,000,000 shares authorized, 41,177,658 and 26,387,199 shares issued, as of December 31, 2009 and 2008, respectively	4,000	3,000
Additional paid-in capital	155,878,000	60,079,000
Retained earnings	18,829,000	45,467,000
Accumulated other comprehensive income	2,603,000	2,000

Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	177,314,000	105,551,000
Noncontrolling interests	2,022,000	251,000

Total equity	179,336,000	105,802,000

Total liabilities and equity	$336,257,000	$256,837,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	Year ended December 31,
	2009	2008	2007
Revenue
Management and leasing fees	$9,026,000	$10,671,000	$9,836,000
Management and leasing fees—related party	10,138,000	8,380,000	10,306,000
Commissions	4,204,000	5,906,000	4,257,000
Commissions—related party	727,000	4,295,000	8,896,000
Sale of real estate	52,699,000	—	—
Sale of real estate—related party	6,698,000	—	—
Rental and other income	2,743,000	2,973,000	98,000

Total revenue	86,235,000	32,225,000	33,393,000

Operating Expenses
Commission and marketing expenses	3,411,000	2,827,000	2,097,000
Compensation and related expenses	24,789,000	21,292,000	34,151,000
Merger-related compensation and related expenses	12,468,000	—	—
Cost of real estate sold	36,179,000	—	—
Cost of real estate sold—related party	5,752,000	—	—
General and administrative	6,351,000	6,074,000	6,393,000
Merger-related general and administrative	3,652,000	—	—
Depreciation and amortization	1,122,000	920,000	505,000
Rental operating expense	1,148,000	1,458,000	34,000

Total operating expenses	94,872,000	32,571,000	43,180,000

Equity in joint venture income	8,019,000	10,097,000	27,433,000

Operating income	(618,000)	9,751,000	17,646,000
Non-operating income (expense)
Interest income	102,000	221,000	487,000
Interest income—related party	400,000	341,000	378,000
Interest expense	(13,174,000)	(8,596,000)	(5,090,000)
Other than temporary impairment on available-for-sale security	(328,000)	(445,000)	—

(Loss) income before benefit from (provision for) income taxes	(13,618,000)	1,272,000	13,421,000
Benefit from (provision for) income taxes	3,961,000	(605,000)	(4,384,000)

(Loss) income from continuing operations	(9,657,000)	667,000	9,037,000
Income from discontinued operations, net of tax	—	—	2,797,000

Net (loss) income	(9,657,000)	667,000	11,834,000
Net income attributable to the noncontrolling interests	(5,679,000)	(54,000)	(2,441,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. shareholders	(15,336,000)	613,000	9,393,000
Other comprehensive income (loss), net of tax	2,601,000	240,000	(238,000)

Total comprehensive (loss) income	$(12,735,000)	$853,000	$9,155,000

Basic (loss) income per share attributable to Kennedy-Wilson Holdings, Inc. shareholders
(Loss) income from continuing operations attributable to Kennedy-Wilson Holdings, Inc.	$(0.57)	$0.03	$0.41
Income from discontinued operations, net of income taxes, attributable to Kennedy-Wilson Holdings, Inc.	—	—	0.08

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$(0.57)	$0.03	$0.49

Weighted average shares outstanding for basic (loss) income per share	26,891,304	22,892,498	19,258,613

Diluted (loss) income per share attributable to Kennedy-Wilson Holdings, Inc. shareholders
(Loss) income from continuing operations attributable to Kennedy-Wilson Holdings, Inc.	$(0.57)	$0.03	$0.37
Income from discontinued operations, net of income taxes, attributable to Kennedy-Wilson Holdings, Inc.	—	—	0.07

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$(0.57)	$0.03	$0.44

Weighted average shares outstanding for diluted income (loss) per share	26,891,304	24,310,299	21,380,174

Amounts attributable to Kennedy-Wilson Holdings, Inc. shareholders
(Loss) income from continuing operations, net of tax	$(15,336,000)	$613,000	$7,915,000
Discontinued operations, net of tax	—	—	1,478,000

Net (loss) income	$(15,336,000)	$613,000	$9,393,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statement of Equity

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total
	Shares	Amount
Balance, January 1, 2007	21,620,920	2,000	$11,720,000	$37,725,000	$—	$156,000	$49,603,000
Issuance of common stock—exercise of stock options	209,170	—	236,000	—	—	—	236,000
Repurchase of common stock	(459,720)	—	(2,996,000)	—	—	—	(2,996,000)
Amortization of equity compensation	—	—	1,015,000	—	—	—	1,015,000
Other comprehensive loss:
Foreign currency translation, net of tax of $29,000	—	—	—	—	(44,000)	—	(44,000)
Unrealized loss on marketable security, net of tax of $129,000	—	—	—	—	(194,000)	—	(194,000)
Net income	—	—	—	9,393,000	—	2,441,000	11,834,000
Contributions from noncontrolling interests	—	—	—	—	—	1,615,000	1,615,000
Distributions to noncontrolling interests	—	—	—	—	—	(3,993,000)	(3,993,000)

Balance, December 31, 2007	21,370,370	2,000	9,975,000	47,118,000	(238,000)	219,000	57,076,000
Issuance of common stock	5,598,982	1,000	52,353,000	—	—	—	52,354,000
Issuance of common stock—exercise of stock options	42,785	—	93,000	—	—	—	93,000
Repurchase of common stock	(624,938)	—	(6,170,000)	—	—	—	(6,170,000)
Amortization of equity compensation	—	—	1,015,000	—	—	—	1,015,000
Discount on convertible subordinated debt	—	—	2,813,000	—	—	—	2,813,000
Other comprehensive loss:
Foreign currency translation, net of tax of $160,000	—	—	—	—	240,000	—	240,000
Dividends paid	—	—	—	(2,264,000)	—	—	(2,264,000)
Net income	—	—	—	613,000	—	54,000	667,000
Contributions from noncontrolling interests	—	—	—	—	—	482,000	482,000
Distributions to noncontrolling interests	—	—	—	—	—	(504,000)	(504,000)

Balance, December 31, 2008	26,387,199	3,000	60,079,000	45,467,000	2,000	251,000	105,802,000
Proceeds from issuance of common stock in connection with the Merger	12,820,215	1,000	89,006,000	—	—	—	89,007,000
Issuance of common stock—exercise of stock options	55,449	—	59,000	—	—	—	59,000
Repurchase of common stock	(442,648)	—	(3,690,000)	—	—	—	(3,690,000)
Stock compensation expense	—	—	3,857,000	—	—	—	3,857,000
Common stock issued under 2009 Equity Participation Plan	2,357,443	—	—	—	—	—	—
2009 Equity Participation Plan replacement payment	—	—	(1,500,000)	—	—	—	(1,500,000)
Other comprehensive loss:
Foreign currency translation, net of tax of $1,472,000	—	—	—	—	2,407,000	—	2,407,000
Unrealized loss on marketable security, net of tax of $129,000	—	—	—	—	194,000	—	194,000
Dividends paid	—	—	—	(3,235,000)	—	—	(3,235,000)
Additional shares to pre-Merger preferred shareholders	—	—	7,879,000	(7,879,000)	—	—	—
Accretion of common stock beneficial conversion	—	—	188,000	(188,000)	—	—	—
Net (loss) income	—	—	—	(15,336,000)	—	5,679,000	(9,657,000)
Contributions from noncontrolling interests	—	—	—	—	—	6,804,000	6,804,000
Distributions to noncontrolling interests	—	—	—	—	—	(10,712,000)	(10,712,000)

Balance, December 31, 2009	41,177,658	4,000	$155,878,000	$18,829,000	$2,603,000	$2,022,000	$179,336,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net (loss) income	$(9,657,000)	$667,000	$11,834,000
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Gain from sale of real estate	(16,520,000)	—	(5,269,000)
Gain from sale of real estate-related party	(946,000)	—	—
Note receivable and accrued interest forgiven in Merger	4,281,000	—	—
Depreciation and amortization	1,122,000	920,000	1,242,000
Deferred income taxes	4,497,000	3,372,000	918,000
Amortization of deferred loan costs	917,000	658,000	296,000
Amortization of beneficial conversion of convertible subordinated debt	285,000	—	—
Equity in joint venture income	(8,019,000)	(10,097,000)	(27,433,000)
Provision for notes receivable	—	—	159,000
Amortization of deferred compensation	1,543,000	1,015,000	1,015,000
Stock compensation expense	2,314,000	—	—
2009 Equity Participation Plan replacement payment	(1,500,000)	—	—
Other than temporary impairment on available-for-sale security, net of tax	194,000	—	—
Change in assets and liabilities:
Accounts receivable	204,000	3,144,000	(2,335,000)
Accounts receivable—related party	381,000	(3,521,000)	1,442,000
Income tax receivable	(4,480,000)	(2,368,000)	—
Operating distributions from joint ventures	514,000	294,000	885,000
Other assets	(2,893,000)	(1,339,000)	(979,000)
Accounts payable	501,000	(374,000)	337,000
Accrued expenses and other liabilities	410,000	1,816,000	344,000
Accrued salaries and benefits	1,626,000	(4,450,000)	2,830,000
Income taxes payable	—	(4,406,000)	(95,000)

Net cash flow used in operating activities	(25,226,000)	(14,669,000)	(14,809,000)

Cash flows from investing activities:
Settlements of notes receivable	302,000	26,000	2,667,000
Additions to notes receivable	(500,000)	—	(144,000)
Settlements of notes receivable from sale of real estate	1,858,000
Additions to notes receivable from sale of real estate	(2,663,000)	—	—
Settlements of notes receivable—related party	2,935,000	6,000	—
Additions to notes receivable—related party	(8,774,000)	(300,000)	(7,128,000)
Net proceeds from sale of real estate held for sale	58,027,000	5,181,000	37,705,000
Purchases of and additions to real estate	(35,800,000)	(41,460,000)	(38,458,000)
Assets acquired in merger	89,181,000	—	—
Distributions from joint ventures	2,374,000	12,903,000	39,390,000
Contributions to joint ventures	(34,054,000)	(72,729,000)	(28,193,000)

Net cash flow provided by (used in) investing activities	72,886,000	(96,373,000)	5,839,000

Cash flow from financing activities:
Borrowings under notes payable	37,059,000	20,161,000	10,000,000
Repayment of notes payable	(32,114,000)	(8,973,000)	(12,810,000)
Borrowings under lines of credit	20,500,000	47,957,000	27,582,000
Repayment of lines of credit	(24,000,000)	(39,457,000)	(44,289,000)
Borrowings under mortgage loans payable	30,286,000	30,316,000	36,934,000
Repayment of mortgage loans payable	(35,866,000)	(10,852,000)	(32,850,000)
Issuance of convertible subordinated debt	—	30,000,000	—
Issuance of junior subordinated debentures	—	—	40,000,000
Debt issue costs	(798,000)	(518,000)	(1,543,000)
Issuance of common stock	59,000	52,447,000	236,000
Repurchase of common stock	(3,690,000)	(6,170,000)	(2,996,000)
Dividends paid	(3,235,000)	(2,264,000)	—
Contributions from noncontrolling interests	6,804,000	482,000	1,615,000
Distributions to noncontrolling interests	(10,712,000)	(504,000)	(3,993,000)

Net cash flow (used in) provided by financing activities	(15,707,000)	112,625,000	17,886,000

Net change in cash and cash equivalents	31,953,000	1,583,000	8,916,000
Cash and cash equivalents, beginning of year	25,831,000	24,248,000	15,332,000

Cash and cash equivalents, end of year	$57,784,000	$25,831,000	$24,248,000

Supplemental disclosure of non-cash investing activities:
Unrealized loss on marketable security, net of tax of $129,000	$194,000	$—	$(194,000)
Foreign currency translation, net of tax of $1,472,000	2,407,000	240,000	(44,000)
Beneficial conversion of convertible subordinated debt	—	2,813,000	—

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows—(continued)

In 2009, the debt on a piece of land that was sold was assumed by the buyer resulting in a decrease of proceeds from the sale of real estate of $2,025,000 and reduction of repayment of mortgage loans payable of $2,025,000.

In 2008, the Company converted notes receivable from various executives and directors of the Company related to a joint venture investment in Japan into equity in the Japanese joint venture resulting in an increase in investments in joint ventures of $4,397,000 and a decrease in notes receivable of $4,397,000.

Supplemental cash flow information:

	Year ended December 31,
	2009	2008	2007
Cash paid (refunded) during the year for:
Interest	$11,618,000	$6,945,000	$6,067,000
Interest capitalized	—	999,000	519,000
Income taxes	(4,130,000)	4,000,000	5,310,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009, 2008 and 2007

NOTE 1—ORGANIZATION

Kennedy-Wilson Holdings, Inc., a Delaware corporation, and its subsidiaries (“Kennedy-Wilson” or “KWH”), provide various commercial and residential real estate services including property management, asset management, brokerage and marketing in the U.S. and Japan primarily to institutional investors, financial institutions, pension funds, and developers. Kennedy-Wilson, principally through joint venture investments, also acquires, renovates and resells commercial and residential real estate, and invests in discounted loan portfolios.

On November 13, 2009, the stockholders of Prospect Acquisition Company (“Prospect”) approved a merger with Kennedy-Wilson, Inc. (“KWI”), whereby KWI became a wholly-owned subsidiary of Prospect, which was renamed Kennedy-Wilson Holdings, Inc. (the “Merger”) The directors and officers of KWI immediately before the Merger became the directors and officers of Kennedy-Wilson, except that one of the KWI directors immediately before the Merger resigned and was replaced by a director from Prospect (see note 3).

Kennedy-Wilson has evaluated all subsequent events through the date that the financial statements are available for issuance.

NOTE 2—BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION—The consolidated financial statements include the accounts of Kennedy-Wilson and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In addition, Kennedy-Wilson evaluates its relationships with other entities to identify whether they are variable interest entities as defined by FASB Accounting Standards Codification (ASC) Subtopic 810 – Consolidation and to assess whether it is the primary beneficiary of such entities. If the determination is made that Kennedy-Wilson is the primary beneficiary, then that entity is consolidated into the consolidated financial statements in accordance with Variable Interest Entities ASC Subtopic 810-10. The ownership of the other interest holders of consolidated subsidiaries is reflected as noncontrolling interests.

USE OF ESTIMATES—The preparation of the accompanying consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosure about contingent assets and liabilities, and reported amounts of revenues and expenses. Such estimates include the value of accounts and notes receivable, long-lived assets, debt, goodwill, investment in joint ventures, and legal contingencies. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. We adjust such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile energy markets, and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

REVENUE RECOGNITION—Management and leasing fees and commissions revenues are accounted for in accordance with the provisions of Revenue Recognition ASC Subtopic 605-10. Management fees for property and asset management are recognized over time as earned based upon the terms of the management agreement. Leasing fees that are payable upon tenant occupancy, payment of rent or other events beyond Kennedy-Wilson’s control are recognized upon the occurrence of such events. In the case of real estate sales commissions, this generally occurs when escrow closes. In accordance with the guidelines established for Reporting Revenue Gross as a Principal versus Net as an Agent in the ASC Subtopic 605-45, Kennedy-Wilson records commission revenues and expenses on a gross basis. Of the criteria listed in the Subtopic 605-45, Kennedy-Wilson is the primary obligor in the transaction, does not have inventory risk, performs all, or part, of the service, has credit risk, and has wide latitude in establishing the price of services rendered and discretion in selection of agents and determination of service specifications.

Sales of real estate are recognized at the close of escrow when title to the real property passes to the buyer. Kennedy-Wilson follows the requirements for profit recognition as set forth by the Sale of Real Estate ASC Subtopic 360-20.

INVESTMENTS IN JOINT VENTURES—Kennedy-Wilson has a number of joint venture interests, generally ranging from 5% to 15% (but occasionally up to 50%), that were formed to acquire, manage, develop and/or sell real estate. Investments in joint ventures which Kennedy-Wilson does not control are accounted for under the equity method of accounting as Kennedy-Wilson can exercise significant influence, but does not have the ability to control the joint venture. An investment in joint ventures is recorded at its initial investment plus or minus Kennedy-Wilson’s share of undistributed income or loss and less distributions. Declines in value of Kennedy-Wilson’s investment in joint ventures that are other than temporary are recognized when evidence indicates that such a decline has occurred in accordance with Equity Method Investments ASC Subtopic 322-10.

Profit on the sales of real estate held by joint ventures that have continuing involvement are deferred until such time that the continuing involvement has been resolved and all the risks and rewards of ownership have passed to the buyer. Profit on sales to joint ventures in which Kennedy-Wilson retains an equity ownership interest results in partial sales treatment in accordance with Sale of Real Estate ASC Subtopic 360-20, thus deferring a portion of the gain on Kennedy-Wilson’s continuing ownership percentage in the joint ventures.

One of Kennedy-Wilson’s investments in joint ventures, KW Property Fund III, L.P. (the Fund) is, for GAAP purposes, an investment company under the AICPA Audit and Accounting Guide Investment Companies. Thus, the Fund reflects its investments at fair value, with unrealized gains and losses resulting from changes in fair value reflected in earnings. Kennedy-Wilson has retained the specialized accounting for the Fund pursuant to Retention of Specialized Accounting for Investments in Consolidation ASC Subtopic 810-10 in recording its equity in joint venture income from the Fund.

FAIR VALUE MEASUREMENTS—Kennedy-Wilson accounts for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis under the provisions of ASC Subtopic 820-10. Subtopic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

GOODWILL—Goodwill results from the difference between the purchase price and the fair value of net assets acquired based upon the purchase method of accounting for business combinations. In accordance with Accounting for Goodwill ASC Subtopic 350-20, goodwill is no longer amortized, but instead is reviewed for impairment at least annually by Kennedy-Wilson’s management. In testing for impairment in accordance with FASB Codification Subtopic 350-20, goodwill is assigned to the reporting unit based upon the amount of goodwill generated at the time of acquisition of the businesses by the reporting unit. An earnings multiple appropriate to the respective reporting unit is applied to the cash basis net operating income of the reporting unit. This process enables a fair approximation of the reporting unit’s value, which is then compared to the net book value of the reporting unit. As a result of the evaluation performed of its goodwill as described above, Kennedy-Wilson has determined that there was no goodwill impairment as of December 31, 2009, 2008 and 2007.

CASH AND CASH EQUIVALENTS—Cash and cash equivalents consist of cash and all highly liquid investments purchased with maturities of three months or less.

LONG-LIVED ASSETS—Kennedy-Wilson reviews its long-lived assets (excluding goodwill) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Impairment of Long-Lived Assets ASC Subtopic 360-10. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

DISCONTINUED OPERATIONS—Kennedy-Wilson presents components as discontinued operations if the operations and cash flows of the component have been or will be eliminated from the ongoing operations in a disposal transaction where Kennedy-Wilson will not have any significant continuing involvement in the operations of the component after the disposal transaction. A component comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of Kennedy-Wilson. Because each of our real estate assets generally constitutes a discrete subsidiary, many assets that we hold for sale in the ordinary course of business must be reported as a discontinued operation unless we have significant continuing involvement in the operations of the asset after its disposition. Furthermore, operating profits and losses on such assets are required to be recognized and reported as operating profits and losses on discontinued operations in the periods in which they occur. Interest expense is only allocated to discontinued operations to the extent that the interest is specific to the component.

NOTES RECEIVABLE—Kennedy-Wilson accounts for any impairment to the basis of notes receivable in accordance with Accounting by Creditors for Impaired Loans ASC Subtopic 310-10. Accordingly, an impaired loan is measured based upon the present value of expected future cash flows, discounted at the loan’s effective interest rate or, if readily determinable, the loan’s observable market price or the fair value of the collateral if the loan is collateral dependant.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

FAIR VALUE OF FINANCIAL INSTRUMENTS—The estimated fair value of Kennedy-Wilson’s financial instruments is determined using available market information and appropriate valuation methodologies. Considerable judgment, however, is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities, accrued salaries and benefits, deferred and accrued income taxes, and income tax receivable approximate fair value due to their short-term maturities. The carrying value of notes receivable (excluding related party notes receivable as they are presumed not to be an arm’s length transaction) approximate fair value as they are negotiated based upon the fair value of loans with similar characteristics. Bank lines of credit and debt approximate fair value as the terms are comparable to the terms currently being offered to Kennedy-Wilson.

NONCONTROLLING INTERESTS—Kennedy-Wilson accounts for Noncontrolling Interests in accordance with Noncontrolling Interests in Consolidated Financial Statements ASC Subtopic 810-10, which establishes accounting and reporting standards for a parent company’s noncontrolling interest in a subsidiary.

CAPITALIZED INTEREST—Kennedy-Wilson capitalizes interest in accordance with Capitalization of Interest Cost FASB Codification Subtopic 835-20 for assets that are undergoing development or entitlement activities in preparation for their planned principal operations. For qualifying equity investments, interest is capitalized in accordance with Capitalization of Interest Cost in Financial Statements That Include Investments Accounted for Under the Equity Method FASB Codification Subtopic 835-20. An appropriate interest rate is applied to Kennedy-Wilson’s cash investment in the qualifying asset. The interest is credited against interest expense and added to the basis in the investment. Interest is capitalized when the development or entitlement activity commences and ceases when the investment has begun its planned principal operations.

GUARANTEES—Kennedy-Wilson has certain guarantees associated with loans secured by assets held in various joint venture partnerships. The maximum potential amount of future payments (undiscounted) Kennedy-Wilson could be required to make under the guarantees was approximately $35 million and $46 million at December 31, 2009 and 2008, respectively. The guarantees expire through 2011 and Kennedy-Wilson’s performance under the guarantees would be required to the extent there is a shortfall in liquidation between the principal amount of the loan and the net sales proceeds of the property. Based upon Kennedy-Wilson’s evaluation of guarantees under Estimated Fair Value of Guarantees ASC Subtopic 460-10, the estimated fair value of guarantees made as of December 31, 2009 and 2008 is immaterial.

CONCENTRATION OF CREDIT RISK—Financial instruments that subject Kennedy-Wilson to credit risk consist primarily of accounts and notes receivable and cash equivalents. Credit risk is generally diversified due to the large number of entities composing Kennedy-Wilson’s customer base and their geographic dispersion throughout the U.S. Kennedy-Wilson performs ongoing credit evaluations of its customers and debtors. Cash and cash equivalents are invested in institutions insured by government agencies. Certain accounts contain balances in excess of the insured limits.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

EARNINGS PER SHARE—Basic earnings per share is computed based upon the weighted average number of shares of common stock outstanding during the periods presented. Diluted earnings per share is computed based upon the weighted average number of shares of common stock and potentially dilutive securities outstanding during the periods presented. The weighted average number of shares outstanding for the diluted earnings per share computation also includes the dilutive impact of options, unvested shares, warrants, and convertible securities and warrants which were outstanding during the period calculated by the “treasury stock” method.

SHARE-BASED PAYMENT ARRANGEMENTS—Kennedy-Wilson accounts for its share-based payment arrangements under the provisions of Share-Based Payments ASC Subtopic 718-10. Compensation cost for employee services received in exchange for an award of equity instruments is based on the grant-date fair value of the share-based award that are ultimately settled in equity of Kennedy-Wilson. The cost of employee services is recognized over the period during which an employee provides service in exchange for the share-based payment award. Share-based payment arrangements that vest ratably over the requisite service period are recognized on the straight-line basis and performance awards that vest ratably are recognized on a tranche by tranche basis over the performance period. Unrecognized compensation costs for share-based payment arrangements that have been modified are recognized over the original service or performance period.

FAIR VALUE OPTION—Kennedy-Wilson accounts for financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in earnings in accordance with the provisions of Fair Value Measurements and Disclosures ASC Subtopic 820-10.

INCOME TAXES—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In accordance with Accounting for Uncertainty in Income Taxes FASB Codification Subtopic 605-15, Kennedy-Wilson recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Kennedy-Wilson records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

RECENT ACCOUNTING PRONOUNCEMENTS—The FASB issued Accounting Standards Update (“ASU”) 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R)) in December 2009. ASU 2009-17, which amends the Variable Interest Entity (“VIE”) Subsections of ASC Subtopic 810-10, Consolidation—Overall, revises the test for determining the primary beneficiary of a VIE from a primarily quantitative risks and rewards calculation based on the VIE’s expected losses and expected residual returns to a primarily qualitative analysis based on identifying the party or related-party group (if any) with (a) the power to direct the activities that most significantly impact the VIE’s economic performance and (b) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. The ASU requires kick-out rights and participating rights to be ignored in evaluating whether a variable interest holder meets the power criterion unless those rights are unilaterally exercisable by a single party or related party group. The ASU also revises the criteria for determining whether fees paid by an entity to a decision maker or another

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

service provider are a variable interest in the entity and revises the Topic 810 scope characteristic that identifies an entity as a VIE if the equity-at-risk investors as a group do not have the right to control the entity through their equity interests to address the impact of kick-out rights and participating rights on the analysis. Finally, the ASU adds a new requirement to reconsider whether an entity is a VIE if the holders of the equity investment at risk as a group lose the power, through the rights of those interests, to direct the activities that most significantly impact the VIE’s economic performance, and requires a company to reassess on an ongoing basis whether it is deemed to be the primary beneficiary of a VIE. ASU 2009-17 is effective for periods beginning after December 15, 2009 and may not be early adopted. Kennedy-Wilson expects that the adoption of ASU 2009-17 will not have a material impact on its consolidated financial statements.

RECLASSIFICATIONS—Certain balances that were included in the income tax receivable account have been reclassified to the deferred tax liability account for 2008 in the accompanying consolidated balance sheet.

NOTE 3—ACQUISITION

On November 13, 2009, KWI merged with Prospect, a blank check company formed for the purpose of acquiring control of, through a merger, capital stock exchange, asset acquisition, reverse capitalization, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets in the financial services industry. The resulting merged entity is KWH which continues the business operations of KWI, including all of their personnel and management. Consequently, the Merger achieved Prospect’s business combination purpose while providing $89 million in cash for the newly formed KWH to take immediate actions to acquire real estate and loans secured by real estate in the currently distressed real estate markets in the United States and abroad.

The Merger was accounted for as a reverse acquisition in accordance with Business Combinations ASC 805-40, because the stockholders of KWI immediately prior to the consummation of the Merger obtained effective control of Prospect, immediately following completion of the Merger, through (1) their stockholder interest comprising the largest single control block of shares in the post-merger company, (2) a majority of the members of the board of directors of the post-merger company being comprised of KWI directors (initially, six directors of KWI and one director of Prospect), and (3) all of the senior executive officers of the post-merger company being comprised of KWI executive officers. Accordingly, the assets, liabilities and results of operations of KWI have become the historical financial statements of Prospect at the closing of the Merger, and Prospect’s assets (primarily cash and cash equivalents), liabilities and results of operations have been consolidated with KWI beginning on the date of the Merger, again becoming the combined entity of Kennedy-Wilson. The components of equity are the retained earnings and other equity balances of KWI immediately before the Merger with the capital share account of KWI adjusted to reflect the par value of the outstanding shares of Prospect. Assets, liabilities, and results of operations of Prospect have been consolidated at fair value in accordance with Business Combinations ASC Subtopic 805-10. All direct costs of the Merger have been charged to operations in the period that such costs were incurred.

Effective with the Merger, common stockholders of KWI received as consideration 20.4 million shares of Prospect’s common stock and preferred stockholders of KWI received as consideration 5.6 million shares of Prospect’s common stock, for an aggregate consideration of 26.0 million shares of Prospect common stock. In addition, 2.5 million shares of Prospect common stock were reserved for issuance to employees, non-employees and management of Kennedy-Wilson pursuant to an equity compensation plan adopted by Prospect’s board of directors and approved by Prospect’s stockholders on November 13, 2009. Upon completion of the Merger, Prospect shareholders were granted 12.8 million shares of the KWH, with a fair value of $89 million, resulting in 31% ownership in the combined company Kennedy-Wilson. The net assets received from Prospect were $89 million of cash, no material liabilities assumed, and no other identifiable intangible assets. Because the value of the consideration given to Prospect equals the fair value of the net identifiable assets, no goodwill was recorded from the Merger.

Merger related costs (in millions and included in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2009)

Compensation and related	$12.5
General and administrative	3.6

Total	$16.1

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

The amount of Prospect revenue and earnings included in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2009, and the revenue and earnings of the combined entity had the acquisition date been January 1, 2009 and January 1, 2008, are as follows:

Unaudited, in 000’s	Revenue	Net Income Attributable to Kennedy-Wilson common shareholders	EPS
Actual Prospect from November 13, 2009—December 31, 2009	$20	$16	$—
Supplemental pro forma from January 1, 2009—December 31, 2009	86,295	3,323	0.09
Supplemental pro forma from January 1, 2008—December 31, 2008	36,034	1,948	0.05

This unaudited pro forma financial information is not intended to represent or be indicative of what would have occurred if the transaction had taken place on the dates presented and is not indicative of what Kennedy-Wilson’s actual results of operations would have been had the acquisition been completed at the beginning of the periods indicated above.

NOTE 4—NOTES RECEIVABLE

Notes receivable consists of the following:

	December 31,
	2009	2008
Note receivable, fixed interest rate of 10%, interest only, due December 2010, secured by personal property	$500,000	$—
Other	41,000	43,000

Total notes receivable from third parties	541,000	43,000

Note receivable from a joint venture investment, fixed interest rate of 9%, principal and accrued interest due June 2010, secured by deed of trust	805,000	—
Note receivable from a joint venture investment, fixed interest rate of 10%, principal and accrued interest due June 2010, secured by deed of trust	1,352,000	—
Note receivable from a joint venture investment, fixed interest rate of 15%, principal and accrued interest due June 2010, secured by deed of trust	4,487,000	—
Note receivable from the CEO of Kennedy-Wilson, fixed interest rate of 7.5%, principal and accrued interest due April 2011, unsecured, principal and interest forgiven in 2009 in connection with the Merger	—	3,455,000
Note receivable, fixed interest rate of 7%, interest only, repaid in 2009, secured by preferred stock shares that were acquired from the Kennedy-Wilson	—	300,000

Total notes receivable from related parties	6,644,000	3,755,000

	$7,185,000	$3,798,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 5—INVESTMENT IN REAL ESTATE

Kennedy-Wilson’s investment in real estate includes the following:

	December 31,
	2009	2008
Office building in Japan	$8,375,000	$8,428,000
Residential land in Landcaster and Victorville, California	—	7,724,000
House in Kona, Hawaii	8,724,000	8,361,000
204-unit residential apartment complex in Lompoc, California	25,707,000	25,637,000
Residential land in Kent, Washington	845,000	733,000

	43,651,000	50,883,000
Less: Accumulated depreciation	(3,070,000)	(2,156,000)

Total	$40,581,000	$48,727,000

On June 6, 2009, Kennedy-Wilson acquired a condominium project located in Los Angeles, California. The project was purchased for the purposes of resale and was classified as held for sale at the date of acquisition in accordance with reporting real estate as held for sale under ASC Subtopic 360-10.

During 2008, Kennedy-Wilson sold its interest in an entity that owned an office building located in Glendora, California for $1,488,000. The sale resulted in a gain of $564,000, which is included in other income in the accompanying consolidated statements of operations and comprehensive loss. Kennedy-Wilson continues to provide management services to the property and therefore it is not included in discontinued operations.

Kennedy-Wilson capitalized $219,000 and $519,000 of interest to investments in real estate for the years ended December 31, 2008 and 2007, respectively, related to the residential lot located in Kona, Hawaii while the lot was being developed for its intended use. In addition to land costs of $6,667,000, capitalized costs, excluding capital interest, were $89,000 for 2008. As this project has been developed for its intended use during 2008, no additional interest has been capitalized during 2009.

During 2007, Kennedy-Wilson purchased and sold an office building located in Los Angeles, California, realizing income from discontinued operations of $2,797,000. This was the only property sold in 2007. Discontinued operations for the year ended December 31, 2007 were as follows:

Rental revenue	$2,931,000
Rental operating expense	(980,000)
Depreciation and amortization	(737,000)
Interest expense	(1,826,000)
Gain on sale	5,269,000
Income tax expense	(1,860,000)

Total	$2,797,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 6—INVESTMENTS IN JOINT VENTURES

Kennedy-Wilson has a number of joint venture interests, generally ranging from 5% to 15% (but occasionally up to 50%), which were formed to acquire, manage, develop and/or sell real estate. Kennedy-Wilson has significant influence over these entities, but not voting or other control and accordingly, these investments are accounted for under the equity method.

Summarized financial data of the joint ventures are as follows:

	December 31,
	2009			2008
	KW Residential LLC	Other	Total	KW Residential LLC	Other	Total
Balance sheets for equity method investments:
Assets
Cash	$28,404,000	$18,721,000	$47,125,000	$26,083,000	$25,665,000	$51,748,000
Real estate	548,927,000	1,763,600,000	2,312,527,000	582,592,000	1,582,148,000	2,164,740,000
Other	16,904,000	169,622,000	186,526,000	18,585,000	251,099,000	269,684,000

Total assets	594,235,000	1,951,943,000	2,546,178,000	627,260,000	1,858,912,000	2,486,172,000

Liabilities
Debt	$307,877,000	$1,045,862,000	$1,353,739,000	$407,525,000	$1,046,514,000	$1,454,039,000
Other	11,618,000	51,234,000	62,852,000	12,950,000	24,377,000	37,327,000

Total liabilities	319,495,000	1,097,096,000	1,416,591,000	420,475,000	1,070,891,000	1,491,366,000

Partners’ capital
Kennedy Wilson	91,276,000	91,871,000	183,147,000	62,379,000	73,644,000	136,023,000
Other partners	183,464,000	762,976,000	946,440,000	144,406,000	714,377,000	858,783,000

Total partners’ capital	274,740,000	854,847,000	1,129,587,000	206,785,000	788,021,000	994,806,000

Total liabilities and partners’ capital	$594,235,000	$1,951,943,000	$2,546,178,000	$627,260,000	$1,858,912,000	$2,486,172,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

Total investments are comprised of the following:

	Years ended December 31,
	2009			2008
	KW Residential LLC	Other	Total	KW Residential LLC	Other	Total
Equity method	$91,276,000	$91,871,000	$183,147,000	$62,379,000	$73,644,000	$136,023,000
Unrealized gain on fair value option		802,000	802,000	—	5,856,000	5,856,000

	91,276,000	92,673,000	183,949,000	62,379,000	79,500,000	141,879,000
Cost method	—	1,303,000	1,303,000	—	309,000	309,000

Total Investments	$91,276,000	$93,976,000	$185,252,000	$62,379,000	$79,809,000	$142,188,000

	Years ended December 31,
	2009			2008
	KW Residential LLC	Other	Total	KW Residential LLC	Other	Total
Statements of income:
Revenues	$32,750,000	$140,119,000	$172,869,000	$28,323,000	$173,146,000	$201,469,000
Depreciation	12,021,000	36,221,000	48,242,000	5,413,000	40,155,000	45,568,000
Interest	14,828,000	51,764,000	66,592,000	12,936,000	51,689,000	64,625,000
Other expenses	17,361,000	66,228,000	83,589,000	14,044,000	61,969,000	76,013,000

Total expenses	44,210,000	154,213,000	198,423,000	32,393,000	153,813,000	186,206,000
Gains on extinguishment of debt	28,320,000	—	28,320,000	—	—	—

Net (loss) Income	$16,860,000	$(14,094,000)	$2,766,000	$(4,070,000)	$19,333,000	$15,263,000

Net income allocation:
Kennedy Wilson	$5,949,000	$2,070,000	$8,019,000	$(694,000)	$4,935,000	$4,241,000
Other partners	10,911,000	(16,164,000)	(5,253,000)	(3,376,000)	14,398,000	11,022,000

Net (loss) income	$16,860,000	$(14,094,000)	$2,766,000	$(4,070,000)	$19,333,000	$15,263,000

	Year ended December 31, 2007
	KW Residential LLC	Other	Total
Statements of income:
Revenues	$17,919,000	$211,520,000	$229,439,000
Depreciation	1,711,000	38,713,000	40,424,000
Interest	6,897,000	49,083,000	55,980,000
Other expenses	9,030,000	59,596,000	68,626,000

Total expenses	17,638,000	147,392,000	165,030,000

Net (loss) Income	$281,000	$64,128,000	$64,409,000

Net income allocation:
Kennedy Wilson	646,000	26,787,000	27,433,000
Other partners	(365,000)	37,341,000	36,976,000

Net (loss) income	$281,000	$64,128,000	$64,409,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

Equity in joint venture income for the year ended December 31, 2009:

	2009	2008	2007
Net income allocation	$7,217,000	$4,241,000	$27,433,000
Unrealized gain on fair value option	802,000	5,856,000	—

	$8,019,000	$10,097,000	$27,433,000

Kennedy-Wilson has determined that as of December 31, 2009 and 2008, it has investments in two variable interest entities and based on its evaluation under Equity Method Investment ASC Subtopic 323-10 has concluded that Kennedy-Wilson is not the primary beneficiary. As of December 31, 2009 and 2008, the variable interest entities had assets totaling $132 million and $132 million, respectively. As of December 31, 2009 and 2008, Kennedy-Wilson’s exposure to loss as a result of its interests in these variable interest entities was $7.0 million and $7.8 million, respectively, related to its equity contributions. In addition, Kennedy-Wilson has $14.2 million in the form of loan guarantees that represent 20% of the mortgage loans of the underlying variable interest entities.

Investments in which Kennedy-Wilson does not have significant influence are accounted for under the cost method of accounting. At December 31, 2009 and 2008, Kennedy-Wilson had four investments accounted for under the cost method with a carrying value totaling $1,303,000 and $309,000, respectively.

Distributions in excess of Kennedy-Wilson’s basis in investments in joint ventures totaling $0, $56,000 and $1,694,000 were deferred for the years ended December 31, 2009, 2008, and 2007, respectively, due to continuing involvement in the real estate sold by the joint venture. Total deferred revenues and gains on sale of investments in joint ventures included in accrued expenses and other liabilities were $3,664,000 and $3,450,000 at December 31, 2009 and 2008, respectively.

NOTE 7—FAIR VALUE MEASUREMENTS AND THE FAIR VALUE OPTION

FAIR VALUE MEASUREMENTS—Fair Value Measurements and Disclosures ASC Subtopic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Valuations based on unadjusted quoted market prices in active markets for identical securities.

Level 2—Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets and quoted prices in markets that are not active.

Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of December 31, 2009 classified according to the Fair Value Measurements and Disclosures ASC Subtopic 820-10 valuation hierarchy:

	Level 1	Level 2	Level 3	Total
Available-for-sale security	$22,000	$—	$—	$22,000
Investment in joint ventures	—	—	19,590,000	19,590,000

	$22,000	$—	$19,590,000	$19,612,000

The following table presents changes in Level 3 investments for the year ended December 31, 2009:

	December 31, 2008	Net Purchases or sales	Realized gains or losses	Unrealized appreciation or (depreciation)	Net transfers in or out of Level 3	Total
Investment in joint ventures	$15,088,000	$1,591,000	$—	$2,911,000	$—	$19,590,000

The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of December 31, 2008 classified according to the Fair Value Measurements and Disclosures ASC Subtopic 820-10 valuation hierarchy:

	Level 1	Level 2	Level 3	Total
Available-for-sale security	$28,000	$—	$—	$28,000
Investment in joint ventures	$—	$—	15,088,000	15,088,000

	$28,000	$—	$15,088,000	$15,116,000

The following table presents changes in Level 3 investments for the year ended December 31, 2008:

	December 31, 2007	Net Purchases or sales	Realized gains or losses	Unrealized appreciation or (depreciation)	Net transfers in or out of Level 3	Total
Investment in joint ventures	$22,000	$8,019,000	$—	$7,047,000	$—	$15,088,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

Kennedy-Wilson records its investment in the Fund based on the amount of net assets that would be allocated to its interests in the Fund assuming the Fund was to liquidate its investments at fair value. The Fund reports its investments in real estate at fair value based on valuations of the underlying real estate holdings and indebtedness securing the real estate. The valuations of real estate were, in part, based on third party appraisals and management estimates of the real estate assets using an income approach. The indebtedness securing the real estate and the investments in debt securities were valued, in part, based on third party valuations and management estimates also using an income approach. Kennedy-Wilson’s investment balance in the Fund was $7,931,000 and $2,332,000 at December 31, 2009 and 2008, respectively.

FAIR VALUE OPTION—Kennedy-Wilson has elected the fair value option for two investments in joint venture entities that were acquired during 2008. Kennedy-Wilson elected to record these investments at fair value to more accurately reflect the timing of the value created in the underlying investments and report those results in current operations. The decrease and increase in fair value for these investments of $802,000 and $5,856,000, respectively, is recorded in equity in joint venture income in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2009 and 2008, respectively. Kennedy-Wilson determines the fair value of these investments based upon the income approach, utilizing estimates of future cash flows, discount rates and liquidity risks.

NOTE 8—OTHER ASSETS

Office furniture and equipment and leaseholds improvements are carried at cost. The office furniture and equipment are depreciated over a period of three to ten years and the leasehold improvements are amortized over their estimated useful lives or the lease term, whichever is shorter. Other assets consist of the following:

	December 31,
	2009	2008
Office furniture and equipment	$1,404,000	$1,439,000
Leasehold improvements	57,000	57,000

	1,461,000	1,496,000
Less: Accumulated depreciation and amortization	(837,000)	(1,049,000)

	624,000	447,000
Prepaid expenses	4,316,000	1,740,000
Loan fees, net of accumulated amortization of $1,213,000 and $1,522,000 at December 31, 2009 and 2008, respectively	1,248,000	1,367,000
Deposits and other, net of accumulated amortization of $0 and $7,000 at December 31, 2009 and 2008, respectively	817,000	656,000

	$7,005,000	$4,210,000

Depreciation and amortization expense related to the above depreciable assets was $209,000, $256,000, and $695,000 for the years ended December 31, 2009, 2008 and 2007, respectively.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 9—NOTES PAYABLE

Notes payable were incurred primarily in connection with the acquisition of joint venture investments and include the following:

	December 31,
	2009	2008
Note payable, interest payable monthly, $467,000 monthly principal payments, variable interest rate at the lenders base rate, 4% at December 31, 2009, unsecured, due August 2014	$26,133,000	$—
Note payable, variable interest rate based on prime repaid in 2009	—	5,000,000
Note payable, variable interest rate of 8% plus the greater of 4% or the 1-month LIBOR rate, secured by the Kennedy-Wilson’s ownership interest in two joint ventures, repaid in 2009	—	12,000,000
Loan payable to related party for $4,255,000, fixed interest rate of 14%, 10% payable monthly and 4% deferred until repayment of the loan or maturity, secured by Kennedy-Wilson’s ownership interest in a multi-family property, repaid in 2009	—	4,188,000

	$26,133,000	$21,188,000

Kennedy-Wilson is required to comply with debt covenants for its borrowings under the $26.1 million outstanding loan amount. The covenants include a tangible net worth, minimum liquidity, debt service coverage ratio, and a requirement to be profitable. At December 31, 2009 Kennedy-Wilson was in compliance with all covenants, except the profitability covenant. Kennedy-Wilson obtained a waiver of this covenant for the year ended December 31, 2009.

NOTE 10—BORROWINGS UNDER LINES OF CREDIT

Kennedy-Wilson has entered into a loan agreement with US Bank and East-West Bank that provides Kennedy-Wilson with an unsecured revolving credit facility for use in acquisitions and for working capital purposes in the amount of $30 million. The loan bears interest at a range of rates from prime to prime plus 0.50%, or, at the borrower’s option, LIBOR plus 2.50% to LIBOR plus 3.00%. During 2009, the average outstanding borrowings under the line of credit was $19.1 million with the high and low outstanding balances being $26.0 million and $10.0 million, respectively. During 2008, the average outstanding borrowings under the line of credit was $3.4 million with the high and low outstanding balances being $18.5 million and $0, respectively. The borrowings under this loan had interest rates ranging from 3.25% to 4.50% and 3.75% to 5.50% at December 31, 2009 and 2008, respectively. The principal amount outstanding under this loan was $10.0 million at December 31, 2009 and $13.5 million at December 31, 2008. The loan matures in June 2011.

Kennedy-Wilson’s ability to borrow under this facility is subject to compliance with certain financial covenants, including maximum balance sheet leverage and fixed charge coverage ratios. As of December 31, 2009 and 2008, Kennedy-Wilson was in compliance with the covenants.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 11—MORTGAGE LOANS PAYABLE

	December 31,
	2009	2008
Mortgage loan payable, fixed interest rate on initial advance ($18,600,000), 6.16% at December 31, 2009, variable interest rate on subsequent advances of 1-month LIBOR plus 1.25% (1.481% at December 31, 2009) originally due January 2010, extended to January 2011, secured by multi-family property.	$20,740,000	$20,740,000
Mortgage loan payable, fixed interest rate of 10%, secured by residential land, repaid in 2009	—	2,025,000
Mortgage loan payable, fixed interest rate of 2.175%, interest only with partial principal repayment, $262,000 repaid in 2008, $3,555,000 repaid in 2009, balance due June 2012, secured by office building	2,778,000	6,333,000
Mortgage loan payable, variable interest rate of prime, 4.00% at December 31, 2009, interest paid monthly, balance due June 2010, secured by property	450,000	450,000

	$23,968,000	$29,548,000

During 2009, Kennedy-Wilson entered into two mortgage loans payable totaling $26.1 million that had interest rates of 9% and 15% relating to the acquisition of 149 units in a condominium project. These two loans were repaid during 2009 primarily from proceeds of the sale of units in the condominium project.

The aggregate maturities of mortgage loans payable subsequent to December 31, 2009 are: $21,190,000 in 2010, $0 in 2011 and $2,778,000 in 2012.

NOTE 12—CONVERTIBLE SUBORDINATED NOTE

In November 2008, Kennedy-Wilson issued a convertible subordinated note in the amount of $30 million. The note bears interest at a fixed rate of 7%. Interest is payable quarterly with the outstanding principal due in November 2018. The holder of the note may convert the note, in whole or in part, into common stock of Kennedy-Wilson at a conversion price of $10.52 per share of common stock at any time prior to the 10th anniversary of the note. At any time on or after the ninth anniversary of the date of the note and prior to the due date, Kennedy-Wilson may demand that the holder of the note convert the note in accordance with the terms of the note. Upon consummation of the merger, the conversion price was amended to $9.86 per share and the expiration date for the conversion period was amended to May 3, 2017.

The convertible subordinated note was issued with a beneficial conversion feature as the share price on the commitment date was in excess of the conversion price. The beneficial conversion feature totaled $2,528,000 and $2,813,000 at December 31, 2009 and 2008, respectively, and is being amortized over ten years from issue date using the effective interest method.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 13—JUNIOR SUBORDINATED DEBENTURES

In 2007, Kennedy-Wilson issued junior subordinated debentures in the amount of $40 million. The debentures were issued to a trust established by Kennedy-Wilson, which contemporaneously issued $40 million of trust preferred securities to Merrill Lynch International. The interest rate on the debentures is fixed for the first ten years at 9.06%, and variable thereafter at LIBOR plus 3.70%. Interest is payable quarterly with the principal due in 2037.

Prior to April 30, 2012, Kennedy-Wilson may redeem the debentures, upon a Special Event, as defined in the debentures, at a redemption price equal to 107.5% of the outstanding principal amount. After April 30, 2012, Kennedy-Wilson may redeem the debentures, in whole or in part, on any interest payment date at par.

Kennedy-Wilson is required to be in compliance with certain financial covenants, including maximum balance sheet leverage and fixed charge coverage ratios. As of December 31, 2009, Kennedy-Wilson was in compliance with the covenants.

NOTE 14—RELATED PARTY TRANSACTIONS

In 2009, the firm of Kulik, Gottesman & Mouton Ltd. was paid $366,000 for legal services provided by the firm and $25,000 for director’s fees for Kent Mouton, a partner in the firm and a member of Kennedy-Wilson’s board of directors, respectively. For 2008, the amounts were $286,000 and $30,000, respectively. For 2007, the amounts were $138,000 and $28,000, respectively. For the year ended December 31, 2009, Mr. Mouton received a payment of $10,000 upon the termination of the 2009 Equity Participation Plan. See Note 17.

The firm of Solomon, Winnett & Rosenfield was paid $219,000, $194,000, and $174,000 for income tax services provided by the firm during the years ended December 31, 2009, 2008, and 2007, respectively. Jerry Solomon is a partner in the firm and a member of Kennedy-Wilson’s board of directors. For the years ended December 31, 2009, 2008, and 2007, Mr. Solomon was paid director’s fees in the amounts of $22,000, $29,000, and $29,000, respectively. For the year ended December 31, 2009, Mr. Solomon received a payment of $10,000 upon the termination of the 2009 Equity Participation Plan. See Note 17.

In October 2009, Kennedy-Wilson entered into a 7-year lease with an affiliate of a shareholder for their corporate offices in Beverly Hills, California. The lease commences on January 1, 2010 and at December 31, 2009, future minimum lease consideration payments under this agreement were $7,462,000.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

Kennedy-Wilson received fees and other income from affiliates and entities in which Kennedy-Wilson holds ownership interests in the following amounts:

	Year ended December 31,
	2009	2008	2007
Property management and leasing fees	$10,138,000	$8,380,000	$10,306,000
Commissions	727,000	4,295,000	8,896,000
Sale of real estate	$6,698,000	—	—

Total related party revenue	$17,563,000	$12,675,000	$19,202,000

In 2008, Kennedy-Wilson sold its ownership interest in three joint venture investments to a fund in which it also has an ownership interest of 7.64%. The gains recognized on the sale of these three ownership interests totaled $1,409,000 and are included in equity in income of joint ventures in the accompanying consolidated statements of operations and comprehensive loss. Gains on the sale of the joint venture interests were deferred in the amount of $56,000 and are included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.

In 2009, Kennedy-Wilson received reimbursement from KW Residential , LLC for payroll and consulting services in the amount of $272,619 and $147,031, respectively. For 2008 and 2007, Kennedy was paid $270,479 and $269,184, respectively, for payroll and $138,891 and $486,277, respectively, for consulting services.

In 2008, Kennedy-Wilson entered into a note payable in the amount of $4,255,000 with a joint venture in which it owns a 4.42% interest. The terms of the note are discussed in Note 9.

NOTE 15—INCOME TAXES

The (benefit from) provision for income taxes consists of the following:

	Year ended December 31,
	2009	2008	2007
Current
Federal	$(9,461,000)	$(2,416,000)	$4,637,000
State	228,000	(351,000)	689,000

	(9,233,000)	(2,767,000)	5,326,000

Deferred
Federal	5,987,000	2,905,000	759,000
State	(715,000)	467,000	159,000

	5,272,000	3,372,000	918,000

Total	$(3,961,000)	$605,000	$6,244,000

The (benefit from) provision for income taxes is allocated as follows:

	Year ended December 31,
	2009	2008	2007
Continuing operations	$(3,961,000)	$605,000	$4,384,000
Discontinued operations	—	—	1,860,000

	$(3,961,000)	$605,000	$6,244,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

A reconciliation of the statutory federal income tax rate with Kennedy-Wilson’s effective income tax rate is as follows:

	Year ended December 31,
	2009	2008	2007
Tax computed at statutory rate	$(4,630,000)	$414,000	$5,473,000
State income taxes, net of federal benefit	(681,000)	69,000	551,000
Non-vested stock expense	525,000	375,000	384,000
Capitalized transaction costs	528,000	—	—
Adjustment to investment basis	954,000	—	—
Noncontrolling interest and other	(657,000)	(253,000)	(164,000)

(Benefit from) provision for income taxes	$(3,961,000)	$605,000	$6,244,000

The following summarizes the effect of deferred income tax items and the impact of “temporary differences” between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Temporary differences and carryforwards which give rise to deferred tax assets and liabilities are as follows:

	Year ended December 31,
	2009	2008
Deferred tax assets:
Accrued reserves	$194,000	$223,000
Stock option expense	309,000	—
Net operating loss carryforward	1,236,000	—
Marketable securities	294,000	291,000
Accrued bonuses	456,000	—

Total deferred tax assets	2,489,000	514,000

Deferred tax liabilities:
Depreciation and amortization	6,366,000	4,738,000
Prepaid expenses and other	1,096,000	254,000
Investment basis and reserve differences	3,040,000	779,000
Accrued payroll	—	138,000
Unrealized gain on fair value option	3,639,000	2,364,000
Foreign currency translation	1,472,000	—
Capitalized interest	2,315,000	1,711,000

Total deferred tax liabilities	17,928,000	9,984,000

Net deferred tax liability	$15,439,000	$9,470,000

Based upon the level of historical taxable income and projections for future taxable income over the periods which Kennedy-Wilson’s gross deferred tax assets are deductible, management believes it is more likely than not Kennedy-Wilson will realize the benefits of these deductible differences at December 31, 2009 and 2008.

Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

Kennedy-Wilson’s federal income tax returns remain open to examination for the tax years 2006 through 2009.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 16—COMMITMENTS AND CONTINGENCIES

Future minimum lease payments under scheduled operating leases, net of minor subleases, that have initial or remaining noncancelable terms in excess of one year are as follows:

Year	Operating Leases
2010	$1,961,000
2011	1,460,000
2012	1,205,000
2013	1,068,000
2014	1,097,000
Thereafter	2,300,000

Total minimum payments	9,091,000
Less: Sublease	(196,000)

$8,895,000

Net rental expense amounted to $1,989,000, $1,586,000, and $1,517,000 for the years ended December 31, 2009, 2008, and 2007, respectively, and is included in general and administrative expense in the accompanying consolidated statements of operations and comprehensive loss.

EMPLOYMENT AGREEMENTS—Kennedy-Wilson has entered into employment agreements with its Chief Executive Officer and its Co-Chief Executive Officer of the Commercial Investment Group, which provide for annual base compensation in the aggregate amounts of $950,000 and $600,000, respectively, and expire in December 2019 and January 2014, respectively. The employment agreements provide for the payment of cash bonuses, in connection with the Merger, in the amounts of $4,850,000 and $2,000,000, respectively, and were paid in November 2009. Additionally, the employment agreements provide for cash bonuses of $2,425,000 and $1,000,000, respectively, to be paid out on April 1, 2010 contingent upon Kennedy-Wilson achieving certain performance targets as described in the employment agreement. The employment agreements also provide for the issuance of 556,875 shares of restricted stock to each officer that vest in equal amounts over five years provided certain performance targets are achieved. Also, in connection with the merger, Kennedy-Wilson forgave a note, including principal and interest, due from its Chief Executive Officer in the total amount of $4,281,000. Additionally, the employment agreements provide for the payment of an annual discretionary bonus in an amount determined in the sole and absolute discretion of the Compensation Committee of the board of directors.

Kennedy-Wilson also has employment agreements with other non-officer employees which provide for aggregate minimum annual compensation of $1,024,000 which expire in 2010.

LITIGATION—Kennedy-Wilson is currently a defendant in certain routine litigation arising in the ordinary course of business. It is the opinion of management and legal counsel that the outcome of these actions will not have a material effect on the financial position or results of operations of Kennedy-Wilson.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 17—STOCK COMPENSATION PLANS

In March 2009, KWI adopted the 2009 Equity Participation Plan (the Equity Plan) that allowed for the grant of up to 2,852,312 shares of common stock. KWI granted 1,426,156 performance awards and 1,426,156 service awards with an exercise price of $7.89. The performance and service awards were scheduled to vest ratably over a seven year period with settlement in shares of common stock of KWI. The option awards would have expired at the end of ten years. The Equity Plan allowed participants to settle vested awards with cash, a full recourse note, or net share settlement. Kennedy-Wilson has determined the compensation expense to be recorded under the Equity Plan using the Black-Scholes-Merton option pricing model. The option pricing model inputs used to determine the grant date fair value of $10.3 million were an expected stock option term of 7 years, expected volatility of 43.4%, expected risk free rate of 2.5%, and no expected dividends. In November 2009, the Equity Plan was cancelled and replaced by another 2009 Equity Participation Plan. Upon termination of the Equity Plan, the board of directors of KWI approved a cash payment to option holders totaling $1.5 million.

On November 13, 2009, Kennedy-Wilson adopted the 2009 Equity Participation Plan (the New Equity Plan) that allows for the grant of up to approximately 2.5 million shares of common stock. Approximately 2.4 million restricted share awards were granted to employees, which vest ratably over a five year period. Vesting of the restricted share awards is contingent upon the expected achievement of a performance target as of the initial vesting date of November 13, 2010. Management believes it is probable that the performance target will be achieved and as a result recorded compensation costs related to these awards. From inception of the plan through December 31, 2009 there have been no shares issued to participants. These restricted share awards are recognized as expense on a tranche by tranche basis over the five year performance period.

The cancellation and settlement of the Equity Plan along with the granting of new awards under the New Equity Plan was determined to be a plan modification. Therefore the aggregate compensation cost recognized as a result of the modification will be the remaining grant date fair value of the Equity Plan plus the incremental compensation cost resulting from the modification. The incremental compensation costs are measured as the grant date fair value of the restricted stock awards plus the cash paid to settle the Equity Plan awards less the fair value of the Equity Plan on the date of modification. Since, on the date of modification, the cumulative compensation cost recognized under the Equity Plan exceeded the cash paid to settle the award, no additional compensation costs were recorded as a result of the cash payment and it was recorded as a reduction to equity. The fair value of the Equity Plan on the date of modification was determined utilizing the Black-Scholes-Merton option pricing model. The option pricing model inputs used to were an expected stock option term of 6.29 years, volatility of 41.9%, risk free interest rate of 2.95%, and no expected dividends.

As of December 31, 2009, there was $10.7 million of unrecognized compensation cost for the New Equity Plan related to unvested restricted shares and $8.3 million of unrecognized compensation cost for the Equity Plan. The cost for the New Equity Plan is expected to be recognized over a weighted average period of 2.0 years and the cost for the Equity Plan is expected to be recognized over a weighted average period of 3.1 years.

Compensation cost recognized for the year ended December 31, 2009 was $2, 314,000 and is included in compensation and related expense in the accompanying statement of operations and comprehensive loss.

Kennedy-Wilson had the 1992 Incentive and Non-statutory Stock Option Plan, which included a Plan A and Plan B and the 1992 Non-Employee Director Stock Option Plan (Plan C). An aggregate of 6,465,239 shares of common stock were reserved for issuance under Plans A and B and 308,050 shares of common stock were reserved for issuance under Plan C.

During the year ended December 31, 2009, the last remaining 55,448 options granted under the Company’s were exercised. During the year ended December 31, 2008, the last remaining 42,785 options granted under Plan B of the Company’s 1992 Incentive and Non-statutory Stock Option Plan (1992 Incentive Plan) were exercised. During the year ended December 31, 2007, the last remaining 209,170 options granted under Plan A of the 1992 Incentive Plan were exercised.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

The following table sets forth activity under the plans:

	Options	Range of Exercise Prices	Weighted Average Exercise Price
Outstanding, January 1, 2007	307,403	$1.00 - $2.32	$1.26
Exercised	(209,170)	$1.11 - $1.14	$1.13

Balance, December 31, 2007	98,233	$1.00 - $2.32	$1.55
Exercised	(42,785)	$2.17	$2.17

Balance, December 31, 2008	55,448	$1.00 - $2.32	$1.07
Granted	2,852,312	$7.89	$7.89
Exercised	(55,448)	$1.00 - $2.32	$1.07
Cancelled	(2,852,312)	$7.89	$7.89

Balance, December 31, 2009	—	—	—

The weighted average grant date fair value for the restricted shares granted under the New Equity Plan was $9.25. There are no vested or forfeited shares under the New Equity Plan as of December 31, 2009.

During 2001 and 2002, KWI’s chairman and chief executive officer was granted a total of 6,465,239 shares of non-vested stock that vest over a period of eight to ten years. For the years ended December 31, 2009, 2008, and 2007, compensation expense for grants that vested during the years was $1,543,000, $1,015,000, and $1,015,000, respectively, and is included in compensation and related expenses in the accompanying consolidated statements of operations and comprehensive loss. At December 31, 2009, 2008, and 2007, the amount of non-vested shares deducted from additional paid-in capital was $0, $1,543,000, and $2,558,000, respectively. During 2009, in connection with the merger, the vesting of the remaining shares was accelerated and the expense is included in compensation and related expenses.

NOTE 19—CAPITAL STOCK TRANSACTIONS

During 2009, 2008, and 2007, Kennedy-Wilson acquired approximately 443,000, 624,000, and 460,000 shares, respectively, of its common stock for total consideration of $3,690,000, $6,170,000, and $2,996,000, respectively.

In 2008, before preferred shares were converted to common shares and the shares were recast to match the presentation of Prospect in connection with the Merger, KWI issued 53,000 shares of Series A Preferred Stock (the “preferred stock”). The proceeds from the issuance of the preferred stock were $52,354,000, net of expenses related to the offering totaling $646,000. The holders of the preferred stock were entitled to receive dividends quarterly at a per annum rate equal to 7% of the liquidation value of $1,000 per share. The preferred stock had a conversion price of $42 per share. In connection with the Merger the preferred stock was converted to common stock and the conversion price was modified to $36 per share. The change in conversion price resulted in the issuance of additional shares to pre-merger preferred shareholders in the amount of $7,879,000. In addition, cash dividend payments to pre-Merger preferred shareholders for the years ended December 31, 2009 and 2008 were $3,235,000 and $2,264,000, respectively.

Kennedy-Wilson also has 17,750,000 warrants outstanding. The warrants carry an exercise price of $12.50 with an expiration date of November 14, 2013. Kennedy-Wilson may call for redemption of the warrants in whole and not in part at a price of $0.01 per warrant if the share price of its common stock equals or exceeds $19.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, or upon not less than 30 days’ prior written notice of redemption to each warrant holder.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 20—EMPLOYEE BENEFIT ARRANGEMENTS

Kennedy-Wilson has a qualified plan under the provisions of Section 401(k) of the Internal Revenue Code. Under this plan, participants are able to make salary deferral contributions of up to 15% of their total compensation, up to a specified maximum. The 401(k) plan also includes provisions which authorize Kennedy-Wilson to make discretionary contributions. During 2009, 2008, and 2007, Kennedy-Wilson made matching contributions of $32,000, $6,000, and $100,000, respectively, to this plan and is included in compensation and related expenses in the accompanying consolidated statements of operations and comprehensive loss.

NOTE 21—EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Year ended December 31,
	2009	2008	2007
Basic (loss) income per share attributable to Kennedy-Wilson Holdings, Inc. shareholders:
(Loss) income from continuing operations attributable to Kennedy-Wilson Holdings, Inc.	$(15,336,000)	$613,000	$7,915,000
Income from discontinued operations, net of income taxes, attributable to Kennedy-Wilson Holdings, Inc.	—	—	1,478,000

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$(15,336,000)	$613,000	$9,393,000

(Loss) income from continuing operations attributable to Kennedy-Wilson Holdings, Inc.	$(0.57)	$0.03	$0.41
Income from discontinued operations, net of income taxes, attributable to Kennedy-Wilson Holdings, Inc.	—	—	0.08

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$(0.57)	$0.03	$0.49

Weighted average shares outstanding for basic (loss) income per share	26,891,304	22,892,498	19,258,613

Diluted (loss) income per share attributable to Kennedy-Wilson Holdings, Inc. shareholders:
(Loss) income from continuing operations attributable to Kennedy-Wilson Holdings, Inc.	$(0.57)	$0.03	$0.37
Income from discontinued operations, net of income taxes, attributable to Kennedy-Wilson Holdings, Inc.	—	—	0.07

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$(0.57)	$0.03	$0.44

Weighted average shares outstanding for diluted income (loss) per share	26,891,304	24,310,299	21,380,174

Weighted average common shares	26,891,304	22,892,498	19,258,613
Options and warrants	—	65,583	38,955
Non-vested stock	—	1,352,218	2,082,606

Total diluted shares	26,891,304	24,310,299	21,380,174

The dilutive shares from warrants, convertible subordinated debt, options and non-vested stock have not been included in the diluted weighted average shares as Kennedy-Wilson has a net loss available to common shareholders. There were a total of 149,857 dilutive securities as of December 31, 2009, and none in 2008 and 2007.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 22—SEGMENT INFORMATION

Kennedy-Wilson’s business activities currently consist of services and various types of real estate investments. Kennedy-Wilson’s segment disclosure with respect to the determination of segment profit or loss and segment assets is based on these services and its various investments.

SERVICES—Kennedy-Wilson provides a full range of commercial and residential real estate services. These services include property management, leasing, brokerage, asset management, and various other specialized commercial and residential real estate services.

INVESTMENTS—With joint venture partners and on its own, Kennedy-Wilson invests in commercial and residential real estate which Kennedy-Wilson believes value may be added through company expertise or opportunistic investing. Kennedy-Wilson’s current real estate portfolio focuses on commercial buildings and multiple-family residences. Kennedy-Wilson also invests in loan portfolios of various real estate types.

Substantially all of the management fees and commissions – related party revenues were generated via intersegment activity for the years ended December 31, 2009, 2008 and 2007. The amounts representing investments with related parties and non-affiliates are included in the investments segment. No single external customer provided Kennedy-Wilson with 10% or more of its revenues during any period presented in these financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

The following tables summarize the income and expense activity by segment for the year ended December 31, 2009 and total assets as of December 31, 2009.

	Services	Investments	Corporate	Consolidated
Management fees and commissions	$13,230,000	$—	$—	$13,230,000
Management fees and commissions—related party	10,865,000	—	—	10,865,000
Sale of real estate	—	52,699,000	—	52,699,000
Sale of real estate—related party		6,698,000		6,698,000
Rental and other revenue	—	2,717,000	26,000	2,743,000

Total revenue	24,095,000	62,114,000	26,000	86,235,000
Operating expenses	21,294,000	43,491,000	28,965,000	93,750,000
Depreciation and amortization	70,000	919,000	133,000	1,122,000

Total operating expenses	21,364,000	44,410,000	29,098,000	94,872,000
Equity in joint venture income	—	8,019,000	—	8,019,000

Total operating income (loss)	2,731,000	25,723,000	(29,072,000)	(618,000)
Interest income	—	—	102,000	102,000
Interest income—related party	—	—	400,000	400,000
Interest expense	—	(5,106,000)	(8,068,000)	(13,174,000)
Other than temporary impairment on available for sale security	—	(328,000)	—	(328,000)

Income (loss) before provision for income taxes	$2,731,000	$20,289,000	(36,638,000)	(13,618,000)

Benefit from income taxes			3,961,000	3,961,000

Net loss			$(32,677,000)	$(9,657,000)

Total assets	$6,635,000	$236,780,000	$92,842,000	$336,257,000

Expenditures for long lived assets		$35,800,000		$35,800,000

All of the revenues included in the table above are attributable to the United States, except for $483,000 in rental and sales revenue that is attributable to Japan. This rental and sales revenue was generated from the office building in Japan that had a carrying value of $8,145,000 as of December 31, 2009. The only other activity outside the United States is conducted through Kennedy-Wilson’s equity method investment KW Residential LLC (See Note 6).

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

The following tables summarize the income and expense activity by segment for the year ended December 31, 2008 and total assets as of December 31, 2008.

	Services	Investments	Corporate	Consolidated
Management fees and commissions	$16,577,000	$—	$—	$16,577,000
Management fees and commissions—related party	12,675,000	—	—	12,675,000
Rental and other revenue	—	2,973,000	—	2,973,000

Total revenue	29,252,000	2,973,000	—	32,225,000
Operating expenses	23,910,000	2,195,000	5,546,000	31,651,000
Depreciation and amortization	83,000	683,000	154,000	920,000

Total operating expenses	23,993,000	2,878,000	5,700,000	32,571,000
Equity in joint venture income	—	10,097,000	—	10,097,000

Total operating income (loss)	5,259,000	10,192,000	(5,700,000)	9,751,000
Interest income	—	—	221,000	221,000
Interest income—related party	—	—	341,000	341,000
Interest expense	—	(1,974,000)	(6,622,000)	(8,596,000)
Other than temporary impairment on available for sale security	—	—	(445,000)	(445,000)

Income (loss) before provision for income taxes	$5,259,000	$8,218,000	(12,205,000)	1,272,000

Provision for income taxes			(605,000)	(605,000)

Net income (loss)			$(12,810,000)	$667,000

Total assets	$39,791,000	$175,368,000	$40,724,000	$255,883,000

Expenditures for long lived assets		$41,460,000		$41,460,000

All of the revenues included in the table above are attributable to the United States, except for $198,000 in rental and sales revenue that is attributable to Japan. This rental and sales revenue was generated from the office building in Japan that had a carrying value of $8,428,000 as of December 31, 2008. The only other activity outside the United States is conducted through Kennedy-Wilson’s equity method investment KW Residential LLC (See Note 6).

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

The following tables summarize the income and expense activity by segment for the year ended December 31, 2007 and total assets as of December 31, 2007.

	Services	Investments	Corporate	Consolidated
Management fees and commissions	$14,093,000	$—	$—	$14,093,000
Management fees and commissions—related party	19,202,000	—	—	19,202,000
Rental and other revenue	—	98,000	—	98,000

Total revenue	33,295,000	98,000	—	33,393,000
Operating expenses	22,663,000	481,000	19,531,000	42,675,000
Depreciation and amortization	351,000	22,000	132,000	505,000

Total Operating Expenses	23,014,000	503,000	19,663,000	43,180,000
Equity in joint venture income	—	27,433,000	—	27,433,000

Total operating income (loss)	10,281,000	27,028,000	(19,663,000)	17,646,000
Interest income	—	—	487,000	487,000
Interest income—related party	—	—	378,000	378,000
Interest expense	—	(333,000)	(4,757,000)	(5,090,000)

Income (loss) before provision for income taxes	$10,281,000	26,695,000	(23,555,000)	13,421,000
Provision for income taxes		—	(4,384,000)	(4,384,000)

Income (loss) from continuing operations		26,695,000	(27,939,000)	9,037,000
Income from discontinued operations, net of tax		2,797,000	—	2,797,000

Net income (loss)		$29,492,000	$(27,939,000)	$11,834,000

Total assets	$45,053,000	$66,552,000	$34,209,000	$145,814,000

Expenditures for long lived assets		$38,458,000		$38,458,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 23—UNAUDITED QUARTERLY INFORMATION

Year ended December 31, 2009	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$12,483,000	$6,817,000	$41,021,000	$25,914,000
Operating expenses	11,942,000	8,660,000	32,687,000	41,583,000
Equity in joint venture (loss) income	(192,000)	(269,000)	893,000	7,587,000

Operating income (loss)	349,000	(2,112,000)	9,227,000	(8,082,000)
Non-operating expenses	2,461,000	2,741,000	5,611,000	2,187,000

(Loss) income before provision for income taxes	(2,112,000)	(4,853,000)	3,616,000	(10,269,000)
Benefit from (provision for) income taxes	653,000	1,562,000	(251,000)	1,997,000

Net (loss) income	(1,459,000)	(3,291,000)	3,365,000	(8,272,000)
Loss (income) attributable to noncontrolling interests	57,000	210,000	(3,325,000)	(2,621,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. shareholders	$(1,402,000)	$(3,081,000)	$40,000	$(10,893,000)

Basic (loss) earnings per share	$(0.06)	$(0.12)	$—	$(0.34)
Diluted (loss) earnings per share	(0.06)	(0.12)	—	(0.34)

Year ended December 31, 2008	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$6,601,000	$9,906,000	$8,158,000	$7,560,000
Operating expenses	6,357,000	8,366,000	7,995,000	9,853,000
Equity in joint venture income	1,317,000	216,000	4,130,000	4,434,000

Operating income	1,561,000	1,756,000	4,293,000	2,141,000
Non-operating expenses	1,163,000	1,732,000	2,254,000	3,330,000

Income (loss) before provision for income taxes	398,000	24,000	2,039,000	(1,189,000)
(Provision for) benefit from income taxes	(177,000)	(11,000)	(738,000)	321,000

Net income (loss)	221,000	13,000	1,301,000	(868,000)
Loss (income) attributable to noncontrolling interests	47,000	(97,000)	(91,000)	87,000

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. shareholders	$268,000	$(84,000)	$1,210,000	$(781,000)

Basic earnings (loss) per share	$0.01	$—	$0.05	$(0.03)
Diluted earnings (loss) per share	0.01	—	0.05	(0.03)

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009, 2008 and 2007

NOTE 24—SUBSEQUENT EVENTS

In February 2010, the due date of the mortgage loan payable on a residential apartment complex in Lompoc, California was extended to January 2011. The principal balance of the loan was paid down by $3,151,000 and the interest rate remained unchanged at LIBOR plus 1.25%.

In February 2010, Kennedy-Wilson, in partnership with Deutsche Bank, acquired a loan portfolio totaling approximately $342 million in unpaid principal balance. The loan portfolio, which was acquired from a large regional bank, is comprised of residential, hotel, retail, office, land, multifamily and other assets predominantly located in Southern California, where Kennedy-Wilson is headquartered.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Cash and cash equivalents	$43,729,000	$57,784,000
Accounts receivable	1,004,000	887,000
Accounts receivable—related parties	3,933,000	4,278,000
Income tax receivable	8,538,000	6,848,000
Notes receivable	541,000	541,000
Notes receivable—related parties	5,901,000	6,644,000
Real estate, net	40,591,000	40,581,000
Real estate available for sale	—	2,472,000
Investments in joint ventures ($20,345,000 and $19,590,000) carried at fair value as of March 31, 2010 and December 31, 2009, respectively)	198,417,000	185,252,000
Goodwill and other assets	30,700,000	30,970,000

Total assets	$333,354,000	$336,257,000

Liabilities and equity
Liabilities
Accounts payable and other liabilities	$29,865,000	$29,348,000
Line of credit, notes payable, mortgages and other long-term debt	127,083,000	127,573,000

Total liabilities	156,948,000	156,921,000

Equity
Preferred stock, $0.0001 par value: 1,000,000 authorized and 0 shares issued at March 31, 2010 and December 31, 2009	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized, 41,284,658 and 41,177,658 shares issued, as of March 31, 2010 and December 31, 2009, respectively	4,000	4,000
Additional paid-in capital	157,793,000	155,878,000
Retained earnings	15,689,000	18,829,000
Accumulated other comprehensive income	2,407,000	2,603,000

Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	175,893,000	177,314,000
Noncontrolling interests	513,000	2,022,000

Total equity	176,406,000	179,336,000

Total liabilities and equity	$333,354,000	$336,257,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three months ended March 31,
	2010	2009
Revenue
Management and leasing fees and commissions	$6,220,000	$5,577,000
Sales of real estate	3,937,000	6,272,000
Rental and other income	669,000	634,000

Total revenue	10,826,000	12,483,000

Operating expenses
Commission, marketing, compensation and related expenses	9,873,000	4,693,000
Cost of real estate sold	2,714,000	5,752,000
General, administrative, depreciation and amortization	2,043,000	1,253,000
Rental and other expenses	241,000	244,000

Total operating expense	14,871,000	11,942,000

Equity in joint venture income (loss)	1,308,000	(192,000)

Total operating (loss) income	(2,737,000)	349,000
Non-operating income (expense)
Interest income	281,000	106,000
Interest expense	(2,114,000)	(2,567,000)

Loss before benefit for income taxes	(4,570,000)	(2,112,000)
Benefit from income taxes	1,998,000	653,000

Net loss	(2,572,000)	(1,459,000)
Net (income) loss attributable to the noncontrolling interest	(568,000)	57,000

Net loss attributable to Kennedy-Wilson Holdings, Inc. shareholders	(3,140,000)	(1,402,000)
Other comprehensive (loss) income, net of tax	(196,000)	124,000

Total comprehensive loss	$(3,336,000)	$(1,278,000)

Basic and diluted loss per share:
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(0.08)	$(0.06)

Weighted average number of common shares outstanding - basic and diluted	38,980,351	25,193,107

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Equity

(unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total
Balance, January 1, 2010	41,177,658	$4,000	$155,878,000	$18,829,000	$2,603,000	$2,022,000	$179,336,000
Stock compensation expense	—	—	1,915,000	—	—	—	1,915,000
Common stock issued under 2009 Equity Participation Plan	107,000	—	—	—	—	—	—
Other comprehensive loss:
Foreign currency translation, net of tax of $139,000	—	—	—	—	(209,000)	—	(209,000)
Unrealized gain on marketable security, net of tax of $9,000	—	—	—	—	13,000	—	13,000
Net (loss) income	—	—	—	(3,140,000)	—	568,000	(2,572,000)
Distributions to noncontrolling interests	—	—	—	—	—	(2,077,000)	(2,077,000)

Balance, March 31, 2010	41,284,658	$4,000	$157,793,000	$15,689,000	$2,407,000	$513,000	$176,406,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three months ended March 31,
	2010	2009
Net cash used in operating activities	$(3,301,000)	$(4,797,000)
Cash flows from investing activities:
Additions to notes receivable	—	(500,000)
Collections of notes receivable—related party	743,000	300,000
Net proceeds from sale of real estate	3,639,000	6,491,000
Purchases of and additions to real estate	(181,000)	(363,000)
Contributions to joint ventures	(12,270,000)	(7,202,000)

Net cash used in investing activities	(8,069,000)	(1,274,000)

Cash flow from financing activities:
Repayment of notes payable	(1,400,000)	(11,779,000)
Borrowings under lines of credit	4,000,000	10,500,000
Borrowings under mortgage loans payable	81,000	83,000
Repayment of mortgage loans payable	(3,243,000)	(2,531,000)
Debt issue costs	(46,000)	—
Repurchase of common stock	—	(1,837,000)
Dividends paid	—	(927,000)
Distributions to noncontrolling interests	(2,077,000)	—

Net cash used in financing activities	(2,685,000)	(6,491,000)

Net decrease in cash and cash equivalents	(14,055,000)	(12,562,000)
Cash and cash equivalents, beginning of year	57,784,000	25,831,000

Cash and cash equivalents, end of the period	$43,729,000	$13,269,000

Supplemental disclosure of non-cash investing activities:
Unrealized gain on marketable security, net of tax of $9,000	$13,000	$—
Foreign currency translation, net of tax of $139,000	(209,000)	122,000

See accompanying notes to consolidated financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

March 31, 2010

(Unaudited)

NOTE 1—BASIS OF PRESENTATION

Kennedy-Wilson Holdings, Inc.’s (“Kennedy-Wilson”) unaudited interim consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles used in the preparation of the company’s annual financial statements. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of Kennedy-Wilson, all adjustments, consisting of only normal and recurring items, necessary for a fair presentation of the results of operations for the three-month periods ended March 31, 2010 and 2009 have been included. The results of operations for these periods are not necessarily indicative of results that might be expected for the full year ended December 31, 2010. For further information, your attention is directed to the footnote disclosures found in Kennedy-Wilson’s 2009 Annual Report.

The condensed consolidated financial statements include the accounts of Kennedy-Wilson and its wholly and majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In addition, Kennedy-Wilson evaluates its relationships with other entities to identify whether they are variable interest entities as defined by Variable Interest Entities Subsections of FASB Codification Subtopic 810-10 and to assess whether it is the primary beneficiary of such entities. If the determination is made that Kennedy-Wilson is the primary beneficiary, then that entity is included in the condensed consolidated financial statements in accordance with Variable Interest Entities Subsections of FASB Codification Subtopic 810-10.

The ownership of the other interest holders of consolidated subsidiaries is reflected as noncontrolling interest. The preparation of the accompanying condensed consolidated financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosure about contingent assets and liabilities, and reported amounts of revenues and expenses. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Kennedy-Wilson has evaluated all subsequent events through the date that the financial statements are available for issuance.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS IN JOINT VENTURES—Income from joint venture investments is accounted for under the equity method. Joint venture investments in notes receivable recognize revenues on an effective interest basis under the provisions of ASC Subtopic 310-20 whereby estimated cash proceeds are accreted into interest income over the estimated holding period. When the future cash flows of a note cannot be reasonably estimated, cash payments are applied to the cost basis until fully recovered before any revenue is recognized.

GUARANTEES—Kennedy-Wilson has certain guarantees associated with loans secured by assets held in various joint venture partnerships. The maximum potential amount of future payments (undiscounted) Kennedy-Wilson could be required to make under the guarantees was approximately $35 million at March 31, 2010 and December 31, 2009. The guarantees expire through 2011 and Kennedy-Wilson’s performance under the guarantees would be required to the extent there is a shortfall in liquidation between the principal amount of the loan and the net sales proceeds of the property. Based upon Kennedy-Wilson’s evaluation of guarantees under Estimated Fair Value of Guarantees ASC Subtopic 460-10, the estimated fair value of guarantees made as of March 31, 2010 and December 31, 2009 is immaterial.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2010

(Unaudited)

RECENT ACCOUNTING PRONOUNCEMENTS—In January 2010, the FASB issued Accounting Standards Codification (ASC) Update No. 2010-06, Fair Value Measurements and Disclosures: Improving Disclosures about Fair Value Measurements, to improve disclosure requirements related to Fair Value Measurements and Disclosures – Subtopic 820. Update No. 2010-06 is effective for interim and annual reporting periods ending after December 15, 2009, except for the disclosures about purchases, sales, issuance, and settlements in the roll forward activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010. Update No. 2010-06 was adopted on January 1, 2010, and there is no material impact to the accompanying consolidated financial statements. Additionally, we have elected to defer disclosures about purchases, sales, issuance, and settlements in the roll forward activity in Level 3 fair value measurements until the required implementation date noted above.

In December 2009, the FASB issued Accounting Standards Codification (ASC) Update No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, to improve the accounting for Variable Interest Entities. Update No. 2009-17 is effective for interim and annual reporting periods ending after December 15, 2009. Update No. 2009-17 was adopted on January 1, 2010, and there is no material impact to the accompanying consolidated financial statements.

NOTE 3—REAL ESTATE AVAILABLE FOR SALE

Kennedy-Wilson sold the remaining 11 units in their Southern California condominium project with a historical cost basis of $2.5 million during the three month period ended March 31, 2010 for a gain of $1.2 million.

NOTE 4—INVESTMENTS IN JOINT VENTURES

Kennedy-Wilson has a number of joint venture interests, generally ranging from 5% to 15% (but occasionally up to 50%), which were formed to acquire, manage, develop and/or sell real estate and to invest in loan portfolios. Kennedy-Wilson has significant influence over these entities, but not voting or other control and accordingly, these investments are accounted for under the equity method.

Kennedy-Wilson has determined that as of March 31, 2010, it has investments in two variable interest entities and based on its evaluation under Equity Method Investment ASC Subtopic 323-10 has concluded that Kennedy-Wilson is not the primary beneficiary. As of March 31, 2010, the variable interest entities had assets totaling $135 million. As of March 31, 2010, Kennedy-Wilson’s exposure to loss as a result of its interests in these variable interest entities was $7.0 million related to its equity contributions. In addition, Kennedy-Wilson has $14.2 million in the form of loan guarantees that represent 20% of the mortgage loans of the underlying variable interest entities.

In February 2010, Kennedy-Wilson, in partnership with Deutsche Bank, acquired a loan portfolio totaling approximately $342 million in unpaid principal balance. The loan portfolio, which was acquired from a large regional bank, is comprised of loans secured by residential, hotel, retail, office, land, multifamily and other assets predominantly located in Southern California. Kennedy-Wilson’s investment balance in this joint venture partnership was $11.1 million at March 31, 2010.

During the three months ended March 31, 2010, Kennedy-Wilson made contributions to joint ventures totaling $12.3 million, received distributions from joint ventures of $0.1 million, and recorded equity in joint ventures income of $1.3 million, which included $0.4 million of an other than temporary impairment.

NOTE 5—FAIR VALUE MEASUREMENTS AND THE FAIR VALUE OPTION FAIR VALUE MEASUREMENTS

The following table presents fair value measurements (including items that are required to be measured at fair value and items for which the fair value option has been elected) as of March 31, 2010 classified according to Fair Value Measurements and Disclosures ASC Subtopic 820-10 valuation hierarchy:

	Level 1	Level 2	Level 3	Total
Available-for-sale security	$44,000	$—	$—	$44,000
Investment in joint ventures	—	—	20,301,000	20,301,000

	$44,000	$—	$20,301,000	$20,345,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2010

(Unaudited)

The following table presents changes in Level 3 investments for the three months ended March 31, 2010:

	December 31, 2009	Net Purchases or sales	Realized gains or losses	Unrealized appreciation or (depreciation)	Net transfers in or out of Level 3	Total
Investment in joint ventures	$19,590,000	$379,000	$—	$332,000	$—	$20,301,000

Kennedy-Wilson records its investment in KW Property Fund III, L.P. and SG KW Venture I, LLC (the Funds) based on the amount of net assets that would be allocated to its interests in the Funds assuming the Funds were to liquidate their investments at fair value. The Funds report their investments in real estate at fair value based on valuations of the underlying real estate holdings and indebtedness securing the real estate. The valuations of real estate were, in part, based on third party appraisals and management estimates of the real estate assets using an income approach. The indebtedness securing the real estate and the investments in debt securities were valued, in part, based on third party valuations and management estimates also using an income approach. Kennedy-Wilson recorded an increase in fair value of $332,000 in equity in joint venture income in the consolidated statements of operations and comprehensive loss for the three months ended March 31, 2010. Kennedy-Wilson’s investment balance in the Funds was $8,629,000 and $7,931,000 at March 31, 2010 and December 31, 2009, respectively, which are included in investments in joint ventures in the accompanying condensed consolidated balance sheets.

FAIR VALUE OPTION—Kennedy-Wilson has elected the fair value option for two investments in joint venture entities that were acquired during 2008. Kennedy-Wilson elected to record these investments at fair value to more accurately reflect the timing of the value created in the underlying investments and report those results in current operations. There was no change in the fair value of these investments recorded during the three months ended March 31, 2010 and 2009. Kennedy-Wilson determines the fair value of these investments based upon the income approach, utilizing estimates of future cash flows, discount rates and liquidity risks.

NOTE 6—LINE OF CREDIT, MORTGAGE AND OTHER LONG-TERM DEBT

During the three month period ended March 31, 2010 Kennedy-Wilson borrowed an additional $4.0 million from its line of credit which bears interest from prime to prime plus 0.50% or, at the borrower’s option, LIBOR plus 2.50% to LIBOR plus 3.00%, bringing the outstanding balance to $14.0 million as of March 31, 2010.

NOTE 7—RELATED PARTY TRANSACTIONS

During the three month period ended March 31, 2010, the firm of Kulik, Gottesman & Mouton Ltd. was paid $76,000 for legal services provided by the firm and $16,000 for director’s fees for Kent Mouton, a partner in the firm and a member of Kennedy-Wilson’s board of directors, respectively. During the three month period ended March 31, 2009, the amounts were $89,000 and $9,000, respectively.

During the three month period ended March 31, 2010, the firm of Solomon, Winnett & Rosenfield was paid $45,000 for income tax services provided by the firm and $15,000 for director’s fees for Jerry Solomon, a partner in the firm and a member of Kennedy-Wilson’s board of directors, respectively. During the three month period ended March 31, 2009, the amounts were $38,000 and $7,000, respectively.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2010

(Unaudited)

NOTE 8—STOCK COMPENSATION PLANS

In March 2010, the Compensation Committee approved the granting of an additional 107,000 shares of Restricted Stock Grants from the existing unallocated shares.

NOTE 9—CAPITAL STOCK TRANSACTIONS

In March 2010, the board of directors approved an amendment to the Amended and Restated Warrant Agreement extending the Warrant Exercise period from November 13, 2013 to November 13, 2014.

NOTE 10—EMPLOYEE BENEFIT ARRANGEMENTS

In March 2010, the Compensation Committee approved a compensation program for 2010 for certain executives. In accordance with the terms of the 2009 Equity Participation Plan (the “Plan”), the executives will be granted a maximum number of Performance Units based upon their percentage participation in the 2010 Company Bonus Pool (the “Bonus Pool”), which entitle them to a payment of $1.00 multiplied by the number of Performance Units awarded them. The Bonus Pool dollar amount is determined by “Adjusted EBITDA”, which is computed as net income/loss for 2010, adding back or subtracting income tax expense/benefit and adding back charges for stock-based compensation, non-cash charges for depreciation and amortization, interest expense (including the Company’s share of unconsolidated amounts for these items) and excluding any extraordinary items. The Bonus Pool is zero if Adjusted EBITDA is less than $25 million and adjusts upward on a sliding scale as Adjusted EBITDA increases.

NOTE 11—EARNINGS PER SHARE

The dilutive shares from options, warrants, convertible subordinated debt, and non-vested stock have not been included in the diluted weighted average shares as Kennedy-Wilson has a net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders. There were a total of 22,998,219 and 7,040,969 potentially dilutive securities as of March 31, 2010 and 2009, respectively.

NOTE 12—SEGMENT INFORMATION

Kennedy-Wilson’s business activities currently consist of services and various types of real estate and loan portfolio investments. Kennedy-Wilson’s segment disclosure with respect to the determination of segment profit or loss and segment assets is based on these services and its various investments.

SERVICES—Kennedy-Wilson provides a full range of commercial and residential real estate services. These services include property management, leasing, brokerage, asset management, and various other specialized commercial and residential real estate services.

INVESTMENTS—With joint venture partners and on its own, Kennedy-Wilson invests in commercial and residential real estate which Kennedy-Wilson believes value may be added through company expertise or opportunistic investing. Kennedy-Wilson’s current real estate portfolio focuses on commercial buildings and multiple-family residences. Kennedy-Wilson also invests in loan portfolios of various real estate types.

Substantially all of the gross revenue—related party revenues were generated via intersegment activity for the three months ended March 31, 2010 and 2009. The amounts representing investments with related parties and non-affiliates are included in the investment segment. No single external customer provided Kennedy-Wilson with 10% or more of its revenues during any period presented in these financial statements.

There have been no changes in the basis of segmentation or in the basis of measurement of segment profit or loss since the December 31, 2009 financial statements.

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

March 31, 2010

(Unaudited)

The following tables summarize Kennedy-Wilson’s income activity by segment for the three-month period ended March 31, 2010 and balance sheet data as of March 31, 2010:

	Services	Investments	Corporate	Consolidated
Gross revenue	$3,507,000	$4,606,000	$—	$8,113,000
Gross revenue—related party	2,713,000	—	—	2,713,000

Total revenue	$6,220,000	$4,606,000	$—	$10,826,000

(Loss) income before benefit from income taxes	$955,000	$2,422,000	$(7,947,000)	$(4,570,000)

Total assets	$6,849,000	$241,629,000	$84,876,000	$333,354,000

The following tables summarize Kennedy-Wilson’s income activity by segment for the three-month period ended March 31, 2009 and balance sheet data as of December 31, 2009.

	Services	Investments	Corporate	Consolidated
Gross revenue	$2,739,000	$526,000	$108,000	$3,373,000
Gross revenue—related party	2,838,000	6,272,000	—	9,110,000

Total revenue	$5,577,000	$6,798,000	$108,000	$12,483,000

(Loss) income before benefit from income taxes	$756,000	$(216,000)	$(2,652,000)	$(2,112,000)

Total assets	$6,635,000	$236,780,000	$92,842,000	$336,257,000

NOTE 13—INCOME TAXES

Kennedy-Wilson’s effective tax rates for the three months ended March 31, 2010 and 2009 were 38.9% and 31.8% respectively. The difference between the U.S. federal statutory rate of 34% and Kennedy-Wilson’s effective tax rates is mainly attributable to state income taxes.

NOTE 14—SUBSEQUENT EVENTS

In April 2010, the board of directors approved the repurchase of up to 7.5 million warrants, and Kennedy-Wilson repurchased 2,090,000 warrants for a total amount of $2.7 million.

In May 2010, Kennedy-Wilson acquired a $41 million loan portfolio from a large regional bank. The acquisition included seller financing and a profit sharing agreement between Kennedy-Wilson and the selling bank.

Also in May 2010, Kennedy-Wilson acquired a large apartment community in Northern California. Kennedy-Wilson purchased a 100% equity interest and assumed the existing financing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Management and Members

KW Residential LLC

We have audited the accompanying consolidated balance sheets of KW Residential LLC (a Delaware corporation) and subsidiaries, as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income, members’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KW Residential LLC and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON TAIYO ASG

Tokyo, Japan
March 13, 2010

KW Residential LLC and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2009	2008
Assets
Cash and cash equivalents	$28,403,611	$26,083,113
Accounts receivable, net	358,553	255,564
Real estate held for sale	—	29,109,269
Rental property, net	548,926,545	553,482,580
Other assets	16,546,688	18,329,088

Total assets	$594,235,397	$627,259,614

Liabilities and members’ equity
Liabilities
Accounts payable and accrued expenses	$7,357,935	$5,906,421
Refundable tenant deposits	3,939,294	4,376,987
Short-term financing	—	26,180,162
Long-term debt	307,877,381	381,345,107
Other liabilities	320,959	2,666,617

Total liabilities	319,495,569	420,475,294

Commitments and contingencies
Members’ equity
Contributed capital	233,616,132	178,032,153
Accumulated surplus (deficit)	12,040,418	(4,819,597)
Accumulated other comprehensive income	29,083,278	33,571,764

Total members’ equity	274,739,828	206,784,320

Total liabilities and members’ equity	$594,235,397	$627,259,614

The accompanying notes are an integral part of these financial statements.

KW Residential LLC and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

	Year ended December 31,
	2009	2008	2007
Revenue
Rental income	$32,634,808	$28,278,928	$17,775,822
Sale of real estate	—	—	1,263,218
Management fees	115,318	43,831	—

Total revenue	32,750,126	28,322,759	19,039,040
Cost of real estate sold	—	—	1,119,857

Net revenue	32,750,126	28,322,759	17,919,183

Operating Expenses
Property expenses	8,543,655	7,694,554	5,453,554
Compensation and related expenses	2,736,620	2,453,719	1,810,129
General and administrative expenses	2,132,458	2,621,865	1,421,894
Depreciation and amortization	12,020,989	5,413,136	1,711,439

Total operating expenses	25,433,722	18,183,274	10,397,016

Total operating income	7,316,404	10,139,485	7,522,167
Non-operating income (expense)
Interest expense	(14,828,431)	(12,936,440)	(6,897,284)
Gains on extinguishment of debt	28,319,523	—	—
Other	(3,984,175)	(897,904)	(5,237)

Income (loss) before provision (benefit) for income taxes	16,823,321	(3,694,859)	619,646
Provision (benefit) for income taxes	(36,694)	376,027	338,561

Net income (loss)	16,860,015	(4,070,886)	281,085
Other comprehensive income (loss) net of tax
Foreign currency translation gain (loss)	(4,488,486)	32,600,961	1,227,746

Total comprehensive income	$12,371,529	$28,530,075	$1,508,831

The accompanying notes are an integral part of these financial statements.

KW Residential LLC and Subsidiaries

Consolidated Statements of Members’ Equity

For the three years ended December 31, 2009

	Contributed Capital	Accumulated surplus (Deficit)	Accumulated Other comprehensive income	Total
Balance, January 1, 2007	$12,314,425	$(1,029,796)	$(256,943)	$11,027,686
Capital contributions	25,278,633	—	—	25,278,633
Other comprehensive income
Foreign currency translation adjustment	—	—	1,227,746	1,227,746
Net income	—	281,085	—	281,085

Balance, December 31, 2007	37,593,058	(748,711)	970,803	37,815,150
Capital contributions	140,439,095	—	—	140,439,095
Other comprehensive income
Foreign currency translation adjustment	—	—	32,600,961	32,600,961
Net loss	—	(4,070,886)	—	(4,070,886)

Balance, December 31, 2008	178,032,153	(4,819,597)	33,571,764	206,784,320
Capital contributions	55,583,979	—	—	55,583,979
Other comprehensive income
Foreign currency translation adjustment	—	—	(4,488,486)	(4,488,486)
Net income	—	16,860,015	—	16,860,015

Balance, December 31, 2009	$233,616,132	$12,040,418	$29,083,278	$274,739,828

The accompanying notes are an integral part of these financial statements.

KW Residential LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net income (loss)	$16,860,015	$(4,070,886)	$281,085
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,020,989	5,413,136	1,711,439
Amortization of loan related costs	5,131,237	1,716,307	499,011
Gains on extinguishment of debt	(28,319,523)	—	—
Losses on conversion to rental properties	3,009,702	—	—
(Gains)/losses related to property and equipment disposal	—	—	(12,163)
Purchases of real estate held for sale	—	(24,471,106)	(235,946,142)
Change in assets and liabilities:
Accounts receivable	(106,930)	(72,914)	(90,141)
Other assets	2,687,844	872,207	(3,572,475)
Accounts payable and accrued expenses	1,557,978	(2,072,233)	(1,256,642)
Other liabilities	(2,247,798)	1,248,068	746,815

Net cash flow provided by (used in) operating activities	10,593,514	(21,437,421)	(237,639,213)

Cash flows from investing activities:
Payments for purchases of property and equipment	(133,118)	—	—
Tenant deposits received (returned), net	98,234	155,538	(269,754)

Net cash flow provided by (used in) investing activities	(34,884)	155,538	(269,754)

Cash flow from financing activities:
Borrowings under short-term financing	—	24,950,951	235,323,237
Repayment of short-term financing	(25,167,109)	(348,547,327)	(107,672,672)
Borrowings under long-term debt	75,810,977	217,176,713	89,855,592
Repayment of long-term debt	(111,701,592)	—	—
Capital contributions	55,583,979	140,439,095	25,278,633
Loan related costs	(1,570,986)	(5,424,553)	(1,063,311)

Net cash flow provided by (used in) financing activities	(7,044,731)	28,594,879	241,721,479

Effect of exchange rate changes on cash and cash equivalents	(1,193,401)	7,614,601	335,309

Net change in cash and cash equivalents	2,320,498	14,927,597	4,147,821
Cash and cash equivalents, beginning of year	26,083,113	11,155,516	7,007,695

Cash and cash equivalents, end of year	$28,403,611	$26,083,113	$11,155,516

Supplemental disclosure of cash paid (refunded) for during the year:
Interest	$9,535,128	$10,113,179	$6,031,495
Income tax	486,713	1,012,938	(47,420)
Supplemental disclosure of non-cash transfers of real estate from held for sale to rental property	$25,156,431	$313,557,739	$109,305,479

The accompanying notes are an integral part of these financial statements.

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009 and 2008

NOTE 1—ORGANIZATION

KW Residential LLC, a Delaware limited liability corporation, and its subsidiaries, collectively referred to as “the Company”, was established in August 2005 and is jointly owned by subsidiaries of Kennedy–Wilson Holdings, Inc. (35%) and Wells Fargo, Inc. (65%). Through its Japanese subsidiaries, namely KW Investment Co. Ltd (“KWI”), KIWI, KIWI 1, KIWI 2, KIWI 3, KIWI 4, KIWI 5, KIWI 6 and KIWI 7, the Company is a real estate investment and services firm. The Company’s investments include a portfolio of multifamily real estate properties comprising about 2,400 units in 50 properties, located primarily in Tokyo and surrounding areas. The Company also provides real estate services in Japan, including asset management and brokerage services to its own portfolio as well as to institutional investors, developers, and financial institutions.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION—The consolidated financial statements include the accounts of KW Residential LLC and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities and to assess whether it is the primary beneficiary of such entities. If the determination is made that KW Residential LLC is the primary beneficiary, then that entity is included in the consolidated financial statements. Certain subsidiaries use different fiscal year-ends from the Company’s fiscal year-end of December 31. Material differences in intercompany transactions and accounts arising from the use of the different fiscal year-ends are adjusted in consolidation.

OPERATING CURRENCY—The functional currency of the Japanese entities is in the Japanese yen. The financial statements are translated into US dollars by translating assets and liabilities at the closing rate on the balance sheet date and income statement items at average exchange rates during the year, with translation adjustments reported directly in members’ equity. Individually material income and expense transactions are translated using the exchange rate in effect of the date the transaction is recognized.

USE OF ESTIMATES—The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosure about contingent assets and liabilities, and reported amounts of revenues and expenses. Such estimates include the value of accounts receivable, income taxes, long-lived assets, and legal contingencies. These estimates and assumptions are based on management’s best estimate and judgment. Management evaluates its assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile energy markets, and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

REVENUE RECOGNITION—Rental income from residents is recognized on a straight line basis over the expected term of the leasing period, which is typically two years, including any rent-free months. Up front payments received, such as “key money” are deferred and recognized over the expected lease period. Rental agreements are cancelable, by tenant, on one-month notice.

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

Management and leasing fees and commissions revenues are accounted for in accordance with the provisions of SEC Staff Accounting Bulletin 104. Management fees for property and asset management are recognized over the period as earned based upon the terms of the management agreement. Leasing fees that are payable upon tenant occupancy, payment of rent or other events beyond the Company’s control are recognized upon the occurrence of such events. In the case of real estate sales commissions, this generally occurs when escrow closes.

Sales of real estate, and the related cost of sales, are recognized at the time of title transfer. Profit is recognized once the amount is fixed and determinable, collectability is reasonably assured, and the Company is deemed to no longer have a continuing involvement absent the transfer of the risks and rewards of ownership.

CASH AND CASH EQUIVALENTS—Cash and cash equivalents consist of cash and all highly liquid investments purchased with initial maturities of three months or less. The Company maintains cash balances in excess of governmentally insured limits. At December 31, 2009, the Company had 89 bank accounts held between 8 different institutions. Cash and cash equivalents are placed with financial institutions that management believes are of high credit quality.

ACCOUNTS RECEIVABLE—Account receivable consists of rental income receivable. The Company evaluates the collectability of account receivables monthly. Those that are determined to be uncollectable are written-off. As of December 31, 2009 and 2008, there were no material uncollectable accounts receivable.

LEASE—The Company leases its headquarters under a cancelable operating contract with 180 days notice. Rent expense was $285,222, $268,800 and $214,307 for the years ended December 31, 2009, 2008 and 2007, respectively. Aggregated monthly lease costs are $22,283.

REAL ESTATE—Real estate held for sale is stated at the lower of cost or market, determined by the identified cost method.

The Company acquired its portfolio of multifamily real estate properties primarily for the purpose of selling for a profit within a short period of time, which was estimated to be one year or less. These assets are classified as real estate held for sale and financed with short term one-year bridge loans. No depreciation is recognized during the holding period.

Due to the recent economic recession and tight credit market, the Company found it necessary to revise its strategy. As the bridge loans approached maturity, the Company refinanced the properties with three-year financing, and at the same time reclassified the properties to rental property. Simultaneous with the real estate reclassification, the Company began depreciating the non-land portion of the properties.

RENTAL PROPERTY—Rental property is stated at the lower of cost or market value at the date it was transferred from “Held for sale” status, based on appraised value. During 2009, a loss of $3,009,702 was recognized in other expense as a result of such transfers, while no losses were recognized in 2008 and 2007. Major maintenance and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation of property and equipment is computed on the straight-line method over the following estimated useful lives of the assets:

Buildings	31 to 46 Years
Short-lived structures and others	2 to 19 Years
Machinery and equipment	2 to 14 Years

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

Aggregate depreciation expenses for property and equipment for the years ended December 31, 2009, 2008 and 2007 were $12,020,989, $5,413,136 and $1,711,439, respectively.

LONG-LIVED ASSETS—Management reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset, or the asset group, to estimated undiscounted future cash flows expected to be generated by the asset. The determination of undiscounted future cash flows requires significant estimates made by management and considers the most likely expected course of action at the balance sheet date. Subsequent changes in estimated undiscounted cash flows arising from changes in anticipated actions could affect the determination of whether an impairment exists. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or estimated fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

During 2009 management performed impairment analysis on several properties due to deemed triggering events. Based on management’s analysis, including assumptions about the length of the holding period until disposed, the estimated selling price and the current projected operating performance of the properties, management has concluded that no impairment of rental property existed at December 31, 2009.

INCOME TAXES—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. At December 31, 2009, only the tax year of 2009 remains open for potential tax examination. The interest and penalties of back taxes arising from tax examinations are recognized as income tax expense.

FAIR VALUE OF FINANCIAL INSTRUMENTS—The Company used the following methods and assumptions in estimating the fair value of financial instruments for which it is practicable to estimate fair value. For cash and cash equivalents, accounts receivable and payable, and other current assets and liabilities, the carrying amounts approximate fair value due to their short-term maturities. For long-term debt, the carrying value approximate fair value due to the fact that they bear interest at variable rates that are indexed to market rates, and the relative immateriality of the related interest rate caps.

In accordance with fair value guidance, a hierarchy is established which requires an entity to maximize the use of observable inputs and to minimize the use of unobservable inputs when measuring fair value. The hierarchy defines three levels of inputs that may be used to measure fair value:

Level 1 – Unadjusted quoted prices in an active market for identical unrestricted assets and liabilities that the reporting entity has the ability to access at the measurement date.

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

Level 2 – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 – Unobservable inputs that reflect the entity’s own assumptions about the assumption market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

The Company uses the fair value hierarchy to value their derivative financial instruments. The Company’s interest rate caps are valued based on the net present value of expected future cash flows as determined by the counter-party and are considered Level 2 measurements.

DERIVATIVE FINANCIAL INSTRUMENTS—In order to limit the risk associated with fluctuating interest rates, the Company has entered into several interest rate cap agreements with a counter-party. These instruments are carried at fair value on the consolidated balance sheets. The Company recognizes changes in fair value within the consolidated statements of operations as they occur.

The Company does not purchase hold or sell derivative financial instruments for speculative purposes. The Company is exposed to the risk of credit loss should the counter-party become unable to satisfy their obligations in accordance with the underlying agreements. At December 31, 2009 and 2008, the Company determined the likelihood of counter-party default to be remote and therefore has booked no credit valuation adjustment to the determined fair value.

The fair value and changes in fair value of the interest rate caps are included in the consolidated balance sheets and statements of operations as follows:

	Included in	2009	2008	2007
Fair value at December 31	Other assets	$351,168	$224,474	N/A
Changes in fair value	Interest expense	$(239,251)	$(656,798)	$(104,222)

DEFERRED FINANCING COSTS—The Company recognizes debt issuance costs on the balance sheet as deferred charges included in other assets and amortizes the balance over the term of the related debt. The Company classifies cash payments for debt issue costs as a financing activity in the statement of cash flows.

RECLASSIFICATION—Certain prior year amounts have been reclassified to conform with current year presentation.

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

NOTE 3—RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, Financial Accounting Standards Board (“FASB”) issued its final Statement of Financial Accounting Standards—The FASB Accounting Standard Codification and the Hierarchy of Generally Accepted Accounting Principles. This statement made the FASB Accounting Standards codification (the Codification ) the single source of U.S. GAAP used by nongovernmental entities in the preparation of financial statements, except for rules and interpretive releases of the SEC under authority of federal securities laws, and which are sources of authoritative accounting guidance for SEC registrants. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing U.S. GAAP pronouncements into roughly 90 accounting topics within a consistent structure. Its purpose is not to create new accounting and reporting guidance. The Codification supersedes all existing non-SEC accounting and reporting standards and was effective for the company beginning July 1, 2009. FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right; these updates will serve only to update the Codification, provide background information about the guidance, and provide the basis for conclusions on the change(s) in the Codification.

In March 2008, the FASB issued Disclosures about Derivative Instruments and Hedging Activities, which is intended to help investors better understand how derivative instruments and hedging activities affect an entity’s financial position, financial performance and cash flows through enhanced disclosure requirements. The enhanced disclosures primarily surround disclosing the objectives and strategies for using derivative instruments by their underlying risk as well as a tabular format of the fair values of the derivative instruments and their gains and losses. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2009. The Company adopted the disclosure standards as of December 31, 2009.

In May 2009, the FASB issued Subsequent Events, which provided guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This standard also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after the date the financial statements are available. This standard is effective for periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial position, results of operation or cash flows.

In June 2009, the FASB issued Amendments to Consolidation of Variable Interest Entities, which is effective for fiscal years beginning after November 15, 2009, and introduces a more qualitative approach to evaluating VIEs for consolidation. This standard requires a company to perform an analysis to determine whether its variable interests give it a controlling financial interest in VIE. This analysis identifies the primary beneficiary of a VIE as the entity that has (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance and(b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. In determining whether it has the power to direct the activities for the VIE that most significantly affect the VIE’s performance, this standard requires a company to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed. This standard requires continuous reassessment of primary beneficiary status rather than periodic, event-driven assessments as previously required, and incorporates expanded disclosure requirements. The guidance in this standard is effective for the first fiscal year beginning after November 15, 2009. Management does not believe the adoption of this standard will have a material impact on the Company’s financial position and results of operations.

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

NOTE 4—EXTINGUISHMENT OF DEBT

The Company negotiated a discounted settlement of a note payable to Deutsche Bank due in May 2009 with an outstanding balance of $16,512,992. The discounted settlement resulted in a net gain from forgiveness of debt in the amount of $5,631,734.

The Company negotiated a discounted settlement of a note payable to Morgan Stanley due in August 2010 in the amount of $114,628,821. The discounted settlement resulted in a net gain from forgiveness of debt in the amount of $22,687,789.

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

NOTE 5—REAL ESTATE HELD FOR SALE

The composition of real estate held for sale consisted of the following at December 31:

	2009	2008
Buildings and structures	$—	$14,046,983
Land	—	15,062,286

Total	$—	$29,109,269

NOTE 6—RENTAL PROPERTY

The composition of rental property consisted of the following at December 31:

	2009	2008
Land	$273,764,235	$269,430,325
Buildings and structures	290,020,861	287,915,519
Machinery and equipment and other	5,294,186	4,247,961
Less accumulated depreciation	(20,152,737)	(8,111,225)

Rental property, net	$548,926,545	$553,482,580

NOTE 7—OTHER ASSETS

The composition of other assets consisted of the following at December 31:

	2009	2008
Tenant deposits received	$3,939,294	$2,841,130
Consumption tax receivables	768,711	7,531,550
Deferred tax assets	511,709	373,503
Deferred loan costs	8,668,367	5,851,035
Other	2,658,607	1,731,870

Total	$16,546,688	$18,329,088

NOTE 8—SHORT-TERM FINANCING

Short-term financing was incurred in connection with the acquisition of real estate, and consists of the following at December 31:

	2009	2008
Secured loans from bank, due March 2009 with an interest of 1.875% per annum	$—	$26,180,162

Total	$—	$26,180,162

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

NOTE 9—LONG-TERM DEBT

Long-term debt was incurred in connection with refinancing of rental property currently in use, and includes the following December 31:

	2009	2008
Secured bond representing obligations to banks, due May 2011 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 0.30% per annum	$32,573,290	$33,322,226
Secured bond representing obligations to banks, due April 2011 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 1.64% per annum	47,226,884	50,205,487
Secured bond representing obligations to banks, due August 2011 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 1.79% per annum	67,984,236	71,687,215
Secured loan representing obligations to bank, due May 2011 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 0.65% per annum	19,476,343	21,826,058
Secured loan representing obligations to financial institution, due May 2011 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 4.50% per annum	10,103,827	10,552,038
Unsecured loan representing obligations to bank, due September 2011 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 0.80% per annum	30,401,737	32,766,856
Unsecured loan representing obligations to financial institution, due September 2011 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 6.00% per annum	23,534,202	26,852,160
Secured bond representing obligations to banks, due March to 2012 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 2.99% per annum	11,566,004	—
Secured loan representing obligations to banks, due August 2014 on lump-sum payment with short-term prime rate linked with long-term interest rate over 3 years plus 1.025% per annum	5,293,160	—
Unsecured bond representing obligations to banks, due December 2014 on lump-sum payment with interest rate of TIBOR (rate of 0.46% at December 31, 2009) plus 2.99% per annum	59,717,698	—
Unsecured bond representing obligations to bank, due May 2009 on lump-sum payment with interest rate of Yen LIBOR (rate of 0.28% at December 31, 2009) plus 2.03% per annum	—	17,505,276
Unsecured loan representing obligations to security company, due August 2010 on lump-sum payment with interest ranging from Yen LIBOR (rate of 0.28% at December 31, 2009) plus 0.50% to Yen LIBOR plus 5.30% per annum	—	116,627,791

Total	$307,877,381	$381,345,107

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

As of December 31, 2009, certain land and buildings, with a net book value of $314,333,004, were pledged as collateral for certain debt obligations.

The aggregate amounts of annual maturities of long-term debt at December 31, 2009 are as follows:

Year ending December 31,
2010	$—
2011	231,300,519
2012	11,566,004
2013	—
2014	65,010,858

Total	$307,877,381

The Company’s long-term debt arrangements contain certain covenants, including debt service coverage and loan-to-value ratios. The Company was in compliance at December 31, 2009.

NOTE 10—INCOME TAXES

Provision for income taxes for the years ended December 31, 2009, 2008 and 2007 consists of following:

	2009	2008	2007
Current	$107,474	$398,495	$689,596
Deferred	(144,168)	(22,468)	(351,035)

Total	$(36,694)	$376,027	$338,561

The Company does not have nor is it subject to any foreign tax obligations.

The significant components of deferred tax assets and liabilities at December 31 are as follows:

	2009	2008
Deferred tax assets:
Tax loss carryforwards	$13,937,621	$2,107,371
Accrued enterprise taxes	—	5,372
Accrued expenses	105,855	36,157
Depreciation	49,169	192,286
Real estate held for sale	—	92,130
Other	7,460	47,558

Gross deferred tax assets	14,100,105	2,480,874
Less: Valuation allowance	(13,576,713)	(2,107,371)

Total deferred tax assets	523,392	373,503

Deferred tax liabilities:
Total deferred liabilities	(11,683)	—

Net deferred tax assets	$511,709	$373,503

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

Deferred tax assets are included in other assets on the consolidated balance sheet.

Management has provided a valuation allowance against deferred tax assets at December 31, 2009 and 2008, to reduce tax assets to management’s estimate of the amount more likely than not to be realized due to the uncertainty of the timing of realization.

Income taxes in Japan applicable to the Company are imposed by the national, prefectural and municipal governments, and in the aggregate resulted in a normal effective statutory rate of approximately 41% for the years ended December 31, 2009, 2008 and 2007. A reconciliation of the effective income tax rate reflected in the accompanying consolidated statements of income to the combined normal effective statutory tax rate for the years ended December 31, 2009, 2008 and 2007 is as follows:

	2009	2008	2007
Effective statutory tax rate	40.69%	40.69%	40.69%
Nondeductible expenses	0.03	(3.94)	14.39
Change in valuation allowances	(42.98)	(46.98)	0.73
Per capita tax	0.39	(1.02)	0.90
Others, net	1.65	1.07	(2.07)

Effective income tax rate	(0.22)%	(10.18)%	54.64%

At December 31, 2009, the Company had tax loss carryforwards of $32,444,267. Such carryforwards, if not utilized, are scheduled to expire as follows:

2013	$15,018
2014	182,071
2015	3,237,266
2016	29,009,912

Total	$32,444,267

NOTE 11—RELATED PARTY TRANSACTIONS

Kennedy-Wilson Holdings, Inc. and a subsidiary of Wells Fargo, Inc. known as Wachovia Development Corp., provided administrative, consultation and professional services to the Company.

In 2009, Kennedy-Wilson Holdings, Inc. was paid $272,619 for payroll services and $147,031 for consultant services. For 2008 and 2007, Kennedy-Wilson Holdings, Inc. was paid $270,479 and $138,891, $269,184 and $486,277, respectively. Accounts payable balance related to these items was $22,680 and $21,620 at December 31, 2009 and 2008, respectively.

In 2009, Wachovia Development Corp. was paid $147,559 for consultant services. In 2008, Wachovia Development Corp. was paid $142,081 for consultant services and $24,696 for professional services. In 2007, Wachovia Development Corp. was paid $488,477 for consultant services. Accounts payable related to these items was $63,661 and $62,125 at December 31, 2009 and 2008, respectively.

KW Residential, LLC and Subsidiaries

Notes to Consolidated Financial Statements—(continued)

December 31, 2009 and 2008

NOTE 11—SUBSEQUENT EVENTS

The Company evaluated its financial statements for subsequent events through March 13, 2010, the date that the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$6,444.02
Legal fees and expenses	100,000.00
Accounting fees and expenses	75,000.00
Printing expenses	5,000.00
Transfer agent and registrar fees and expenses	5,000.00
Miscellaneous	5,000.00
Total	$196,444.02

Item 14.	Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation provides as follows:

“SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of the Corporation’s officers and directors and certain other persons:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Our amended and restated bylaws provide as follows:

“Article VII Indemnification of Directors and Officers

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion,

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

7.8 For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

7.9 For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.”

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

(a)	During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Flat Ridge Investments LLC	2,587,500
LLM Structured Equity Fund L.P.	1,690,500
LLM Investors L.P.	34,500

The foregoing shares, which we refer to herein as the founders’ common stock, were issued on July 18, 2007 pursuant to the exemptions from registration contained in Section 4 (2) and Regulation S of the Securities Act. The shares were sold for an aggregate offering price of $25,000. No underwriting discounts or commissions were paid with respect to such sales. Subsequent to the purchase of these shares, (i) Flat Ridge Investments LLC transferred at cost an aggregate of 431,252 of these shares to SJC Capital LLC, an entity affiliated with William Cvengros, one of our former directors, and Michael P. Castine, Michael Downey and Daniel Gressel, each of whom is a former director, (ii) LLM Structured Equity Fund L.P. and LLM Investors L.P. transferred at cost an aggregate of 345,000 of these shares to Capital Management Systems, Inc., (iii) LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 215,625 of these shares to James J. Cahill, our chief financial officer and secretary, (iv) LLM Structured Equity Fund L.P. transferred at cost an aggregate of 64,688 of these shares to James J. Cahill and (v) SJC Capital LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Michael P. Castine, Michael Downey, Daniel Gressel and Capital Management Systems, Inc. transferred at cost an aggregate of 161,721 of these shares to Flat Ridge Investments LLC. On October 16, 2007, the aggregate outstanding 4,312,500 shares of common stock were increased to 7,187,500 shares of common stock as a result of a 5-for-3 stock split declared by our board of directors. Subsequent to the stock split, Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. transferred at cost an aggregate of 158,724 of these shares to John Merchant, one of our former directors. We refer to each of the foregoing individuals and entities as our initial stockholders herein. On December 21, 2007, 937,500 of such shares were repurchased by the Company for $0.0001 per share following expiration of the underwriters’ over-allotment option granted in connection with our initial public offering.

In addition, on November 13, 2009, we issued 250,000 shares of our common stock to De Guardiola Advisors, Inc. pursuant to the exemptions from registration contained in Section 4 (2) of the Securities Act for advisory services rendered to us in connection with our merger with Kennedy-Wilson, Inc.

In addition, from November 2009 to March 2010, we issued an aggregate of 2,464,443 shares of restricted stock to officers, directors and consultants of the Company pursuant to the exemptions from registration contained in Section 4 (2) of the Securities Act for services rendered to the Company.

In addition, on May 21, 2010 and June 8, 2010, we issued an aggregate of 100,000 shares of Series A Preferred Stock to certain qualified institutional buyers pursuant to the exemptions from registration contained in Section 4 (2) of the Securities Act for an aggregate purchase price of $100,000,000.

During the past three years, we sold the following warrants without registration under the Securities Act:

Warrant holders	Number of Warrants
Flat Ridge Investments LLC	3,150,000
LLM Structured Equity Fund L.P.	1,646,400
LLM Investors L.P.	33,600
Capital Management Systems, Inc.	420,000

The foregoing warrants were issued on November 20, 2007 pursuant to the exemptions from registration contained in Section 4(2) and Regulation S of the Securities Act. The warrants were sold for an aggregate offering price of $5,250,000 at a purchase price of $1.00 per warrant. Each warrant gives the holder the right to purchase one share of common stock at an exercise price of $7.50. The exercise price was adjusted to $12.50 on November 13, 2009. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc., dated as of September 8, 2009.(1)

2.2	Amendment No. 1 to the Agreement and Plan of Merger dated October 22, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

2.3	Amendment No. 2 to the Agreement and Plan of Merger dated October 26, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

3.1	Second Amended and Restated Certificate of Incorporation(2)

3.2	Amended and Restated Bylaws.(3)

3.3	Certificate of Designation(24)

4.1	Specimen Common Stock Certificate.(14)

4.2	Specimen Warrant Certificate.(4)

4.3	Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Kennedy-Wilson Holdings, Inc.(5)

5.1	Opinion of Loeb & Loeb LLP

10.1	Letter Agreement by and among Prospect Acquisition Corp., Citigroup Global Markets Inc. and each executive officer, director and initial stockholders of Prospect Acquisition Corp.(6)

10.2	Escrow Agreement between Prospect Acquisition Corp., Continental Stock Transfer & Trust Company and the initial stockholders of Prospect.(7)

10.3	Administrative Services Agreement dated July 30, 2007 between Teleos Management, L.L.C., LLM Capital Partners LLC and Prospect Acquisition Corp.(8)

10.4	Registration Rights Agreement dated November 14, 2007 by and among Prospect Acquisition Corp. and Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Capital Management Systems, Inc., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill and John Merchant.(9)

10.5	Amendment to Administrative Services Agreement dated December 31, 2008 between Teleos Management, L.L.C., LLM Capital Partners LLC and Prospect Acquisition Corp.(10)

Exhibit No.	Description

10.6	Executive Office Lease Agreement dated January 1, 2009 between Prospect Acquisition Corp. and Professional Suites at the Galleria, Inc.(11)

10.7	Forfeiture Agreement dated September 8, 2009 by and among Prospect Acquisition Corp., De Guardiola Advisors, Inc., De Guardiola Holdings, Inc., Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill, John Merchant and Kennedy-Wilson, Inc. (12)

10.8	Letter Agreement dated September 17, 2009 by Prospect Acquisition Corp. and Citigroup Global Markets Inc. Ladenburg Thalmann & Co. Inc. and I-Bankers Securities, Inc.(12)

10.9	Letter Agreement dated September 4, 2009 by Prospect Acquisition Corp. and De Guardiola Advisors, Inc.(12)

10.10	Lock-Up Agreement by Prospect Acquisition Corp. and certain stockholders of Prospect.(12)

10.11†	Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(13)

10.12†	Form of Amended and Restated Consultant Restricted Stock Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.13†	Form of Amended and Restated Employee Performance Unit Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.14†	Form of Amended and Restated Employee Restricted Stock Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.15	Promissory Note issued by Kennedy-Wilson, Inc. to The Guardian Life Insurance Company of America on November 3, 2008.(12)

10.16†	Fifteenth Amendment to Employment Agreement by Kennedy-Wilson, Inc. and William J. McMorrow.(12)

10.17†	Employment Agreement dated August 14, 1992 between Kennedy-Wilson and William J. McMorrow.(12)

10.18†	Amendment to Employment Agreement dated as of January 1, 1993 between Kennedy-Wilson and William J. McMorrow.(12)

10.19†	Second Amendment to Employment Agreement dated as of between January 1, 1994 Kennedy-Wilson and William J. McMorrow.(12)

10.20†	Third Amendment to Employment Agreement dated as of March 31, 1995 between Kennedy-Wilson and William J. McMorrow.(15)

10.21†	Fourth Amendment to Employment Agreement dated as of January 1, 1996 Kennedy-Wilson and William J. McMorrow.(15)

10.22†	Amendment to Employment Agreement dated as of February 28, 1996 between Kennedy-Wilson and William J. McMorrow.(12)

10.23†	Fifth Amendment to Employment Agreement dated as of May 19, 1997 between Kennedy-Wilson and William J. McMorrow.(15)

10.24†	Sixth Amendment to Employment Agreement dated as of August 20, 1998 between Kennedy-Wilson and William J. McMorrow.(12)

10.25†	Seventh Amendment to Employment Agreement dated as of August 9, 1999 between Kennedy-Wilson and William J. McMorrow.(12)

Exhibit No.	Description

10.26†	Eighth Amendment to Employment Agreement dated as of January 3, 2000 between Kennedy-Wilson and William J. McMorrow.(12)

10.27†	Ninth Amendment to Employment Agreement dated as of October 1, 2000 between Kennedy-Wilson and William J. McMorrow.(12)

10.28†	Tenth Amendment to Employment Agreement dated as of April 22, 2002 between Kennedy-Wilson and William J. McMorrow.(12)

10.29†	Eleventh Amendment to Employment Agreement dated as of October 1, 2003 between Kennedy-Wilson and William J. McMorrow.(12)

10.30†	Twelfth Amendment to Employment Agreement dated as of April 21, 2004 between Kennedy-Wilson and William J. McMorrow.(12)

10.31†	Thirteenth Amendment to Employment Agreement dated as of January 1, 2008 between Kennedy-Wilson and William J. McMorrow.(12)

10.32†	Fourteenth Amendment to Employment Agreement dated as of February 1, 2009 between Kennedy-Wilson and William J. McMorrow.(12)

10.33†	Second Amendment to Employment Agreement by Kennedy-Wilson, Inc. and Mary L. Ricks.(12)

10.34†	Employment Agreement dated February 1, 2009 between Kennedy-Wilson and Mary L. Ricks.(12)

10.35†	First Amendment to Employment Agreement dated June 1, 2009 between Kennedy-Wilson and Mary L. Ricks.(12)

10.36†	First Amendment to Employment Agreement by Kennedy-Wilson, Inc. and Donald J. Herrema.(12)

10.37†	Employment Agreement dated June 15, 2009 between Kennedy-Wilson and Donald J. Herrema.(12)

10.38†	Employment Agreement dated April 1, 1996 between Kennedy-Wilson and Freeman Lyle.(12)

10.39†	Amendment to Employment Agreement dated April 1, 1997 between Kennedy-Wilson and Freeman Lyle.(12)

10.40†	Second Amendment to Employment Agreement dated April 1, 1998 between Kennedy-Wilson and Freeman Lyle.(12)

10.41†	Third Amendment to Employment Agreement dated as of August 15, 1998 between Kennedy-Wilson and Freeman Lyle.(12)

10.42†	Fourth Amendment to Employment Agreement dated as of April 1, 1999 between Kennedy-Wilson and Freeman Lyle.(12)

10.43†	Fifth Amendment to Employment Agreement dated as of April 1, 2000 between Kennedy-Wilson and Freeman Lyle.(12)

10.44†	Sixth Amendment to Employment Agreement dated as of January 1, 2001 between Kennedy-Wilson and Freeman Lyle.(12)

10.45†	Seventh Amendment to Employment Agreement dated as of March 28, 2001 between Kennedy-Wilson and Freeman Lyle.(12)

10.46†	Eighth Amendment to Employment Agreement dated as of September 1, 2002 between Kennedy-Wilson and Freeman Lyle.(12)

10.47†	Ninth Amendment to Employment Agreement dated October 1, 2003 between Kennedy-Wilson and Freeman Lyle.(12)

10.48†	Tenth Amendment to Employment Agreement dated January 1, 2004 between Kennedy-Wilson and Freeman Lyle.(12)

Exhibit No.	Description

10.49†	Eleventh Amendment to Employment Agreement dated January 1, 2005 between Kennedy-Wilson and Freeman Lyle.(12)

10.50†	Twelfth Amendment to Employment Agreement dated January 1, 2006 between Kennedy-Wilson and Freeman Lyle.(12)

10.51†	Thirteenth Amendment to Employment Agreement dated January 1, 2007 between Kennedy-Wilson and Freeman Lyle.(12)

10.52†	Fourteenth Amendment to Employment Agreement dated March 1, 2007 between Kennedy-Wilson and Freeman Lyle.(12)

10.53†	Fifteenth Amendment to Employment Agreement dated January 1, 2008 between Kennedy-Wilson and Freeman Lyle.(12)

10.54†	Sixteenth Amendment to Employment Agreement dated June 1, 2008 between Kennedy-Wilson and Freeman Lyle.(12)

10.55†	Seventeenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson and Freeman Lyle.(12)

10.56†	Employment Agreement dated January 4, 1999 between Kennedy-Wilson and James Rosten.(12)

10.57†	Amendment to Employment Agreement dated as of January 1, 2001 between Kennedy-Wilson Properties and James Rosten.(12)

10.58†	Second Amendment to Employment Agreement dated as of March 15, 2001 between Kennedy-Wilson Properties and James Rosten.(12)

10.59†	Third Amendment to Employment Agreement dated as of January 3, 2003 between Kennedy-Wilson Properties and James Rosten.(12)

10.60†	Fourth Amendment to Employment Agreement dated as of September 5, 2003 between Kennedy-Wilson Properties and James Rosten.(12)

10.61†	Fifth Amendment to Employment Agreement dated as of October 1, 2003 between Kennedy-Wilson Properties and James Rosten.(12)

10.62†	Sixth Amendment to Employment Agreement dated as of January 1, 2004 between Kennedy-Wilson Properties and James Rosten.(12)

10.63†	Seventh Amendment to Employment Agreement dated as of April 19, 2004 between Kennedy-Wilson Properties and James Rosten.(12)

10.64†	Eighth Amendment to Employment Agreement dated as of January 1, 2005 between Kennedy-Wilson Properties and James Rosten.(12)

10.65†	Ninth Amendment to Employment Agreement dated as of February 11, 2005 between Kennedy-Wilson Properties and James Rosten.(12)

10.66†	Tenth Amendment to Employment Agreement dated as of January 1, 2006 between Kennedy-Wilson Properties and James Rosten.(12)

10.67†	Eleventh Amendment to Employment Agreement dated as of August 1, 2006 between Kennedy-Wilson Properties and James Rosten.(12)

10.68†	Twelfth Amendment to Employment Agreement dated as of January 1, 2007 between Kennedy-Wilson Properties and James Rosten.(12)

10.69†	Thirteenth Amendment to Employment Agreement dated as of January 1, 2008 between Kennedy-Wilson Properties and James Rosten.(12)

Exhibit No.	Description

10.70†	Fourteenth Amendment to Employment Agreement dated as of January 1, 2009 between Kennedy-Wilson Properties and James Rosten.(12)

10.71†	Employment Agreement dated January 1, 2006 between KW Multi-Family Management Group and Robert Hart.(12)

10.72†	Amendment to Employment Agreement dated as of August 1, 2006 between KW Multi-Family Management Group and Robert Hart.(12)

10.73†	Second Amendment to Employment Agreement dated as of January 1, 2007 between KW Multi-Family Management Group and Robert Hart.(12)

10.74†	Third Amendment to Employment Agreement dated as of January 1, 2008 between KW Multi-Family Management Group and Robert Hart.(12)

10.75†	Fourth Amendment to Employment Agreement dated as of January 1, 2009 between KW Multi-Family Management Group and Robert Hart.(12)

10.76	Business Loan Agreement dated July 29, 2009 between Kennedy-Wilson, Inc. and Pacific Western Bank.(12)

10.77	Amended and Restated Loan Agreement dated June 5, 2008 between Kennedy-Wilson, Inc. and U.S. Bank National Association.(16)

10.78	Junior Subordinated Indenture dated, January 31, 2007 between Kennedy-Wilson, Inc. and The Bank of New York Trust Company, National Association, as trustee.(12)

10.79	Shareholders Agreement dated November 3, 2008 between Kennedy-Wilson, Inc. and The Guardian Life Insurance Company of America.(12)

10.80	Office Lease dated August 19, 1998 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.81	First Amendment to Office Lease dated March 5, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.82	Second Amendment to Lease dated June 2, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.83	Third Amendment to Office Lease dated December 20, 2002 between Brighton Enterprises, LLC and Kennedy-Wilson, Inc.(12)

10.84	Fourth Amendment to Office Lease dated September 11, 2003 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.85	Fifth Amendment to Office Lease dated January 7, 2006 between Douglas Emmett 2000, LLC and Kennedy-Wilson, Inc.(12)

10.86	Standard Office Lease dated March 3, 2009 by and among 9701-Hempstead Plaza, LLC, 9701-Carolina Gardens LLC, 9701-West Point Realty LLC, 9701-Dakota Leasing LLC and 9701-Iowa Leasing LLC and Kennedy-Wilson Inc.(12)

10.87	Second Amended and Restated Guaranty of Payment dated November 4, 2008 by Arthur S. Levine, as Trustee of the Ray J. Rutter Trust, Arthur S. Levine, as Trustee of the Susan Ray Rutter Trust, and Arthur S. Levine, as Trustee of the Robert Jonathan Rutter Trust, and Kennedy-Wilson Inc., to Bank Midwest N.A.(12)

10.88	Commercial Guaranty dated November 24, 2008 for borrower TDM Beach Villas, LLC, to Pacific Western Bank, by Kennedy-Wilson, Inc.(12)

Exhibit No.	Description

10.89	Amended and Restated Guaranty dated October 25, 2007 Agreement by Kennedy-Wilson, Inc. in favor of Bank of America, N.A., as agent for lenders.(12)

10.90	Amendment to Irrevocable standby letters of credit dated October 26, 2007 from Bank of America to the beneficiary, City of Walnut Creek on behalf of Fairways 340 LLC.(12)

10.91	Guaranty Agreement made as of August 14, 2007 by Kennedy-Wilson, Inc. in favor of Bank of America, N.A., as agent for lenders.(12)

10.92	Repayment Guaranty made as of September 4, 2007 by Kennedy-Wilson, Inc. in favor of Wachovia Bank, N.A., as agent for lenders.(12)

10.93	Commercial Guaranty made as of September 13, 2007 by Kennedy-Wilson, Inc., to Pacific Western Bank, on behalf of Windscape Village LLC.(12)

10.94	Guaranty Agreement by Kennedy Wilson, Inc., on behalf of Waseda Partners, to Mizuho Bank, Ltd.(12)

10.95	Commercial Guaranty made as of July 20, 2009 by Kennedy-Wilson, Inc., on behalf of KW Indigo Land, LLC, to Pacific Western Bank.(12)

10.96	Repayment Guaranty made as of May 9, 2007 by Kennedy-Wilson, Inc. and KW Property Fund I, L.P. for the benefit of Wachovia Bank National Association.(12)

10.97	Commercial Guaranty dated January 16, 2009 to Pacific Western Bank by KWI Property Fund I, L.P.(12)

10.98	Guaranty made as of May 29, 2008 by Kennedy-Wilson, Inc. and KW Property Fund III, L.P. for the benefit of Deutsche Bank, AG.(12)

10.99	Payment Guaranty dated as of June 2009 by Kennedy-Wilson, Inc., in favor of The Guardian Life Insurance Company of America.(12)

10.100	Guaranty made as of September 9, 2005, by Kennedy-Wilson, Inc., a Delaware corporation, in favor of Bank of America, N.A.(12)

10.101	Repayment Guaranty made as of September 4, 2007 by KWI Property Fund I, L.P. and KW Property Fund II, L.P., Delaware limited partnerships in favor of Wachovia Bank, N.A., as agent for lenders.(12)

10.102	Letter Agreement dated as of October 8, 2009 by Kennedy-Wilson and The Guardian Life Insurance Company of America amending the Promissory Note dated November 3, 2008.(16)

10.103†	Fifteenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson Properties and James Rosten.(15)

10.104†	Eighteenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson and Freeman Lyle.(15)

10.105†	Fifth Amendment to Employment Agreement dated January 1, 2009 between KW Multi-Family Group, Ltd. and Robert Hart.(15)

10.106	First Amendment to Forfeiture Agreement dated October 22, 2009 between Prospect Acquisition Corp., De Guardiola Advisors, Inc., De Guardiola Holdings, Inc., Flat Ridge Investments LLC, LLM Structured Equity Fund L.P, LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill, John Merchant and Kennedy-Wilson, Inc.(15)

Exhibit No.	Description

10.107†	Waiver and Modification with respect to Employment Agreements dated October 22, 2009 between Kennedy-Wilson, Inc. and William J. McMorrow, Mary L. Ricks and Donald J. Herrema.(15)

10.108	Agreement, dated as of November 11, 2009, by and between Prospect Acquisition Corp. and Victory Park Capital Advisors, LLC.(17)

10.109	Stock Purchase Agreement, by and between Prospect Acquisition Corp. and Victory Park Special Situations Master Fund, LTD.(17)

10.110	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Credit Suisse Securities (USA) LLC.(17)

10.111	Stock Purchase Agreement, dated as of November 11, 2009, by and between Prospect Acquisition Corp. and Nisswa Acquisition Master Fund, Ltd.(17)

10.112	Share Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Milton Arbitrage Partners, LLC.(17)

10.113	Stock Purchase Agreement(18)

10.114	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Arrowgrass Master Fund Ltd.(19)

10.115	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Bulldog Investors.(19)

10.116	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Del Mar Master Fund Ltd.(19)

10.117	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Citigroup Global Markets Inc.(19)

10.118	Share Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and IBS (MF) Ltd. In Respect of Glazer Merger Arbitrage Series.(19)

10.119	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Glazer Offshore Fund Ltd.(19)

10.120	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Glazer Capital Management, LP(19)

10.121	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and HFR MA Select Opportunity Master Trust.(19)

10.122	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and GSS Offshore SPC-Glazer Segregated Portfolio.(19)

10.123	Waiver and Modification With Respect to Employment Agreement Amendments.(20)

10.124	Amendment No.1 To Amended And Restated Warrant Agreement(21)

10.125†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (McMorrow)(22)

10.126†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (Ricks)(22)

10.127†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (Schlesinger)(22)

10.128†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (Herrema)(22)

10.129†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (Hart)(22)

10.130	6.0% Convertible Series A Preferred Stock Purchase Agreement(24)

10.131	Registration Rights Agreement(24)

21	List of Subsidiaries(23)

Exhibit No.	Description

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Grant Thornton Taiyo ASG, Independent Registered Public Accounting Firm

24.1**	Power of Attorney

**	Previously filed.
†	Management Contract, Compensation Plan or Agreement.
(1)	Filed as Annex A to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(2)	Filed as Annex D to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(3)	Filed as Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145110) filed October 26, 2007 and incorporated by reference herein.
(4)	Filed as Exhibit A to Annex C to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(5)	Filed as Annex C to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(6)	Filed as Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(7)	Filed as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(8)	Filed as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145110) filed October 26, 2007 and incorporated by reference herein.
(9)	Filed as Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(10)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed January 7, 2009 and incorporated by reference herein.
(11)	Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed January 7, 2009 and incorporated by reference herein.
(12)	Filed as an Exhibit to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on September 24, 2009 and incorporated by reference herein.
(13)	Filed as Annex E to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(14)	Filed as an Exhibit to the Registrant’s Registration Statement on Form S-8 (File No.: 333-164928) filed on February 16, 2010 and incorporated by reference herein.
(15)	Filed as an Exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 23, 2009 and incorporated by reference herein.
(16)	Filed as an Exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 16, 2009 and incorporated by reference herein.
(17)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed November 11, 2009 and incorporated by reference herein.
(18)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed November 12, 2009 and incorporated by reference herein.
(19)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed November 13, 2009 and incorporated by reference herein.
(20)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed November 19, 2009 and incorporated by reference herein.
(21)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed March 29, 2010 and incorporated by reference herein.
(22)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed March 31, 2010 and incorporated by reference herein.
(23)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 17, 2010 and incorporated by reference herein.
(24)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed May 21, 2010 and incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on this 8th day of June, 2010.

Kennedy-Wilson Holdings, Inc., a Delaware corporation

By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	Chief Executive Officer (principal executive officer) and Chairman	June 8, 2010

/S/ FREEMAN LYLE Freeman Lyle	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	June 8, 2010

* Kent Mouton	Director	June 8, 2010

* Jerry R. Solomon	Director	June 8, 2010

Norm Creighton	Director

Thomas Sorell	Director

David A. Minella	Director

* Cathy Hendrickson	Director	June 8, 2010

*BY:	/S/ FREEMAN LYLE Freeman Lyle, Attorney In-Fact	June 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc., dated as of September 8, 2009.(1)

2.2	Amendment No. 1 to the Agreement and Plan of Merger dated October 22, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

2.3	Amendment No. 2 to the Agreement and Plan of Merger dated October 26, 2009 between Prospect Acquisition Corp., KW Merger Sub Corp. and Kennedy-Wilson, Inc.(1)

3.1	Second Amended and Restated Certificate of Incorporation(2)

3.2	Amended and Restated Bylaws.(3)

3.3	Certificate of Designation(24)

4.1	Specimen Common Stock Certificate.(14)

4.2	Specimen Warrant Certificate.(4)

4.3	Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Kennedy-Wilson Holdings, Inc.(5)

5.1	Opinion of Loeb & Loeb LLP

10.1	Letter Agreement by and among Prospect Acquisition Corp., Citigroup Global Markets Inc. and each executive officer, director and initial stockholders of Prospect Acquisition Corp.(6)

10.2	Escrow Agreement between Prospect Acquisition Corp., Continental Stock Transfer & Trust Company and the initial stockholders of Prospect.(7)

10.3	Administrative Services Agreement dated July 30, 2007 between Teleos Management, L.L.C., LLM Capital Partners LLC and Prospect Acquisition Corp.(8)

10.4	Registration Rights Agreement dated November 14, 2007 by and among Prospect Acquisition Corp. and Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Capital Management Systems, Inc., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill and John Merchant.(9)

10.5	Amendment to Administrative Services Agreement dated December 31, 2008 between Teleos Management, L.L.C., LLM Capital Partners LLC and Prospect Acquisition Corp.(10)

Exhibit No.	Description

10.6	Executive Office Lease Agreement dated January 1, 2009 between Prospect Acquisition Corp. and Professional Suites at the Galleria, Inc.(11)

10.7	Forfeiture Agreement dated September 8, 2009 by and among Prospect Acquisition Corp., De Guardiola Advisors, Inc., De Guardiola Holdings, Inc., Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill, John Merchant and Kennedy-Wilson, Inc. (12)

10.8	Letter Agreement dated September 17, 2009 by Prospect Acquisition Corp. and Citigroup Global Markets Inc. Ladenburg Thalmann & Co. Inc. and I-Bankers Securities, Inc.(12)

10.9	Letter Agreement dated September 4, 2009 by Prospect Acquisition Corp. and De Guardiola Advisors, Inc.(12)

10.10	Lock-Up Agreement by Prospect Acquisition Corp. and certain stockholders of Prospect.(12)

10.11†	Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(13)

10.12†	Form of Amended and Restated Consultant Restricted Stock Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.13†	Form of Amended and Restated Employee Performance Unit Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.14†	Form of Amended and Restated Employee Restricted Stock Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.(14)

10.15	Promissory Note issued by Kennedy-Wilson, Inc. to The Guardian Life Insurance Company of America on November 3, 2008.(12)

10.16†	Fifteenth Amendment to Employment Agreement by Kennedy-Wilson, Inc. and William J. McMorrow.(12)

10.17†	Employment Agreement dated August 14, 1992 between Kennedy-Wilson and William J. McMorrow.(12)

10.18†	Amendment to Employment Agreement dated as of January 1, 1993 between Kennedy-Wilson and William J. McMorrow.(12)

10.19†	Second Amendment to Employment Agreement dated as of between January 1, 1994 Kennedy-Wilson and William J. McMorrow.(12)

10.20†	Third Amendment to Employment Agreement dated as of March 31, 1995 between Kennedy-Wilson and William J. McMorrow.(15)

10.21†	Fourth Amendment to Employment Agreement dated as of January 1, 1996 Kennedy-Wilson and William J. McMorrow.(15)

10.22†	Amendment to Employment Agreement dated as of February 28, 1996 between Kennedy-Wilson and William J. McMorrow.(12)

10.23†	Fifth Amendment to Employment Agreement dated as of May 19, 1997 between Kennedy-Wilson and William J. McMorrow.(15)

10.24†	Sixth Amendment to Employment Agreement dated as of August 20, 1998 between Kennedy-Wilson and William J. McMorrow.(12)

10.25†	Seventh Amendment to Employment Agreement dated as of August 9, 1999 between Kennedy-Wilson and William J. McMorrow.(12)

Exhibit No.	Description

10.26†	Eighth Amendment to Employment Agreement dated as of January 3, 2000 between Kennedy-Wilson and William J. McMorrow.(12)

10.27†	Ninth Amendment to Employment Agreement dated as of October 1, 2000 between Kennedy-Wilson and William J. McMorrow.(12)

10.28†	Tenth Amendment to Employment Agreement dated as of April 22, 2002 between Kennedy-Wilson and William J. McMorrow.(12)

10.29†	Eleventh Amendment to Employment Agreement dated as of October 1, 2003 between Kennedy-Wilson and William J. McMorrow.(12)

10.30†	Twelfth Amendment to Employment Agreement dated as of April 21, 2004 between Kennedy-Wilson and William J. McMorrow.(12)

10.31†	Thirteenth Amendment to Employment Agreement dated as of January 1, 2008 between Kennedy-Wilson and William J. McMorrow.(12)

10.32†	Fourteenth Amendment to Employment Agreement dated as of February 1, 2009 between Kennedy-Wilson and William J. McMorrow.(12)

10.33†	Second Amendment to Employment Agreement by Kennedy-Wilson, Inc. and Mary L. Ricks.(12)

10.34†	Employment Agreement dated February 1, 2009 between Kennedy-Wilson and Mary L. Ricks.(12)

10.35†	First Amendment to Employment Agreement dated June 1, 2009 between Kennedy-Wilson and Mary L. Ricks.(12)

10.36†	First Amendment to Employment Agreement by Kennedy-Wilson, Inc. and Donald J. Herrema.(12)

10.37†	Employment Agreement dated June 15, 2009 between Kennedy-Wilson and Donald J. Herrema.(12)

10.38†	Employment Agreement dated April 1, 1996 between Kennedy-Wilson and Freeman Lyle.(12)

10.39†	Amendment to Employment Agreement dated April 1, 1997 between Kennedy-Wilson and Freeman Lyle.(12)

10.40†	Second Amendment to Employment Agreement dated April 1, 1998 between Kennedy-Wilson and Freeman Lyle.(12)

10.41†	Third Amendment to Employment Agreement dated as of August 15, 1998 between Kennedy-Wilson and Freeman Lyle.(12)

10.42†	Fourth Amendment to Employment Agreement dated as of April 1, 1999 between Kennedy-Wilson and Freeman Lyle.(12)

10.43†	Fifth Amendment to Employment Agreement dated as of April 1, 2000 between Kennedy-Wilson and Freeman Lyle.(12)

10.44†	Sixth Amendment to Employment Agreement dated as of January 1, 2001 between Kennedy-Wilson and Freeman Lyle.(12)

10.45†	Seventh Amendment to Employment Agreement dated as of March 28, 2001 between Kennedy-Wilson and Freeman Lyle.(12)

10.46†	Eighth Amendment to Employment Agreement dated as of September 1, 2002 between Kennedy-Wilson and Freeman Lyle.(12)

10.47†	Ninth Amendment to Employment Agreement dated October 1, 2003 between Kennedy-Wilson and Freeman Lyle.(12)

10.48†	Tenth Amendment to Employment Agreement dated January 1, 2004 between Kennedy-Wilson and Freeman Lyle.(12)

Exhibit No.	Description

10.49†	Eleventh Amendment to Employment Agreement dated January 1, 2005 between Kennedy-Wilson and Freeman Lyle.(12)

10.50†	Twelfth Amendment to Employment Agreement dated January 1, 2006 between Kennedy-Wilson and Freeman Lyle.(12)

10.51†	Thirteenth Amendment to Employment Agreement dated January 1, 2007 between Kennedy-Wilson and Freeman Lyle.(12)

10.52†	Fourteenth Amendment to Employment Agreement dated March 1, 2007 between Kennedy-Wilson and Freeman Lyle.(12)

10.53†	Fifteenth Amendment to Employment Agreement dated January 1, 2008 between Kennedy-Wilson and Freeman Lyle.(12)

10.54†	Sixteenth Amendment to Employment Agreement dated June 1, 2008 between Kennedy-Wilson and Freeman Lyle.(12)

10.55†	Seventeenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson and Freeman Lyle.(12)

10.56†	Employment Agreement dated January 4, 1999 between Kennedy-Wilson and James Rosten.(12)

10.57†	Amendment to Employment Agreement dated as of January 1, 2001 between Kennedy-Wilson Properties and James Rosten.(12)

10.58†	Second Amendment to Employment Agreement dated as of March 15, 2001 between Kennedy-Wilson Properties and James Rosten.(12)

10.59†	Third Amendment to Employment Agreement dated as of January 3, 2003 between Kennedy-Wilson Properties and James Rosten.(12)

10.60†	Fourth Amendment to Employment Agreement dated as of September 5, 2003 between Kennedy-Wilson Properties and James Rosten.(12)

10.61†	Fifth Amendment to Employment Agreement dated as of October 1, 2003 between Kennedy-Wilson Properties and James Rosten.(12)

10.62†	Sixth Amendment to Employment Agreement dated as of January 1, 2004 between Kennedy-Wilson Properties and James Rosten.(12)

10.63†	Seventh Amendment to Employment Agreement dated as of April 19, 2004 between Kennedy-Wilson Properties and James Rosten.(12)

10.64†	Eighth Amendment to Employment Agreement dated as of January 1, 2005 between Kennedy-Wilson Properties and James Rosten.(12)

10.65†	Ninth Amendment to Employment Agreement dated as of February 11, 2005 between Kennedy-Wilson Properties and James Rosten.(12)

10.66†	Tenth Amendment to Employment Agreement dated as of January 1, 2006 between Kennedy-Wilson Properties and James Rosten.(12)

10.67†	Eleventh Amendment to Employment Agreement dated as of August 1, 2006 between Kennedy-Wilson Properties and James Rosten.(12)

10.68†	Twelfth Amendment to Employment Agreement dated as of January 1, 2007 between Kennedy-Wilson Properties and James Rosten.(12)

10.69†	Thirteenth Amendment to Employment Agreement dated as of January 1, 2008 between Kennedy-Wilson Properties and James Rosten.(12)

Exhibit No.	Description

10.70†	Fourteenth Amendment to Employment Agreement dated as of January 1, 2009 between Kennedy-Wilson Properties and James Rosten.(12)

10.71†	Employment Agreement dated January 1, 2006 between KW Multi-Family Management Group and Robert Hart.(12)

10.72†	Amendment to Employment Agreement dated as of August 1, 2006 between KW Multi-Family Management Group and Robert Hart.(12)

10.73†	Second Amendment to Employment Agreement dated as of January 1, 2007 between KW Multi-Family Management Group and Robert Hart.(12)

10.74†	Third Amendment to Employment Agreement dated as of January 1, 2008 between KW Multi-Family Management Group and Robert Hart.(12)

10.75†	Fourth Amendment to Employment Agreement dated as of January 1, 2009 between KW Multi-Family Management Group and Robert Hart.(12)

10.76	Business Loan Agreement dated July 29, 2009 between Kennedy-Wilson, Inc. and Pacific Western Bank.(12)

10.77	Amended and Restated Loan Agreement dated June 5, 2008 between Kennedy-Wilson, Inc. and U.S. Bank National Association.(16)

10.78	Junior Subordinated Indenture dated, January 31, 2007 between Kennedy-Wilson, Inc. and The Bank of New York Trust Company, National Association, as trustee.(12)

10.79	Shareholders Agreement dated November 3, 2008 between Kennedy-Wilson, Inc. and The Guardian Life Insurance Company of America.(12)

10.80	Office Lease dated August 19, 1998 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.81	First Amendment to Office Lease dated March 5, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.82	Second Amendment to Lease dated June 2, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.83	Third Amendment to Office Lease dated December 20, 2002 between Brighton Enterprises, LLC and Kennedy-Wilson, Inc.(12)

10.84	Fourth Amendment to Office Lease dated September 11, 2003 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.(12)

10.85	Fifth Amendment to Office Lease dated January 7, 2006 between Douglas Emmett 2000, LLC and Kennedy-Wilson, Inc.(12)

10.86	Standard Office Lease dated March 3, 2009 by and among 9701-Hempstead Plaza, LLC, 9701-Carolina Gardens LLC, 9701-West Point Realty LLC, 9701-Dakota Leasing LLC and 9701-Iowa Leasing LLC and Kennedy-Wilson Inc.(12)

10.87	Second Amended and Restated Guaranty of Payment dated November 4, 2008 by Arthur S. Levine, as Trustee of the Ray J. Rutter Trust, Arthur S. Levine, as Trustee of the Susan Ray Rutter Trust, and Arthur S. Levine, as Trustee of the Robert Jonathan Rutter Trust, and Kennedy-Wilson Inc., to Bank Midwest N.A.(12)

10.88	Commercial Guaranty dated November 24, 2008 for borrower TDM Beach Villas, LLC, to Pacific Western Bank, by Kennedy-Wilson, Inc.(12)

Exhibit No.	Description

10.89	Amended and Restated Guaranty dated October 25, 2007 Agreement by Kennedy-Wilson, Inc. in favor of Bank of America, N.A., as agent for lenders.(12)

10.90	Amendment to Irrevocable standby letters of credit dated October 26, 2007 from Bank of America to the beneficiary, City of Walnut Creek on behalf of Fairways 340 LLC.(12)

10.91	Guaranty Agreement made as of August 14, 2007 by Kennedy-Wilson, Inc. in favor of Bank of America, N.A., as agent for lenders.(12)

10.92	Repayment Guaranty made as of September 4, 2007 by Kennedy-Wilson, Inc. in favor of Wachovia Bank, N.A., as agent for lenders.(12)

10.93	Commercial Guaranty made as of September 13, 2007 by Kennedy-Wilson, Inc., to Pacific Western Bank, on behalf of Windscape Village LLC.(12)

10.94	Guaranty Agreement by Kennedy Wilson, Inc., on behalf of Waseda Partners, to Mizuho Bank, Ltd.(12)

10.95	Commercial Guaranty made as of July 20, 2009 by Kennedy-Wilson, Inc., on behalf of KW Indigo Land, LLC, to Pacific Western Bank.(12)

10.96	Repayment Guaranty made as of May 9, 2007 by Kennedy-Wilson, Inc. and KW Property Fund I, L.P. for the benefit of Wachovia Bank National Association.(12)

10.97	Commercial Guaranty dated January 16, 2009 to Pacific Western Bank by KWI Property Fund I, L.P.(12)

10.98	Guaranty made as of May 29, 2008 by Kennedy-Wilson, Inc. and KW Property Fund III, L.P. for the benefit of Deutsche Bank, AG.(12)

10.99	Payment Guaranty dated as of June 2009 by Kennedy-Wilson, Inc., in favor of The Guardian Life Insurance Company of America.(12)

10.100	Guaranty made as of September 9, 2005, by Kennedy-Wilson, Inc., a Delaware corporation, in favor of Bank of America, N.A.(12)

10.101	Repayment Guaranty made as of September 4, 2007 by KWI Property Fund I, L.P. and KW Property Fund II, L.P., Delaware limited partnerships in favor of Wachovia Bank, N.A., as agent for lenders.(12)

10.102	Letter Agreement dated as of October 8, 2009 by Kennedy-Wilson and The Guardian Life Insurance Company of America amending the Promissory Note dated November 3, 2008.(16)

10.103†	Fifteenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson Properties and James Rosten.(15)

10.104†	Eighteenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson and Freeman Lyle.(15)

10.105†	Fifth Amendment to Employment Agreement dated January 1, 2009 between KW Multi-Family Group, Ltd. and Robert Hart.(15)

10.106	First Amendment to Forfeiture Agreement dated October 22, 2009 between Prospect Acquisition Corp., De Guardiola Advisors, Inc., De Guardiola Holdings, Inc., Flat Ridge Investments LLC, LLM Structured Equity Fund L.P, LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill, John Merchant and Kennedy-Wilson, Inc.(15)

Exhibit No.	Description

10.107†	Waiver and Modification with respect to Employment Agreements dated October 22, 2009 between Kennedy-Wilson, Inc. and William J. McMorrow, Mary L. Ricks and Donald J. Herrema.(15)

10.108	Agreement, dated as of November 11, 2009, by and between Prospect Acquisition Corp. and Victory Park Capital Advisors, LLC.(17)

10.109	Stock Purchase Agreement, by and between Prospect Acquisition Corp. and Victory Park Special Situations Master Fund, LTD.(17)

10.110	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Credit Suisse Securities (USA) LLC.(17)

10.111	Stock Purchase Agreement, dated as of November 11, 2009, by and between Prospect Acquisition Corp. and Nisswa Acquisition Master Fund, Ltd.(17)

10.112	Share Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Milton Arbitrage Partners, LLC.(17)

10.113	Stock Purchase Agreement(18)

10.114	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Arrowgrass Master Fund Ltd.(19)

10.115	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Bulldog Investors.(19)

10.116	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Del Mar Master Fund Ltd.(19)

10.117	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Citigroup Global Markets Inc.(19)

10.118	Share Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and IBS (MF) Ltd. In Respect of Glazer Merger Arbitrage Series.(19)

10.119	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Glazer Offshore Fund Ltd.(19)

10.120	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Glazer Capital Management, LP(19)

10.121	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and HFR MA Select Opportunity Master Trust.(19)

10.122	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and GSS Offshore SPC-Glazer Segregated Portfolio.(19)

10.123	Waiver and Modification With Respect to Employment Agreement Amendments.(20)

10.124	Amendment No.1 To Amended And Restated Warrant Agreement(21)

10.125†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (McMorrow)(22)

10.126†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (Ricks)(22)

10.127†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (Schlesinger)(22)

10.128†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (Herrema)(22)

10.129†	Notice Of Performance Unit Grant And Performance Unit Award Agmt (Hart)(22)

10.130	6.0% Convertible Series A Preferred Stock Purchase Agreement(24)

10.131	Registration Rights Agreement(24)

21	List of Subsidiaries(23)

Exhibit No.	Description

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Grant Thornton Taiyo ASG, Independent Registered Public Accounting Firm

24.1**	Power of Attorney

**	Previously filed.
†	Management Contract, Compensation Plan or Agreement.
(1)	Filed as Annex A to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(2)	Filed as Annex D to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(3)	Filed as Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145110) filed October 26, 2007 and incorporated by reference herein.
(4)	Filed as Exhibit A to Annex C to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(5)	Filed as Annex C to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(6)	Filed as Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(7)	Filed as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(8)	Filed as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-145110) filed October 26, 2007 and incorporated by reference herein.
(9)	Filed as Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(10)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed January 7, 2009 and incorporated by reference herein.
(11)	Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed January 7, 2009 and incorporated by reference herein.
(12)	Filed as an Exhibit to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on September 24, 2009 and incorporated by reference herein.
(13)	Filed as Annex E to Amendment No. 5 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(14)	Filed as an Exhibit to the Registrant’s Registration Statement on Form S-8 (File No.: 333-164928) filed on February 16, 2010 and incorporated by reference herein.
(15)	Filed as an Exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 23, 2009 and incorporated by reference herein.
(16)	Filed as an Exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 16, 2009 and incorporated by reference herein.
(17)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed November 11, 2009 and incorporated by reference herein.
(18)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed November 12, 2009 and incorporated by reference herein.
(19)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed November 13, 2009 and incorporated by reference herein.
(20)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed November 19, 2009 and incorporated by reference herein.
(21)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed March 29, 2010 and incorporated by reference herein.
(22)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed March 31, 2010 and incorporated by reference herein.
(23)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K (File No.: 001-33824) filed on March 17, 2010 and incorporated by reference herein.
(24)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K (File No.: 001-33824) filed May 21, 2010 and incorporated by reference herein.